Filed pursuant to Rule 424(b)(4)
Registration No. 333- 262854

PROSPECTUS

3,787,241 Units Each Consisting of

One Ordinary Share and One Warrant to Purchase One Ordinary Share

Rail Vision Ltd.

This is an initial public offering of up to 3,787,241 units, each consisting of one of our ordinary shares, par value NIS 0.01, and one warrant to purchase one of our ordinary shares. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The ordinary shares and warrants are immediately separable and will be issued separately in this offering. The warrants offered hereby will be immediately exercisable on the date of issuance and will expire five years from the date of issuance.

Prior to this offering, there has been no public market for our ordinary shares or warrants. The initial public offering price per unit will be $4.13.

We refer to the ordinary shares, the warrants, and the ordinary shares issued or issuable upon exercise of the warrants, collectively, as the securities. See “Description of the Securities We are Offering” for more information.

Our ordinary shares and warrants have been approved for listing on The Nasdaq Capital Market under the symbols “RVSN" and “RVSNW”, respectively.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 10.

	Per Unit		Total
Public offering price	$4.13	$	$15,641,305
Underwriting discounts and commissions(1)	$0.2891	$	$1,094,891
Proceeds to us (before expenses)(2)	$3.8409	$	$14,546,414

(1)

Certain of our existing shareholders, including entities affiliated with certain of our directors and beneficial owners of greater than 5% of our share capital, have indicated an interest in purchasing up to an aggregate of $2.5 million of units in this offering at the initial public offering price per unit. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no units in this offering to any of these shareholders, or any of these shareholders may determine to purchase more, less or no units in this offering. The underwriter will receive the same underwriting discount on any units purchased by these shareholders as they will on any other units sold to the public in this offering. In addition, we have agreed to reimburse the underwriter for certain expenses and to issue to the underwriters warrants to purchase a number of ordinary shares equal to 5% of the units sold in this offering. See “Underwriting” on page 98 for a complete description of compensation payable to the underwriter.

(2)	Does not include proceeds from the exercise of the warrants in cash, if any.

We have granted the underwriter an option to purchase up to an additional 568,086 ordinary shares (15% ordinary shares) and/or up to an additional 568,086 warrants (15% warrants from us at the public offering price), within 45 days from the date of this prospectus to cover over-allotments, if any. The purchase price to be paid per additional ordinary share will be equal to the public offering price of one unit (less $0.01 allocated to the warrants), as applicable, less the underwriting discounts and commissions, and the purchase price to be paid per additional warrant will be $0.01. The underwriter may exercise the over-allotment option with respect to ordinary shares only, warrants only, or any combination thereof. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable will be $1,259,125, and the total proceeds to us, before expenses, will be $16,728,376.

The underwriter expects to deliver the units on or about April 4, 2022.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus is March 30, 2022

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date of the front cover of the prospectus. Our business, financial condition, operating results and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions. Until and including, 2022 (the 25th day after the date of this prospectus), all dealers effecting transactions in our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

For investors outside of the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “Rail Vision” refer to Rail Vision Ltd., an Israeli corporation.

i

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars, and references to “NIS” are to New Israeli Shekels. All references to “shares” in this prospectus refer to ordinary shares of Rail Vision Ltd. par value NIS 0.01 per share.

We are incorporated under Israeli law and under the rules of the U.S. Securities and Exchange Commission, or the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

Our financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. We present our consolidated financial statements in U.S. dollars. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. Before you decide to invest in our ordinary shares, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Our Company

We are a development stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, Artificial Intelligence, or AI, based, industry-leading technology specifically designed for railways, with investments from Knorr-Bremse, a world-class manufacturer of braking systems and a leading supplier of safety-critical sub-systems for rail and commercial vehicles. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operators. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value to everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

The increasing electrification and automation of railways and trains are two key factors that are driving growth in the transportation market. Autonomous trains are integrated with advanced systems to provide improved control over the train for stopping, departing and movement between train stations – for example the operators are aiming to increase the density on a given track that’s to say more trains per kilometer. From everyday passengers to train operators, there is a rising demand for safe, secure, and efficient transport systems. Additionally, various technological advancements, such as the integration of the Internet of Things, or IoT, and AI solutions into railway detection systems, are market categories expected to grow in the coming years. These technologies aid in improving the overall operational efficiency and maintaining freight operations and systems. According to Report Linker, the autonomous train technologies market was valued at USD $7.5 billion in 2020, and is expected to reach USD $10.2 billion by 2026, representing a CAGR of 5.61% for that period.

Since our founding in April 2016, we have developed unique auxiliary systems for railway safety, based on image processing technology that provide early warnings to train drivers of hazards on and around the railway track, including during severe weather and in all lighting conditions. Our unique system uses special high resolution cameras to identify objects up to 2,000 meters away, along with a computer unit that uses AI machine learning algorithms to analyze the images, identify objects on or near the tracks, and warn the train driver of the obstacle and potential danger. In September 2016, we were recognized as the winner of Deutsche Bahn’s MINDBOX competition for our automated early warning systems to prevent railway accidents. Deutsche Bahn’s MINDBOX competition offers participants an opportunity to test their innovative railway technology solutions directly with Deutsche Bahn, Germany’s national railway company. As part of the competition, we demonstrated the effectiveness of our rail safety technology by working closely with Deutsche Bahn to conduct open field tests that included integrating our cameras and sensors onto Deutsche Bahn locomotives.

Our railway detection system includes different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive. Our railway detection and classification system includes an image-processing and machine-learning algorithm that processes the data for identifying potential hazards on and around the track. These algorithms are designed to identify and classify objects such as people, animals, vehicles, bridges, junctions, signs, signals along the track, and anomalies. Our railway detection system actively classifies objects by severity to determine if an alarm should be signaled to the train driver. These data collection and classification capabilities can be extended to further use-cases such as predictive maintenance and big-data analyses.

We believe that our technology is unique and demonstrates capabilities and results that are better than existing solutions. Most of the currently available safety solutions for the railway industry focus on stationary systems in dedicated hazardous locations, such as at level track crossings and passenger train stations, among others. At these dedicated locations, different technologies are used for detecting obstacles that are on the vicinity of level crossing tracks, and usually include different cameras and radars. The problem with this type of solution is that the train is only monitored at specific points in the railroad junction, leaving the vast majority of the railway unprotected. We can see that the world started to understand the limitations of this solution and therefore we attempt to integrate a collision avoidance system on trains. We believe that our long-range real-time AI and electro-optics technologies solve this problem, as well as providing solutions to most of the challenges train operators face during transit such as collisions, derailments and other accidents caused by obstacles on tracks or poor infrastructure.

For the six months ended June 30, 2021, we generated revenues of $417,000 and incurred a net loss of $5,128,000. For the year ended December 31, 2020, we did not report any revenue and incurred a net loss of $10,707,000. See “Summary Financial Data” in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus for more information regarding our financial history.

Corporate Information

We are a corporation based in Ra’anana and were incorporated in Israel. Our principal executive offices are located at 15 Hatidhar St. Ra’anana, 4366517 Israel. Our telephone number in Israel is +972-9-957-7706. Our website address is http://www.railvision.io/. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Summary of Risks Associated with our Business

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our ordinary shares. You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the sections titled “Risk Factors” before deciding whether to invest in our ordinary shares. Among these important risks are, but not limited to, the following:

Risks Related to Our Financial Condition and Capital Requirements

●	We are a development-stage company and have a limited operating history on which to assess the prospects for our business, have incurred significant losses since the date of our inception, and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our products.

●	We have not generated significant revenue from the sale of our current products and may never be profitable.

●	The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

●	We expect that we will need to invest significant time and raise substantial additional capital before we can expect to become profitable from sales of our products. This additional capital may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations. Raising additional capital would cause dilution to our existing shareholders, and may affect the rights of existing shareholders.

●	We have identified a material weakness in our entity level control components relating to documenting our financial reporting process, and our management will be required to devote substantial time to maintaining and improving our internal controls over financial reporting, and the requirements of being a public company which may, among other things, strain our resources, divert management’s attention and affect our ability to accurately report our financial results and prevent fraud.

Risks Related to Our Business and Industry

●	We depend entirely on the success of our current products in development, we may not be able to successfully introduce these products and commercialize them, and we may not be able to successfully manage our planned growth, and our operating results and financial condition may fluctuate. Defects in products could give rise to product returns or product liability, warranty or other claims that could result in material expenses, diversion of management time and attention, and damage to our reputation.

●	Our business may be adversely affected by changes in railway safety regulations.

●	Our business is subject to risks arising from the COVID-19 pandemic which continues to impact our business.

●	Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

●	The markets in which we participate are competitive. Even if we are successful in completing the development of our products in development, our failure to compete successfully could cause any future revenues and the demand for our products not to materialize or to decline over time.

●	If our relationships with suppliers for our products and services, especially with single source suppliers of components of our products, were to terminate or our manufacturing arrangements were to be disrupted, our business could be interrupted. Discontinuation of operations at our and third-parties’ manufacturing sites could prevent us from timely filling customer orders and could lead to unforeseen costs for us.

●	Our planned international operations will expose us to additional market and operational risks, and failure to manage these risks may adversely affect our business and operating results.

●	Significant disruptions of our information technology systems or breaches of our data security could adversely affect our business. Additionally, we are subject to data ownership and privacy regulations which may expose us to lawsuits and sanctions for violations.

●	We are exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations.

Risks Related to Our Intellectual Property

●	If we are unable to obtain and maintain effective patent rights for our products, we may not be able to compete effectively in our markets. If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us, affecting our ability to compete.

●	Intellectual property rights of third parties could adversely affect our ability to commercialize our products, and we might be required to litigate or obtain licenses from third parties to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

●	We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful and we may be subject to claims challenging the inventorship of our intellectual property, and we may not be able to protect our intellectual property rights throughout the world.

Risks Related to this Offering and the Ownership of Our ordinary shares

●

Our principal shareholders, officers and directors beneficially own approximately 71% of our outstanding ordinary shares. Following this offering, our principal shareholders, officers and directors will beneficially own approximately 55% of our ordinary shares, without giving effect to any participation in this offering by any such beneficial owner. They will therefore be able to exert significant control over matters submitted to our shareholders for approval, which could limit your ability to influence the outcome of key transactions, including a change of control, and which may result in conflicts with us or you in the future.

●	Certain of our directors have relationships with our principal shareholders, which may cause conflicts of interest with respect to our business.

●	If you purchase our ordinary shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

●	Management will have broad discretion as to the use of the net proceeds from this offering.

●	The JOBS Act will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our ordinary shares.

●	As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

●	We may be a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes in the current taxable year or may be one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of our ordinary shares if we are or were to become a PFIC.

●	We may be subject to securities litigation, which is expensive and could divert management attention.

Risks Related to Israeli Law and Our Incorporation, Location and Operations in Israel

●	Provisions of Israeli law and our articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, even when the terms of such a transaction are favorable to us and our shareholders.

●	Your rights and responsibilities as a holder of our securities will be governed by Israeli law, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

●	It may be difficult to enforce a judgment of a U.S. court against us and our officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our officers and directors and these experts.

●	Our headquarters, research and development and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

●	Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	will not be required to conduct an evaluation of our internal control over financial reporting;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	are exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our ordinary shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards.

THE OFFERING

Ordinary shares currently outstanding	12,108,799 ordinary shares

Units offered by us

3,787,241 units, each consisting of one ordinary share and one warrant to purchase one ordinary share. The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The ordinary shares and warrants are immediately separable and will be issued separately in this offering.

Warrants

Each warrant will have an exercise price of $4.13 (100% of the public offering price per unit), per ordinary share, will be immediately exercisable and will expire five years from the date of issuance.  To better understand the terms of the warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Ordinary shares to be outstanding after this offering	15,896,040 ordinary shares (assuming no exercise of the over-allotment option, and that none of the warrants or underwriter’s warrants issued in this offering are exercised). If the underwriter exercises its over-allotment option to purchase 568,086 additional ordinary shares in full, the ordinary shares outstanding immediately after this offering will be 16,464,126 ordinary shares.

Over-allotment option

We have granted the underwriter the right to purchase up to an additional 568,086 ordinary shares (15% of the ordinary shares sold in the offering) and/or up to 568,086 additional warrants (15% of the warrants sold in the offering) within 45 days from the date of this prospectus to cover over-allotments. The purchase price to be paid per additional ordinary share will be equal to the public offering price of one unit (less $0.01 allocated to the warrants), as applicable, less the underwriting discount, and the purchase price to be paid per additional warrant will be $0.01.

Underwriter’s Warrants

We will issue to the underwriter warrants to purchase up to 189,362 ordinary shares (equal to 5% of the units sold in the offering). The underwriter’s warrants will have an exercise price of 135% of the per unit public offering price, will be exercisable during the four year and sixth month period commencing six months from the commencement of sales in this offering. For additional information regarding our arrangement with the underwriter, please see “Underwriting.”

Use of proceeds

We expect to receive approximately $13.6 million in net proceeds from the sale of units offered by us in this offering (approximately $15.8 million if the underwriter exercises its over-allotment option in full), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, based upon a public offering price of $4.13 per unit.

We currently expect to use the net proceeds from this offering for:

	●	approximately $8 million for research and development, including completion of our existing systems and continued development of new products;

	●	approximately $4.5 million for marketing, advertising and pre-commercialization activities; and

●

approximately $0.2 million (or approximately 1.5% of the gross offering proceeds) to be paid to Israel Railways Ltd., or Israel Railways, in consideration of services rendered under our cooperation agreement with Israel Railways as more fully described elsewhere in this prospectus; and

● the remainder for working capital and general corporate purposes, and possible in-licensing of additional intellectual property.

Our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for more information about the intended use of proceeds from this offering.

Lock-up agreements	Our directors, officers and more than 10% shareholders have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or securities convertible into ordinary shares for a period of 180 days after the date of this prospectus (see “Underwriting — Lock-Up Agreements”).

Securities issuance standstill	We have agreed, for a period of 18 months after the closing date of this offering, that, with certain exceptions, we will not, without the prior written consent of Aegis, offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity or any securities convertible into or exercisable or exchangeable for our equity; file any registration statement relating to the offering of any equity or any securities convertible into equity. (see “Underwriting — Company Standstill”)

Risk factors	You should read the “Risk Factors” section starting on page 10 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our ordinary shares.

Proposed Nasdaq Capital Market Symbols:	We have applied to list the ordinary shares and our warrants on the Nasdaq Capital Market under the symbol “RVSN” and “RVSNW”, respectively. No assurance can be given that our application will be approved or that a trading market will develop.

The number of our ordinary shares to be outstanding immediately after this offering as shown above assumes that all of the ordinary shares offered hereby are sold and is based on 12,108,799 ordinary shares outstanding as of March 30, 2022 after giving effect to (i) the automatic conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of 10,256 Preferred A shares and bonus shares described below) immediately prior to the completion of this offering, and (ii) the issuance of 242,131 ordinary shares upon the automatic conversion of a Simple Agreement for Future Equity, or SAFE investment in the amount of $1,000,000, immediately prior to the completion of this offering at a conversion price equal to $4.13, the price set forth on the cover page of this prospectus, and excludes:

●	195,448 ordinary shares issuable to Israel Railways upon the exercise of warrants currently outstanding, with a nominal exercise price, which expire on June 30, 2022;

●

2,332,352 ordinary shares reserved for issuance under our Amended Share Option Plan, or the Option Plan, of which options to purchase 1,248,676 ordinary shares were outstanding as of such date at a weighted average exercise price of $6.1393, 669,126 of which were vested as of such date; and

●

242,131 ordinary shares issuable upon the exercise of warrants issuable upon the automatic conversion of a SAFE investment in the amount of $1,000,000, at an exercise price of $4.13 (based on an offering price of $4.13 per unit).

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	an initial public offering price of $4.13 per ordinary share;

●	no sale of pre-funded units in this offering;

●	no exercise of the underwriter’s option;

●	no exercise of the warrants or underwriter’s warrants issued in the offering;

●

the issuance of 8,949,203 bonus shares under Israeli law to our ordinary shareholders on a basis of 43 bonus shares for each ordinary share outstanding (equivalent to a  44 -for-1 forward share split) effected on February 13, 2022, and the customary adjustments to our outstanding options and warrants;

●

the conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of bonus shares described above), which will be automatically converted immediately prior to the completion of this offering; and

●

242,131 ordinary shares and 242,131 warrants to purchase ordinary shares issuable upon the automatic conversion of a SAFE investment, immediately prior to the completion of this offering at a price equal to $4.13.

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of comprehensive loss for the years ended December 31, 2019 and 2020 from our audited financial statements, included elsewhere in this prospectus. We have derived the following statements of comprehensive loss data for the six months ended June 30, 2021 and 2020 and the balance sheet data as of June 30, 2021 from our unaudited interim condensed financial statements included elsewhere in this prospectus. In our opinion, the unaudited interim condensed financial statements have been prepared on a basis consistent with our audited financial statements and contain all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of such unaudited interim condensed financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,		Six Months Ended June 30,
(in thousands of USD, except share and per share data)	2019	2020	2020	2021
Statements of Comprehensive Loss Data:
Revenues	-	-	-	417
Gross profit	-	-	-	304
Research and development expenses	7,156	7,205	3,600	3,838
General and administrative expenses	2,890	3,500	1,505	1,727
Operating loss	10,046	10,705	5,105	5,261
Finance expenses (income), net	(14)	2	(40)	(133)
Net loss	10,032	10,707	5,065	5,128
Basic and diluted loss per share	(1.25)	(1.17)	(0.55)	(0.56)
Weighted average number of shares outstanding used in computing basic and diluted loss per share	8,038,140	9,136,600	9,136,600	9,138,756

	As of June 30, 2021
(in thousands of USD)	Actual	Pro Forma (1)	Pro Forma As Adjusted (2)
Balance Sheet Data:
Cash and cash equivalents	$6,887	$9,897	$23,507
Total assets	$9,748	$12,758	$26,368
Preferred A Shares	$9,965	-	-
Share capital	25	33	$45
Additional paid in capital (3)	35,974	48,941	$62,539
Accumulated deficit	$(39,247)	$(39,247)	$(39,247)
Total shareholders’ equity (deficit)	$(3,248)	$9,727	$23,337

(1)

Pro forma data gives effect to (i) the issuance of 8,949,203 bonus shares (equivalent to a forward share split at a ratio of 44-for-1) effected on February 13, 2022, (ii) the issuance of 10,256 Preferred A shares upon an investment of additional $2,000,000 by Knorr-Bremse on March 6, 2022, (iii) the conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of bonus shares described above), which will be automatically converted immediately prior to the completion of this offering, (iv) the issuance of 1,672 ordinary shares upon the exercise of ex-employee options on March 20, 2022, and (v) the issuance of 242,131 ordinary shares upon the automatic conversion of a SAFE investment in the aggregate amount of $1,000,000, immediately prior to the completion of this offering at a conversion price equal to $4.13, the price set forth on the cover page of this prospectus in all cases, as if such issuances and conversion had occurred on June 30, 2021.

(2)

Pro forma as adjusted data gives further effect to the sale of 3,787,241 units in this offering at an initial public offering price of $4.13 per unit, which is the price set forth on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on June 30, 2021.

(3)	The pro forma as adjusted additional paid-in capital includes warrants to be issued in connection with this offering are being accounted for as equity instruments in accordance with the guidance contained in ASC 815-40.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our ordinary shares or warrants. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our ordinary shares or warrants to decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We are a development-stage company and have a limited operating history on which to assess the prospects for our business, have incurred significant losses since the date of our inception, and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our products.

We are a development-stage company with a limited operating history. We have incurred net losses since our inception in 2016, including net losses of approximately $10.7 million for the year ended December 31, 2020. As of December 31, 2020, we had an accumulated deficit of approximately $34.1 million. As of June 30, 2021, we had an accumulated deficit of approximately $39.2 million.

We have devoted substantially all of our financial resources to develop our solutions. We have financed our operations primarily through the issuance of equity securities. The amount of our future net losses will depend, in part, on completing the development of our products, the rate of our future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. We expect to continue to incur significant losses until we are able to successfully commercialize our products. We anticipate that our expenses will increase substantially if and as we:

●	continue the development and testing of our products;

●	establish a sales, marketing, and distribution infrastructure to commercialize our products;

●	seek to identify, assess, acquire, license, and/or develop other products and subsequent generations of our current products;

●	seek to maintain, protect, and expand our intellectual property portfolio;

●	seek to attract and retain skilled personnel; and

●	create additional infrastructure to support our operations as a public company and our product development and planned future commercialization efforts.

We have not generated significant revenue from the sale of our current products and may never be profitable.

We have not yet commercialized any of our products and have not generated significant revenues since the date of our inception. Our first revenues were recorded in our unaudited interim condensed financial statements for the period ended June 30, 2021. Our ability to generate revenue and achieve profitability depends on our ability to successfully complete the development of, and to commercialize, our products. Our ability to generate future revenue from product sales depends heavily on our success in many areas, including but not limited to:

●	completing development and testing of our products;

●	establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate (in amount and quality) products to support market demand for our products;

●	launching and commercializing products, either directly or with a collaborator or distributor;

●	addressing any competing technological and market developments;

●	identifying, assessing, acquiring and/or developing new products;

●	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

●	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

●	attracting, hiring and retaining qualified personnel.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm on our audited financial statements as of and for the year ended December 31, 2020 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. For the period ended December 31, 2020, we did not generate revenues from our activities and have incurred substantial operating losses. Our first revenues were recorded in our unaudited interim condensed financial statements for the period ended June 30, 2021. Our management expects that we will continue to generate substantial operating losses and to continue to fund our operations primarily through the utilization of our current financial resources and through additional raises of capital. Such conditions raise substantial doubts about our ability to continue as a going concern. Our management’s plan includes raising funds from outside potential investors. However, there is no assurance such funding will be available to us or that it will be obtained on terms favorable to us or will provide us with sufficient funds to meet our objectives. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our investors may lose their entire investment in our ordinary shares.

We expect that we will need to invest significant time and raise substantial additional capital before we can expect to become profitable from sales of our products. This additional capital may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We expect that we will need to invest significant time and require substantial additional capital to commercialize our products. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future capital requirements will depend on many factors, including but not limited to:

●	the scope, rate of progress, results and cost of product development, testing and other related activities;

●	the cost of establishing commercial supplies of our products;

●	the cost and timing of establishing sales, marketing, and distribution capabilities; and

●	the terms and timing of any collaborative, licensing, and other arrangements that we may establish.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available, when needed, in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our shareholders and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our ordinary shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of our products or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations. See “Business—Development Status” for more information about our expectations regarding the amount of time and money it will take us to continue the development of our product before we will be ready to commence commercialization.

Raising additional capital would cause dilution to our existing shareholders, and may affect the rights of existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of equity or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of our ordinary shares.

Risks Related to Our Business and Industry

We depend entirely on the success of our current products in development, and we may not be able to successfully introduce these products and commercialize them.

We have invested almost all of our efforts and financial resources in the research, development and testing of our products in development. As a result, our business is entirely dependent on our ability to complete the development of, and to successfully commercialize, our product candidates. The process of development and commercialization is long, complex, costly and uncertain of outcome. While we have several ongoing tests with train operators through which we hope to demonstrate our technology, we cannot assure you that any of these programs will result in subsequent sales of our products.

Defects in products could give rise to product returns or product liability, warranty or other claims that could result in material expenses, diversion of management time and attention, and damage to our reputation.

Even if we are successful in introducing our products to the market, our products may contain undetected defects or errors that, despite testing, are not discovered until after a product has been used. Specifically, our safety device is complex and could have, or could be alleged to have, defects in design or manufacturing or other errors or failures. This could result in delayed market acceptance of those products, claims from distributors, end-users or others, increased end-user service and support costs and warranty claims, damage to our reputation and business, or significant costs to correct the defect or error. Furthermore, we face a risk of exposure to claims in the event that our products are used in connection with autonomous train operations, and do not perform as expected or experience a malfunction that results in personal injury or death.

Any claim brought against us, regardless of its merit, could result in material expense, diversion of management time and attention, and damage to our reputation, and could cause us to fail to retain or attract customers.

We currently maintain a limited coverage of product liability insurance, which could materially affect our financial condition in the event we have a product liability claim.

Currently, we maintain a limited coverage of product liability insurance in the amount of $3 million, which will be necessary prior to the commercialization of our products. It is likely that our current and/or any future product liability insurance that we will have in the future will be subject to significant deductibles and there is no guarantee that such insurance will be available or adequate to protect against all such claims, or we may elect to self-insure with respect to certain matters. Costs or payments made in connection with warranty and product liability claims and product recalls or other claims could materially affect our financial condition and results of operations.

Our business may be adversely affected by changes in railway safety regulations.

As the autonomous train industry continues to develop, regulators, including the U.S. Department of Transportation’s Federal Railroad Administration, or FRA, and the European Union Agency for Railways, or ERA, may adapt existing regulations and create new ones in order to ensure the compatibility of autonomous trains and autonomous train technology with regulatory expectations, requirements relating to safety and legal liability. On March 29, 2018, for instance, the FRA issued a formal Request For Information, or RFI, regarding the “future of automation in the railroad industry,” which is part of a broader effort by the U.S. Department of Transportation to advance the safe deployment of autonomous technologies. We cannot anticipate what regulations will materialize from the FRA’s RFI, or from parallel inquiries underway in other countries in which we operate. Likewise, we cannot predict the limitations, restrictions and controls nor the economic consequences flowing from such regulations. Should restrictive regulations apply, they could delay the introduction of autonomous train technology, cause us to redesign aspects of our products, impose additional costs and adversely affect our results of operations. We cannot assure you that we have been or will be at all times in complete compliance with such laws, regulations and permits.

Our business is subject to risks arising from the COVID-19 pandemic which has impacted and continues to impact our business.

Public health epidemics or outbreaks could adversely impact our business. In late 2019, a novel strain of COVID-19, also known as coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has now spread to countries across the globe, including in Israel and the United States. Many countries around the world, including Israel and the United States, have implemented significant governmental measures to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. With the ongoing COVID-19 global pandemic, we have implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on its employees and its business. In particular, we implemented remote working and work place protocols for our employees in accordance with government requirements. The implementation of measures to prevent the spread of COVID-19 have resulted in disruptions to our partnering efforts which depend, in part, on attendance at in-person meetings, industry conferences and other events and during 2020 we engaged in cost-cutting measures that included temporary salary reductions, reduction of headcount and placing employees on unpaid leave. The outbreak of COVID-19 has affected our activities in several ways, including making it more difficult for us to raise capital, we have experienced disruptions to our partnering efforts which depend, in part, on attendance at in person meetings, industry conferences and other events, employees are required to quarantine from time to time upon exposure to COVID-19 impacting their performance, and we have experienced shortages of and delays in both raw materials and electronic components such as computer chips. Due to COVID-19 impacting the global supply chain, supplies and component shortages are negatively impacting our ability to plan and deliver upon orders received in a timely fashion, and supply chain disruption, component shortages and shipping challenges are increasing our costs. These increased costs may require us to raise prices of our products in turn; such price increases may result in our products being less price-competitive in the market. It is not possible at this time to estimate the full impact that the COVID-19 pandemic could have on our operations, as the impact will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, and the actions that may be required to contain COVID-19 or treat its impact. Any actions we take to counteract the consequences of the COVID-19 pandemic may not be successful, and the ultimate impact of COVID-19 on our operations is uncertain.

As our future development and commercialization plans and strategies develop, we expect to need additional managerial, operational, sales, marketing, financial and legal personnel. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, failure to deliver and timely deliver our products to customers, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional new products. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced, and we may not be able to implement our business strategy.

Our operating results and financial condition may fluctuate.

Even if we are successful in introducing our products to the market, the operating results and financial condition of our company may fluctuate from quarter to quarter and year to year and are likely to continue to vary due to a number of factors, many of which will not be within our control. If our operating results do not meet the guidance that we provide to the marketplace or the expectations of securities analysts or investors, the market price of our ordinary shares will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors, including those listed below:

●	the degree of market acceptance of our products and services;

●	the mix of products and services that we sell during any period;

●	long sale cycles;

●	changes in the amount that we spend to develop, acquire or license new products, technologies or businesses;

●	changes in the amounts that we spend to promote our products and services;

●	changes in the cost of satisfying our warranty obligations and servicing our installed base of systems;

●	delays between our expenditures to develop and market new or enhanced systems and the generation of sales from those products;

●	development of new competitive products and services by others;

●	difficulty in predicting sales patterns and reorder rates;

●	litigation or threats of litigation, including intellectual property claims by third parties;

●	changes in accounting rules and tax laws;

●	changes in regulations and standards;

●	the geographic distribution of our sales;

●	our responses to price competition;

●	general economic and industry conditions that affect end-user demand and end-user levels of product design and manufacturing;

●	changes in interest rates that affect returns on our cash balances and short-term investments;

●	changes in dollar-NIS exchange rates that affect the value of our net assets, future revenues and expenditures from and/or relating to our activities carried out in those currencies;

●	the level of research and development activities by our company; and

●	changes in end-use/end-user governmental regulation policy.

Due to all of the foregoing factors, and the other risks discussed herein, you should not rely on quarter to quarter and year to year comparisons of our operating results as an indicator of our future performance.

The markets in which we participate are competitive. Even if we are successful in completing the development of our products in development, our failure to compete successfully could cause any future revenues and the demand for our products not to materialize or to decline over time.

We aim to sell our products to train operators and/or rolling stock manufacturers. We are still in the development stage and many of our competitors have extensive track records and relationships within the rail industry and/or the automotive industry. Many of our current and potential competitors have longer operating histories and more extensive name recognition than we have and may also have greater financial, marketing, manufacturing, distribution and other resources than we have. Current and future competitors may be able to respond more quickly to new or emerging technologies and changes in customer demands and to devote greater resources to the development, promotion and sale of their products than we can. Our current and potential competitors may develop and market new technologies that render our existing or future products obsolete, unmarketable or less competitive (whether from a price perspective or otherwise). We cannot assure you that we will be able to establish a competitive position or to compete successfully against current and future sources of competition.

If our relationships with suppliers for our products and services, especially with single source suppliers of components of our products, were to terminate or our manufacturing arrangements were to be disrupted, our business could be interrupted.

We purchase component parts that are used in our products from third-party suppliers. While there are several potential suppliers of most of these component parts that we use, we currently choose to use only one or a limited number of suppliers for several of these components. Our reliance on a single or limited number of vendors involves a number of risks, including:

●	potential shortages of some key components;

●	product performance shortfalls, if traceable to particular product components, since the supplier of the faulty component cannot readily be replaced;

●	discontinuation of a product on which we rely;

●	potential delays of several months in the delivery of components in the event a replacement product is sought;

●	potential insolvency of these vendors; and

●	reduced control over delivery schedules, manufacturing capabilities, quality and costs.

In addition, we require any new supplier to become “qualified” pursuant to our internal procedures. The qualification process involves evaluations of varying durations, which may cause production delays if we were required to qualify a new supplier unexpectedly. We generally assemble our systems and parts based on our internal forecasts and the availability of assemblies, components and finished goods that are supplied to us by third parties, which are subject to various lead times. If certain suppliers were to decide to discontinue production of an assembly, or component that we use, the unanticipated change in the availability of supplies, or unanticipated supply limitations, could cause delays in, or loss of, sales, increased production or related costs and consequently reduced margins, and damage to our reputation. If we were unable to find a suitable supplier for a particular component or compound, we could be required to modify our existing products or the end-parts that we offer to accommodate substitute components or compounds.

Furthermore, in some of our agreements, customers require the ability to maintain systems for a period of at least ten years. During such a long period, there is a risk that some of the system components of our products will become obsolete and will not be available from our suppliers. Therefore, there is a risk that we will be obliged to hold an inventory of components that may become obsolete, or be forced to locate or develop alternatives to such components.

Discontinuation of operations at our and third-parties’ manufacturing sites could prevent us from timely filling customer orders and could lead to unforeseen costs for us.

We plan to assemble and test the systems that we sell at single facilities in various locations that are specifically dedicated to separate categories of systems. Because of our reliance on all of these production facilities, a disruption at any of those facilities could materially damage our ability to supply our products to the marketplace in a timely manner. Depending on the cause of the disruption, we could also incur significant costs to remedy the disruption and resume product shipments. Such disruptions may be caused by, among other factors, earthquakes, fire, flood and other natural disasters. Accordingly, any such disruption could result in a material adverse effect on our revenue, results of operations and earnings, and could also potentially damage our reputation. Additionally, we rely on third-party manufacturers for components of our products, and we do not have control over the facilities of these third-party manufacturers.

Our planned international operations will expose us to additional market and operational risks, and failure to manage these risks may adversely affect our business and operating results.

We expect to derive a substantial percentage of our sales from international markets. Accordingly, we will face significant operational risks from doing business internationally, including:

●	having to ship and/or manufacture overseas;

●	cultural barriers sustained by conducting business activity in foreign countries;

●	fluctuations in foreign currency exchange rates;

●	potentially longer sales and payment cycles;

●	potentially greater difficulties in collecting accounts receivable;

●	potentially adverse tax consequences;

●	reduced protection of intellectual property rights in certain countries, particularly in Asia and South America;

●	difficulties in staffing and managing foreign operations;

●	laws and business practices favoring local competition;

●	costs and difficulties of customizing products for foreign countries;

●	compliance with a wide variety of complex foreign laws, treaties and regulations;

●	tariffs, trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets; and

●	being subject to the laws, regulations and the court systems of many jurisdictions.

Our failure to manage the market and operational risks associated with our international operations effectively could limit the future growth of our business and adversely affect our operating results.

Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents.

We depend on the efficient and uninterrupted operation of our computer and communications systems, and those of our consultants, contractors and vendors, which we use for, among other things, sensitive company data, including our intellectual property, financial data and other proprietary business information.

While certain of our operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, our IT infrastructure and the IT infrastructure of our consultants, contractors and vendors are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. We could experience failures in our information systems and computer servers, which could result in an interruption of our normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in our operations and can result in a material disruption of our targeted phage therapies, product candidates and other business operations. The loss of data from completed or future studies or clinical trials could result in delays in our research, development or regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur regulatory investigations and redresses, penalties and liabilities and the development of our product candidates could be delayed or otherwise adversely affected.

Even though we believe we carry commercially reasonable business interruption and liability insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. For example, we are not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results. Moreover, any such event could delay the development of our product candidates.

We are subject to data ownership and privacy regulations which may expose us to lawsuits and sanctions for violations.

Under the General Data Protection Regulation (GDPR) of the European Union, there are general restrictions regarding the photographing of images without the knowledge and permission of the person being photographed. In this context, the information collected by our system’s detection units must be protected and encrypted. Failure to comply with these regulations under the GDPR may expose us to lawsuits and sanctions for such violations. In addition, the ownership of the information collected through our system’s detection units is determined in accordance with the local law under which the train operates and will usually remain the property of the customer, with us receiving only limited permission to make use of the information for system improvement but not for other uses, and all subject to the provisions of the said law. These limitations may impede the implementation of our plans to develop certain services through the processing of information obtained by the systems.

We are subject to certain U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations. We can face serious consequences for violations.

Among other matters, U.S. and foreign anticorruption, anti-money laundering, export control, sanctions and other trade laws and regulations, which are collectively referred to as Trade Laws, prohibit companies and their employees, agents, clinical research organizations, legal counsel, accountants, consultants, contractors and other partners from authorizing, promising, offering, providing, soliciting or receiving, directly or indirectly, corrupt or improper payments or anything else of value to or from recipients in the public or private sector. Violations of Trade Laws can result in substantial criminal fines and civil penalties, imprisonment, the loss of trade privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm, and other consequences. We have direct or indirect interactions with officials and employees of government agencies or government-affiliated hospitals, universities and other organizations. We also expect our non-U.S. activities to increase over time. We plan to engage third parties for clinical trials and/or to obtain necessary permits, licenses, patent registrations and other regulatory approvals, and we can be held liable for the corrupt or other illegal activities of our personnel, agents or partners, even if we do not explicitly authorize or have prior knowledge of such activities.

Changes in U.S. and foreign tax laws could have a material adverse effect on our business, cash flow, results of operations or financial conditions

We are subject to taxation in several countries, including the United States and Israel; changes in tax laws or challenges to our tax positions could adversely affect our business, results of operations, and financial condition. As such, we are subject to tax laws, regulations, and policies of the U.S. federal, state, and local governments and of comparable taxing authorities in foreign jurisdictions. Changes in tax laws, including the U.S. federal tax legislation enacted in 2017, commonly referred to as the Tax Cuts and Jobs Act of 2017, as well as other factors, could cause us to experience fluctuations in our tax obligations and effective tax rates in the future and otherwise adversely affect our tax positions and/or our tax liabilities. There can be no assurance that our effective tax rates, tax payments, tax credits, or incentives will not be adversely affected by changes in tax laws in various jurisdictions.

The Biden administration has proposed a number of changes to the U.S. tax system. The proposals include changes that would increase U.S. corporate tax rates, impose a corporate minimum book tax, and double the tax rate on and make other tax changes to “global intangible low-taxed income” earned by foreign subsidiaries. Many aspects of the proposals are unclear or undeveloped. We are unable to predict which, if any, U.S. tax reform proposals will be enacted into law, and what effects any enacted legislation might have on our liability for U.S. tax.

We have identified a material weakness in our entity level control components relating to documenting our financial reporting process, and our management will be required to devote substantial time to maintaining and improving our internal controls over financial reporting and the requirements of being a public company which may, among other things, strain our resources, divert management’s attention and affect our ability to accurately report our financial results and prevent fraud

We are not currently required to comply with the rules of the SEC implementing Section 404 of the Sarbanes-Oxley Act, or Section 404, and therefore are not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a publicly traded company, we will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our annual reports and provide an annual management report on the effectiveness of control over financial reporting. Though we will be required to disclose material changes in internal control over financial reporting on an annual basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. Additionally, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. We have identified a material weakness in our entity level control components relating to documenting our financial reporting process. Following the completion of this offering, we expect to take a number of measures to address the material weaknesses that have been identified. In this regard, we will need to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. We currently have limited accounting personnel and we have begun the process of evaluating the adequacy of our accounting personnel staffing level and other matters related to our internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses once we are a public company, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. As a result, the market price of our ordinary shares could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

We may not be able to successfully manage our planned growth and expansion.

We expect to continue to make investments in our products in development. We expect that our annual operating expenses will continue to increase as we invest in business development, marketing, research and development, manufacturing and production infrastructure, and develop customer service and support resources for future customers. Failure to expand operational and financial systems timely or efficiently may result in operating inefficiencies, which could increase costs and expenses to a greater extent than we anticipate and may also prevent us from successfully executing our business plan. We may not be able to offset the costs of operation expansion by leveraging the economies of scale from our growth in negotiations with our suppliers and contract manufacturers. Additionally, if we increase our operating expenses in anticipation of the growth of our business and this growth falls short of our expectations, our financial results will be negatively impacted.

If our business grows, we will have to manage additional product design projects, materials procurement processes, and sales efforts and marketing for an increasing number of products, as well as expand the number and scope of our relationships with suppliers, distributors and end customers. If we fail to manage these additional responsibilities and relationships successfully, we may incur significant costs, which may negatively impact our operating results. Additionally, in our efforts to develop new products with innovative functionality and features, we may devote significant research and development resources to products and product features for which a market does not develop quickly, or at all. If we are not able to predict market trends accurately, we may not benefit from such research and development activities, and our results of operations may suffer.

Our future success depends in part on our ability to retain our executive officers and to attract, retain and motivate other qualified personnel.

We are highly dependent on the services of both Shahar Hania, our Chief Executive Officer, and Ofer Naveh, our Chief Financial Officer. The loss of their services without proper replacement may adversely impact the achievement of our objectives. Messrs. Hania and Naveh may leave our employment at any time subject to contractual notice periods, as applicable. Also, our performance is largely dependent on the talents and efforts of highly skilled individuals, particularly our software engineers. Recruiting and retaining qualified employees, consultants, and advisors for our business, including scientific and technical personnel, will also be critical to our success. There is currently a shortage of skilled personnel in our industry, which is likely to continue. As a result, competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition in the industry in which we operate. Moreover, certain of our competitors or other technology businesses may seek to hire our employees. The inability to recruit and retain qualified personnel, or the loss of the services of our executive officers, without proper replacement, may impede the progress of our development and commercialization objectives.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into non-competition agreements with our employees. These agreements prohibit our employees from competing directly with us or working for our competitors or clients for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective patent rights for our products, we may not be able to compete effectively in our markets. If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us.

Historically, we have relied on trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies and products. Since our incorporation, we have also sought patent protection for certain of our products. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to our proprietary technology and new products.

We have sought to protect our proprietary position by filing patent applications in the United States and in other countries with respect to our novel technologies and products, which are important to our business. Patent prosecution is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

We have a growing portfolio of four (4) patents issued in the USA; one (1) patent issued in China; one (1) patent issued from the European Patent Office (EPO) and being validated in Germany, Switzerland, Hungary, Austria, Denmark, France and Great Britain; one (1) patent issued in Japan; thirty nine (39) pending patent applications, of which two (2) are US provisional patent applications and thirty six (36) are national phase patent applications filed in the USA, EPO, China, Japan and India under the provisions of the Patent Cooperation Treaty (PCT) through World Intellectual Property Organization (WIPO); and one (1) patent application in Hong Kong requested based on Chinese national phase patent application. We cannot offer any assurances about which, if any, patent applications will be issued, the breadth of any such patent once issued, or whether any issued patents will be found invalid or unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us could deprive us of rights necessary for the successful commercialization of any existing or new products.

Also, there is no guarantee that the patent registration applications that were submitted by us with regards to our technologies will result in patent registration. In the event of failure to complete patent registration, the Company’s developments will not be proprietary, which might allow other entities to manufacture the Company’s products and compete with us.

Further, there is no assurance that all potentially relevant prior art relating to our patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our products, third parties may challenge their validity, enforceability or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for our new products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

If we cannot obtain and maintain effective patent rights for our products, we may not be able to compete effectively, and our business and results of operations would be harmed.

If we are unable to maintain effective proprietary rights for our products, we may not be able to compete effectively in our markets.

In addition to the protection afforded by any patents that may be granted, we seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data, trade secrets and intellectual property by maintaining physical security of our premises and physical and electronic security of our information technology systems. Agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets and intellectual property may otherwise become known or be independently discovered by competitors.

We cannot provide any assurances that our trade secrets and other confidential proprietary information will not be disclosed in violation of our confidentiality agreements or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Also, misappropriation or unauthorized and unavoidable disclosure of our trade secrets and intellectual property could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets and intellectual property are deemed inadequate, we may have insufficient recourse against third parties for misappropriating any trade secret.

Intellectual property rights of third parties could adversely affect our ability to commercialize our products, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

It is inherently difficult to conclusively assess our freedom to operate without infringing on third party rights. Our competitive position may be adversely affected if existing patents or patents resulting from patent applications issued to third parties or other third party intellectual property rights are held to cover our products or elements thereof, or our manufacturing or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our product candidates unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may also be pending patent applications that if they result in issued patents, could be alleged to be infringed by our products. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, be forced to abandon our products or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

It is also possible that we have failed to identify relevant third party patents or applications. For example, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that will not be filed outside the United States remain confidential until patents are issued. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our new products or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our products or the use of our products. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our products that are held to be infringing. We might, if possible, also be forced to redesign our new products so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of any patents that may issue from our patent applications, or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we were the first to file the invention claimed in our owned and licensed patent or pending applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming all other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention without undue delay in filing, is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act, or the Leahy-Smith Act, enacted on September 16, 2011, the United States has moved to a first to file system. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. In general, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents, all of which could have a material adverse effect on our business and financial condition.

We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe our intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering one of our products, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office, or the USPTO, or made a misleading statement, during prosecution. Under the Leahy-Smith Act, the validity of U.S. patents may also be challenged in post-grant proceedings before the USPTO. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Derivation proceedings initiated by third parties or brought by us may be necessary to determine the priority of inventions and/or their scope with respect to our patent or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our products to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our ordinary shares.

We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in, or right to compensation, with respect to our current patent and patent applications, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or rights to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

In addition, under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for his inventions. Recent case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration (but rather uses the criteria specified in the Patent Law). Although we generally enter into assignment-of-invention agreements with our employees pursuant to which such individuals assign to us all rights to any inventions created in the scope of their employment or engagement with us, we may face claims demanding remuneration in consideration of assigned inventions. As a consequence of such claims, we could be required to pay additional remuneration or royalties to our current and former employees, or be forced to litigate such claims, which could negatively affect our business.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on products, as well as monitoring their infringement in all countries throughout the world, would be prohibitively expensive, and our intellectual property rights in some countries can be less extensive than those in the United States.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection but enforcement is not as strong as that in the United States. These products may compete with our products. Future patents or other intellectual property rights may not be effective or sufficient to prevent such products from competing with our products.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult for us to stop the marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our future patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to monitor and enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Risks Related to this Offering and the Ownership of Our Securities

Our principal shareholders, officers and directors beneficially own approximately 71% of our outstanding ordinary shares. They will therefore be able to exert significant control over matters submitted to our shareholders for approval, which could limit your ability to influence the outcome of key transactions, including a change of control, and which may result in conflicts with us or you in the future.

As of March 21, 2022, our principal shareholders, officers and directors beneficially own approximately 71% of our ordinary shares. This number includes Knorr-Bremse’s beneficial ownership of approximately 40.4% of our ordinary shares and Foresight’s beneficial ownership of approximately 19.1% of our ordinary shares. Following this offering, our principal shareholders, officers and directors will beneficially own approximately 55% of our ordinary shares, without giving effect to any participation in this offering by any such beneficial owner. This significant concentration of share ownership may adversely affect the trading price for our ordinary shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders, and which may result in conflicts with us or you in the future.

Certain of our directors have relationships with our principal shareholders, which may cause conflicts of interest with respect to our business.

Two of our current directors are affiliated with Knorr-Bremse and one director is affiliated with Foresight, our largest shareholders. In addition, pursuant to our articles of association that will be in effect upon the consummation of this offering, shareholders will be entitled to appoint a director to our board of director for each 10% of our outstanding share capital that they own . As a result, these directors may face real or apparent conflicts of interest with respect to matters affecting both us and Knorr-Bremse or Foresight, whose interests may be adverse to ours in certain circumstances.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the book value of your ordinary shares included as part of the units.

The offering price of the ordinary shares included as part of the units being offered hereby is substantially higher than the net tangible book value per share of our ordinary shares. Therefore, if you purchase securities in this offering, you will pay a price per ordinary share included as part of the units that substantially exceeds our net tangible book value per ordinary share included as part of the units. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on the offering price of $4.13 per unit, you will experience immediate dilution of $2.66 per ordinary share included as part of the units, representing the difference between our pro forma as adjusted net tangible book value per ordinary share as of June 30, 2021 after giving effect to this offering and the offering price. In addition, purchasers of our ordinary shares in this offering will have contributed approximately 26% of the aggregate price paid by all purchasers of our ordinary shares but will own only approximately 24% of our ordinary shares outstanding after this offering. See “Dilution.”

Management will have broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

The JOBS Act will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our ordinary shares.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

●	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date;

●	our ability to furnish two rather than three years of income statements and statements of cash flows in various required filings.

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares, and our market prices may be more volatile and may decline.

As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a “foreign private issuer” exempts us from compliance with certain SEC laws and regulations and certain regulations of the Nasdaq Stock Market, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Also, although the Israeli Companies Law, or the Companies Law, will require us to disclose the annual compensation of our five most highly compensated senior officers on an individual basis, this disclosure will not be as extensive as that required of a U.S. domestic issuer. For example, the disclosure required under the Companies Law is limited to compensation paid in the immediately preceding year without any requirement to disclose option exercises and vested stock options, pension benefits or potential payments upon termination or a change of control. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor.

We may be a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of our ordinary shares if we are or were to become a PFIC.

Based on the projected composition of our income and valuation of our assets, we believe we may be a PFIC during 2021 and although we have not determined whether we will be a PFIC in 2022, or in any subsequent year, our operating results for any such years may cause us to be a PFIC. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our ordinary shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds our ordinary shares, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund”, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of our ordinary shares by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the ordinary shares; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held our ordinary shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold our ordinary shares if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our, if any, are a PFIC. U.S. taxpayers that hold our ordinary shares are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to our ordinary shares in the event that we are a PFIC. See “Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Companies” for additional information.

If a United States person is treated as owning at least 10% of our ordinary shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our ordinary shares, such person may be treated as a “United States shareholder” with respect to each controlled foreign corporation, or CFC. A United States shareholder of a CFC may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by CFCs, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist investors in determining whether we are treated as CFC or whether any investor is treated as a United States shareholder with respect to CFC or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. The United States Internal Revenue Service has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and tax paying obligations with respect to foreign-controlled CFCs. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our ordinary shares.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

Sales of a substantial number of our ordinary shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of our ordinary shares in the public market, or the perception that these sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. Furthermore, while our directors, officers and certain shareholders will be subject to lock-up agreements with the underwriter of this offering that restrict their ability to transfer our ordinary shares for at least six months from the date of this prospectus, approximately % of our shareholders will not be subject to such lock-up and may sell their shares at any time. We are unable to predict the effect that sales may have on the prevailing market price of our ordinary shares. See “Shares Eligible for Future Sale.”

Participation in this offering by certain of our existing shareholders, including entities affiliated with certain of our directors and beneficial owners of greater than 5% of our share capital, could reduce the public float for our shares.

Certain of our existing shareholders, including entities affiliated with certain of our directors and beneficial owners of greater than 5% of our share capital, have indicated an interest in purchasing up to an aggregate of $2.5 million of units in this offering at the initial public offering price per unit. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no units in this offering to any of these shareholders, or any of these shareholders may determine to purchase more, less or no units in this offering. The underwriter will receive the same underwriting discount on any units purchased by these shareholders as it will on any other shares sold to the public in this offering.

If these shareholders are allocated all or a portion of the units in which each has indicated an interest in this offering or are allocated more units than each has indicated an interest in this offering, and these shareholders purchase any such units, such purchase could reduce the available public float for our units if these shareholders hold these units long-term.

The market price of our securities may be highly volatile, and you could lose all or part of your investment.

The market price of our ordinary shares and warrants is likely to be volatile. This volatility may prevent you from being able to sell your ordinary shares or warrants at or above the price you paid for your securities. Our share price could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in our financial or operational estimates or projections;

●	our ability to implement our operational plans;

●	termination of the lock-up agreement or other restrictions on the ability of our shareholders to sell shares after this offering;

●	changes in the economic performance or market valuations of companies similar to ours; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our ordinary shares, regardless of our actual operating performance, and we have little or no control over these factors.

The warrants included in the units are expected to be listed on Nasdaq separately upon the pricing of this offering, and may provide investors with an arbitrage opportunity that could adversely affect the trading price of our ordinary shares.

Because the units will never trade as a unit, and the warrants are expected to be traded on Nasdaq, investors may be provided with an arbitrage opportunity that could depress the price of our ordinary shares.

The warrants are speculative in nature.

Except as otherwise set forth therein, the warrants offered in this offering do not confer any rights of ordinary share ownership on their holders, such as voting rights, but rather merely represent the right to acquire ordinary shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire ordinary shares and pay an exercise price of $4.13 (based on a public offering price of $4.13 per unit) per ordinary share, representing 100% of the public offering price per Unit, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of our ordinary shares will continue to equal or exceed the exercise price of the warrants offered by this prospectus. In the event that our ordinary shares price does not exceed the exercise price of such warrants during the period when such warrants are exercisable, the warrants may not have any value.

There is no established market for the warrants being offered in this offering.

There is no established trading market for the warrants offered in this offering. Although our warrants have been approved for listing on Nasdaq there can be no assurance that there will be an active trading market for the warrants. Without an active trading market, the liquidity of the warrants will be limited.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or the ordinary shares, our share price and trading volume could decline.

The trading market for the ordinary shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the ordinary shares, or provide more favorable relative recommendations about our competitors, the price of our ordinary shares would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our ordinary shares or trading volume to decline.

Risks Related to Israeli Law and Our Incorporation, Location and Operations in Israel

We are exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations.

Our functional and reporting currency is the U.S. dollar. A material portion of our operating expenses is incurred outside the United States, mainly in NIS, and is subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in NIS. Our foreign currency-denominated expenses consist primarily of personnel, rent and other overhead costs. Since a significant portion of our expenses is incurred in NIS, any appreciation of the NIS relative to the U.S. dollar would adversely impact our net loss or net income, as relevant. We are therefore exposed to foreign currency risk due to fluctuations in exchange rates. This may result in gains or losses with respect to movements in exchange rates which may be material and may also cause fluctuations in reported financial information that are not necessarily related to its operating results. In relation to the effect of inflation, results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli Consumer Price Index, or CPI. As the results in our financial statements are measured in U.S. dollars, the difference between the annual change in the Israeli CPI and in the NIS/U.S. dollar exchange rate can cause a difference between taxable income and the net loss shown in the financial statements. We expect that the majority of our revenues will be generated in U.S. dollars with the balance in EURO for the foreseeable future, and that a significant portion of our expenses will continue to be denominated in NIS and partially in U.S. dollars and EURO. To date, foreign currency transaction gains and losses and exchange rate fluctuations have not been material to our financial statements, and we have not engaged in any foreign currency hedging transactions.

Provisions of Israeli law and our articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, even when the terms of such a transaction are favorable to us and our shareholders.

As a company incorporated under the law of the State of Israel, we are subject to Israeli law. Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital and a majority of the offerees that do not have a personal interest in the tender offer approves the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the company’s outstanding shares. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date. See “Description of Share Capital—Provisions Restricting Change in Control of Our Company” for additional information.

Israeli tax considerations also may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies may be subject to certain restrictions and additional terms. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred. See “Taxation—Israeli Tax Considerations and Government Programs” for additional information.

Your rights and responsibilities as a holder of our securities will be governed by Israeli law, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

We are incorporated under Israeli law. The rights and responsibilities of the holders of our ordinary shares are governed by our articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in typical U.S.-based corporations. In particular, a shareholder of an Israeli company has certain duties to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company, and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of an officer of the company has a duty to act in fairness towards the company with regard to such vote or appointment. However, Israeli law does not define the substance of this duty of fairness. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations on holders of our ordinary shares that are not typically imposed on shareholders of U.S. corporations. See “Management—Board Practices—Duties of Shareholders” for additional information.

It may be difficult to enforce a judgment of a U.S. court against us and our officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our officers and directors and these experts.

We were incorporated in Israel and our corporate headquarters are located in Israel. All of our executive officers and directors and the Israeli experts named in this prospectus are located outside of the U.S. All of our assets and most of the assets of these persons are located in Israel. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court. See “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus.

Our headquarters, research and development and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our executive offices, corporate headquarters and research and development facilities are located in Israel. In addition, all of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring Arab countries, the Hamas (an Islamist militia and political group that controls the Gaza strip) and the Hezbollah (an Islamist militia and political group based in Lebanon). Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could negatively affect business conditions in Israel in general and our business in particular, and adversely affect our operations and results of operations. Ongoing and revived hostilities or other Israeli political or economic factors, such as, an interruption of operations at the Ben Gurion International Airport, could prevent or delay our regular operation, product development and delivery of products.

In addition, political uprisings, social unrest and violence in various countries in the Middle East and North Africa, including Israel’s neighbor Syria, is affecting the political stability and may lead to deterioration in the political and trade relationships that exist between the State of Israel and certain other countries. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and the market price of our securities, and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East or for any resulting disruption in our operations. Although the Israeli government has in the past covered the reinstatement value of direct damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred, and the government may cease providing such coverage or the coverage might not suffice to cover potential damages. Any losses or damages incurred by us could have a material adverse effect on our business.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business.

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

Our employees and consultants in Israel, including members of our senior management, may be obligated to perform one month, and in some cases longer periods, of military reserve duty until they reach the age of 40 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict or emergency circumstances, may be called to immediate and unlimited active duty. In the event of severe unrest or other conflict, individuals could be required to serve in the military for extended periods of time. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants related to military service. Such disruption could materially adversely affect our business and operations. Additionally, the absence of a significant number of the employees of our Israeli suppliers and contractors related to military service or the absence for extended periods of one or more of their key employees for military service may disrupt their operations.

General Risk Factors

We will incur significant increased costs as a result of the listing of our securities for trading on Nasdaq. By becoming a public company in the United States, our management will be required to devote substantial time to new compliance initiatives as well as compliance with ongoing U.S. requirements.

Upon the listing of securities on Nasdaq, we will become a publicly traded company in the United States. As a public company in the United States, we will incur additional significant accounting, legal and other expenses that we did not incur before the offering. We also anticipate that we will incur costs associated with corporate governance requirements of the SEC, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

If we engage in future acquisitions or strategic partnerships, this may increase our capital requirements, dilute our shareholders, cause us to incur debt or assume contingent liabilities, and subject us to other risks.

We may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary products, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

●	increased operating expenses and cash requirements;

●	the assumption of additional indebtedness or contingent liabilities;

●	the issuance of our equity securities;

●	assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

●	the diversion of our management’s attention from our existing product programs and initiatives in pursuing such a strategic merger or acquisition;

●	retention of key employees, the loss of key personnel and uncertainties in our ability to maintain key business relationships;

●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

●	our inability to generate revenue from acquired technology and/or products sufficient to meet our objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements about:

●	our lack of operating history;

●	our current and future capital requirements and our belief that our existing cash and the net proceeds from this offering will be sufficient to fund our operations for at least the next 12 months;

●	our ability to manufacture, market and sell our products and to generate revenues;

●	our ability to maintain our relationships with key partners and grow relationships with new partners;

●	our ability to maintain or protect the validity of our U.S. and other patents and other intellectual property;

●	our ability to launch and penetrate markets in new locations and new market segments;

●	our ability to retain key executive members and hire additional personnel;

●	our ability to maintain and expand intellectual property rights;

●	interpretations of current laws and the passages of future laws;

●	our ability to achieve greater regulatory compliance needed in existing and new markets;

●	the overall demand for passenger and freight transport;

●	our ability to achieve key performance milestones in our planned operational testing; and

●	acceptance of our business model by investors.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We currently expect to use the net proceeds from this offering for:

●	approximately $8 million for research and development, including completion of our existing systems and continued development of new products;

●	approximately $4.5 million for marketing, advertising and pre-commercialization activities;

●	approximately $0.2 million (or approximately 1.5% of the gross offering proceeds) to be paid to Israel Railways in consideration of services rendered under our cooperation agreement with Israel Railways as more fully described elsewhere in this prospectus; and

●	the remainder for working capital and general corporate purposes, and possible in-licensing of additional intellectual property.

The amounts and schedule of our actual expenditures will depend on multiple factors including the progress of our ongoing tests with train operators, the status and results of the tests, the pace of our partnering efforts in regards to manufacturing and commercialization and the overall regulatory environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Based on our current plans, we believe that our existing cash and cash equivalents will be sufficient to fund our current operations until May 2022 without using the net proceeds from this offering and/or the net proceeds from exercise of existing warrants. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares and do not anticipate paying any cash dividends in the foreseeable future. However, we may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association to be effective upon the closing of this offering will not require shareholder approval of a dividend distribution and will provide that dividend distributions may be determined by our board of directors. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Pursuant to the Companies Law, the distribution of dividends is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, we may only distribute dividends with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation—Israeli Tax Considerations and Government Programs” for additional information.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2021:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance of 8,949,203 bonus shares (equivalent to a forward share split at a ratio of 44-for-1) effected on February 13, 2022, (ii) the issuance of 10,256 Preferred A shares upon an investment of additional $2,000,000 by Knorr-Bremse on March 6, 2022, (iii) the conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of bonus shares described above), which will be automatically converted immediately prior to the completion of this offering, and (iv) the issuance of 242,131 ordinary shares upon the automatic conversion of a SAFE investment in the aggregate amount of $1,000,000, immediately prior to the completion of this offering at a conversion price equal to $4.13, as if such issuances and conversion had occurred on June 30, 2021; and

●

on a pro forma as adjusted basis to give further effect to the sale of 3,787,241 units in this offering at an offering price of $4.13 per unit, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale of the ordinary shares had occurred on June 30, 2021.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2021
(in thousands of USD)	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$6,887	$9,887	$23,507

Temporary equity:
Preferred A shares – NIS 0.01 par value - 100,000 shares authorized; 51,282 shares issued and outstanding, actual; and no shares authorized, issued and outstanding pro forma and pro forma as adjusted	9,965	-
Shareholders’ equity (deficit):
Ordinary shares, NIS 0.01 par value - 99,900,000 shares authorized; 9,157,324 shares issued and outstanding, actual; 100,000,000 shares authorized and 12,108,799 issued and outstanding, pro forma; and 100,000,000 authorized and 15,896,040 shares issued and outstanding, pro forma as adjusted	25	33	45
Additional paid in capital (1)	35,974	48,931	62,539
Accumulated deficit	(39,247)	(39,247)	(39,247)
Total shareholders’ equity (deficit)	(3,248)	9,717	23,337
Total capitalization	6,717	9,717	23,337

(1)

The pro forma as adjusted additional paid-in capital includes warrants to be issued in connection with this offering are being accounted for as equity instruments in accordance with the guidance contained in ASC 815-40.

The number of shares shown above as issued and outstanding assumes is based on 12,108,799 ordinary shares outstanding as of June 30, 2021 after giving effect to (i) the issuance of 8,949,203 bonus shares (equivalent to a forward share split at a ratio of 44-for-1) effected on February 13, 2022, (ii) the issuance of 10,256 Preferred A shares upon an investment of additional $2,000,000 by Knorr-Bremse on March 6, 2022, (iii) the automatic conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of bonus shares described above) at the closing of this offering, (iv) the issuance of 1,672 ordinary shares upon the exercise of ex-employee options on March 20, 2022, and (v) the issuance of 242,131 ordinary shares upon the automatic conversion of a SAFE investment in the aggregate amount of $1,000,000, at the closing of this offering at a conversion price equal to the offering price of $4.13, in each case as if such issuances and conversion had occurred on June 30, 2021 and excludes:

●	195,448 ordinary shares issuable to Israel Railways upon the exercise of warrants currently outstanding, with a nominal exercise price, which expire on June 30, 2022;

●

2,332,352 ordinary shares reserved for issuance under our Option Plan, of which options to purchase 1,248,676 ordinary shares were outstanding as of such date at a weighted average exercise price of $6.1393, 669,126 of which were vested as of such date; and

●

242,131 ordinary shares from the issuance upon the exercise of warrants issuable upon the automatic conversion of a SAFE investment at an exercise price of $4.13 (based on an offering price of $4.13 per unit).

DILUTION

If you invest in our securities shares, your interest will be diluted immediately to the extent of the difference between the public offering price per ordinary share included in the units and the pro forma as adjusted net tangible book value per ordinary share after this offering. At June 30, 2021, we had a net tangible book value deficit of $3,248,000 corresponding to a net tangible book value deficit of $0.35 per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets less our total liabilities, divided by 9,157,324, the total number of ordinary shares outstanding at June 30, 2021.

Our pro forma net tangible book value as of June 30, 2021 was $9,727,000, representing $0.80 per ordinary share. Pro forma net tangible book value per ordinary share represents the amount of our total tangible assets less our total liabilities, divided by 12,108,799, the total number of ordinary shares outstanding at June 30, 2021, after giving effect to (i) the issuance of 8,949,203 bonus shares (equivalent to a forward share split at a ratio of 44-for-1) effected on February 13, 2022, (ii) the issuance of 10,256 Preferred A shares upon an investment of additional $2,000,000 by Knorr-Bremse on March 6, 2022, (iii) the conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of bonus shares described above), which will be automatically converted immediately prior to the completion of this offering, (iv) the issuance of 1,672 ordinary shares upon the exercise of ex-employee options on March 20, 2022, and (v) the issuance of 242,131 ordinary shares upon the automatic conversion of a SAFE investment in the aggregate amount of $1,000,000, immediately prior to the completion of this offering at a conversion price equal to $4.13, the price set forth on the cover page of this prospectus in all cases, as if such issuances conversion had occurred on June 30, 2021.

After giving further effect to the sale of 3,787,241 units offered by us in this offering and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at June 30, 2021 would have been approximately $23,337,000, representing $1.47 per ordinary share. At the public offering price for this offering of $4.13 per unit, this represents an immediate increase in historical net tangible book value of $0.66 per ordinary share to existing shareholders and an immediate dilution in net tangible book value of $2.66 per ordinary share to purchasers of units in this offering. Dilution for this purpose represents the difference between the price per unit paid by these purchasers and pro forma as adjusted net tangible book value per ordinary share immediately after the completion of this offering.

The following table illustrates this dilution:

Initial public offering price per unit	$4.13
Pro forma net tangible book value per ordinary share as of June 30, 2021	$0.80
Increase in net tangible book value per ordinary share attributable to new investors	$0.66
Pro forma as adjusted net tangible book value per ordinary share after this offering	$1.47
Dilution per ordinary share to new investors	$2.66
Percentage of dilution in net tangible book value per ordinary share for new investors	64.5%

The pro forma and pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma basis as of June 30, 2021, the differences between the number of ordinary shares as part of the units, the total consideration we received and the average price per ordinary share paid by the existing holders of our ordinary shares and by investors in this offering, and based upon a public offering price of $4.13 per unit, the price set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	12,108,799	76.2%	$44,157,000	73.8%	$3.65
New investors	3,787,241	23.8%	$15,641,305	26.2%	$4.13
Total	15,896,040	100.0%	$59,798,305	100%	$3.76

The number of shares shown above as issued and outstanding assumes is based on 12,108,799 ordinary shares outstanding as of June 30, 2021 after giving effect to (i) the issuance of 8,949,203 bonus shares (equivalent to a forward share split at a ratio of 44-for-1) effected on February 13, 2022, (ii) the issuance of 10,256 Preferred A shares upon an investment of additional $2,000,000 by Knorr-Bremse on March 6, 2022, (iii) the automatic conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of bonus shares described above) at the closing of this offering, (iv) the issuance of 1,672 ordinary shares upon the exercise of ex-employee options on March 20, 2022, and (v) the issuance of 242,131 ordinary shares upon the automatic conversion of a SAFE investment in the aggregate amount of $1,000,000, at the closing of this offering at a conversion price equal to $4.13, the price set forth on the cover page of this prospectus, in each case as if such issuances and conversion had occurred on June 30, 2021 and excludes:

●	195,448 ordinary shares issuable to Israel Railways upon the exercise of warrants currently outstanding, with a nominal exercise price, which expire on June 30, 2022; and

●	2,332,352 ordinary shares reserved for issuance under our Option Plan, of which options to purchase 1,248,676 ordinary shares were outstanding as of such date at a weighted average exercise price of $6.1393 per share, 669,126 of which were vested as of such date; and

●	242,131 ordinary shares from the issuance upon the exercise of warrants issuable upon the automatic conversion of a SAFE investment at an exercise price of $4.13 (based on a public offering price of $4.13 per unit).

If all of such options and warrants had been exercised as of June 30, 2021, the number of ordinary shares held by existing shareholders would increase to 13,795,054, the percentage of ordinary shares held by existing shareholders would increase to 78.5% of the total ordinary shares outstanding after this offering and the average price per ordinary share paid by the existing shareholders would be $3.83.

If the underwriter exercises its option to purchase additional ordinary shares and/or warrants in full in this offering, the number of ordinary shares held by new investors will increase to 4,355,327, or 26.5% of the total number of ordinary shares outstanding after this offering and the percentage of ordinary shares held by existing shareholders will decrease to 73.5% of the total ordinary shares outstanding.

Certain of our existing shareholders, including entities affiliated with certain of our directors and beneficial owners of greater than 5% of our share capital, have indicated an interest in purchasing up to an aggregate of $2.5 million of units in this offering at the initial public offering price per unit. However, because indications of interest are not binding agreements or commitments to purchase, these shareholders may determine to purchase more, less or no units in this offering. It is also possible that these shareholders could indicate an interest in purchasing more units. In addition, the underwriter could determine to sell fewer units to any of these shareholders than the shareholders indicate an interest in purchasing or not to sell any units to these shareholders. The foregoing discussion and tables do not reflect any potential purchases by these shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. The discussion below contains forward-looking statements that are based upon our current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to inaccurate assumptions and known or unknown risks and uncertainties, including those identified in “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” elsewhere in this prospectus.

Overview

We are a development stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, Artificial Intelligence, or AI, based, industry-leading technology specifically designed for railways, with investments from Knorr-Bremse, a world-class manufacturer of braking systems and a leading supplier of safety-critical sub-systems for rail and commercial vehicles. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operators. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value to everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

The increasing electrification and automation of railways and trains are two key factors that are driving growth in the transportation market. Autonomous trains are integrated with advanced systems to provide improved control over the train for stopping, departing and movement between train stations – for example the operators are aiming to increase the density on a given track that’s to say more trains per kilometer. From everyday passengers to train operators, there is a rising demand for safe, secure, and efficient transport systems. Additionally, various technological advancements, such as the integration of the Internet of Things, or IoT, and AI solutions into railway detection systems, are market categories expected to grow in the coming years. These technologies aid in improving the overall operational efficiency and maintaining freight operations and systems. According to Report Linker, the autonomous train technologies market was valued at USD $7.5 billion in 2020, and is expected to reach USD $10.2 billion by 2026, representing a CAGR of 5.61% for that period.

Since our founding in April 2016, we have developed unique auxiliary systems for railway safety, based on image processing technology that provide early warnings to train drivers of hazards on and around the railway track, including during severe weather and in all lighting conditions. Our unique system uses special high resolution cameras to identify objects up to 2,000 meters away, along with a computer unit that uses AI machine learning algorithms to analyze the images, identify objects on or near the tracks, and warn the train driver of the obstacle and potential danger. We were recognized as the winner of Deutche Banh’s MINDBOX competition for our automated early warning systems to prevent railway accidents.

Our railway detection system includes different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive. Our railway detection and classification system includes an image-processing and machine-learning algorithm that processes the data for identifying potential hazards on and around the track. These algorithms are designed to identify and classify objects such as people, animals, vehicles, bridges, junctions, signs, signals along the track, and anomalies. Our railway detection system actively classifies objects by severity to determine if an alarm should be signaled to the train driver. These data collection and classification capabilities can be extended to further use-cases such as predictive maintenance and big-data analyses.

We believe that our technology is unique and demonstrates capabilities and results that are better than existing solutions. Most of the currently available safety solutions for the railway industry focus on stationary systems in dedicated hazardous locations, such as at level track crossings and passenger train stations, among others. At these dedicated locations, different technologies are used for detecting obstacles that are on the vicinity of level crossing tracks, and usually include different cameras and radars. The problem with this type of solution is that the train is only monitored at specific points in the railroad junction, leaving the vast majority of the railway unprotected. We can see that the world started to understand the limitations of this solution and therefore we attempt to integrate a collision avoidance system on trains. We believe that our long-range real-time AI and electro-optics technologies solve this problem, as well as providing solutions to most of the challenges train operators face during transit such as collisions, derailments and other accidents caused by obstacles on tracks or poor infrastructure.

Operating Expenses

Our current operating expenses consist of two components — research and development expenses, and general and administrative expenses. To date, we have not generated significant revenues.

Research and Development Expenses, net

Our research and development expenses consist primarily of salaries and related personnel expenses (including share-based payment), subcontractor’s expenses and other related research and development expenses.

The following table discloses the breakdown of research and development expenses:

	Year ended December 31,	Year ended December 31,	June 30,	June 30,
(in thousands of USD)	2019	2020	2020	2021

Depreciation	166	123	61	51
Share-based payment	690	1,119	470	467
Payroll and related expenses	4,953	5,065	2,443	3,011
Subcontracted work and consulting	194	82	55	25
Equipment	635	390	300	50
Rent and office maintenance	377	359	175	197
Other	141	67	96	37

Total	7,156	7,205	3,600	3,838

We expect that our research and development expenses will materially increase as we continue to develop our products and recruit additional research and development employees.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses, professional service fees for accounting, legal and bookkeeping, facilities, travel expenses and other general and administrative expenses.

The following table discloses the breakdown of general and administrative expenses:

	Year ended December 31,	Year ended December 31,	June 30,	June 30,
(in thousands of USD)	2019	2020	2020	2021

Payroll and related expenses	1,219	1,563	591	697
Share-based payment	667	1,162	518	544
Professional services	736	555	260	350
Travel expenses	112	26	22	3
Rent and office maintenance	126	120	58	66
Depreciation and other	30	74	56	67
Total	2,890	3,500	1,505	1,727

Comparison of the Six Months Ended June 30, 2021 to the Six Months Ended June 30, 2020

Results of Operations

(in thousands of USD)	June 30,
	2020	2021
Revenues		417
Cost of sales		(113)
Gross profit		304
Research and development expenses	(3,600)	(3,838)
General and administrative expenses	(1,505)	(1,727)
Operating loss	(5,105)	(5,261)
Financial (expenses) income, net	40	133

Total Loss	(5,065)	(5,128)

Revenues

During the six months ended June 30, 2021, we recognized revenues in respect of the sale of a prototype and additional services for an operational field test, in the total amount of approximately $417,000. No revenues have been recorded in previous periods.

Research and Development Expenses

Our research and development expenses for the six months ended June 30, 2021 amounted to $3,838,000 representing an increase of $238,000, or 6.6%, compared to $3,600,000 for the six months ended June 30, 2020. The increase was primarily attributable to an increase of $568,000 in salaries and related personnel expenses reflecting an increase in the number of employees and payments to subcontractors. In response to the COVID-19 pandemic, from March to August 2020 we temporarily reduced salaries of our employees in response to the COVID-19 pandemic and we reduced headcount and sent certain employees on unpaid leave.

General and administrative expenses

Our general and administrative expenses totaled $1,727,000 for the six months ended June 30, 2021, an increase of $222,000 or 14.8%, compared to $1,505,000 for the six months ended June 30, 2020. The increase was primarily attributable to an increase of $106,000 in payroll, reflecting an increase in the number of employees (mainly due to our response to the COVID-19 pandemic described above) and an increase of $90,000 in professional services mainly for accounting and legal expenses.

Operating loss

As a result of the foregoing, our operating loss for the six months ended June 30, 2021 was $5,261,000 compared to an operating loss of $5,105,000 for the six months ended June 30, 2020, an increase of $156,000 or 3.1%.

Financial expense and income

Financial expense and income consist of bank fees and other transactional costs and exchange rate differences.

We recognized net financial income of $133,000 for the six months ended June 30, 2021, compared to net financial income of $40,000 for the six months ended June 30, 2020. The increase was primarily attributable to exchange rate differences.

Total Comprehensive Loss

As a result of the foregoing, our total comprehensive loss for the six months ended June 30, 2021 was $5,128,000 compared to $5,065,000 for the six months ended June 30, 2020.

Comparison of the Year Ended December 31, 2020 to the Year Ended December 31, 2019

Results of Operations

	December 31,	December 31,
(in thousands of USD)	2019	2020
Research and development expenses	7,156	7,205
General and administrative expenses	2,890	3,500
Operating loss	10,046	10,705
Financial expenses (income), net	(14)	2
Total Loss	10,032	10,707

Research and Development Expenses

Our research and development expenses for the year ended December 31, 2020 amounted to $7,205,000 representing an increase of $49,000, or 0.7%, compared to $7,156,000 for the year ended December 31, 2019. The increase was primarily attributable to an increase of $429,000 in share-based payments related to new grants and vesting periods offset by a decrease of $245,000 in research and development equipment purchases related to cost-cutting measures in 2020 in response to the COVID-19 pandemic.

General and administrative expenses

Our general and administrative expenses totaled $3,500,000 for the year ended December 31, 2020, an increase of $610,000 or 21.1%, compared to $2,890,000 for the year ended December 31, 2019. The increase was primarily attributable to an increase of $495,000 in share-based payments related to new grants and vesting periods and an increase of $344,000 in payroll, reflecting an increase in the number of management employees offset by a decrease of $181,000 in professional services for accounting, legal, bookkeeping, transfer agents and facilities expenses.

Operating loss

As a result of the foregoing, our operating loss for the year ended December 31, 2020 was $10,705,000 compared to an operating loss of $10,046,000 for the year ended December 31, 2019, an increase of $659,000 or 6.6%.

Financial expense and income

Financial expense and income consist of bank fees and other transactional costs and exchange rate differences.

We recognized net financial income of $2,000 for the year ended December 31, 2020, compared to net financial expenses of $14,000 for the year ended December 31, 2019. The increase was primarily attributable to exchange rate differences.

Total Comprehensive Loss

As a result of the foregoing, our total comprehensive loss for the year ended December 31, 2020 was $10,707,000 compared to $10,032,000 for the year ended December 31, 2019, an increase of $675,000 or 6.7%.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). These estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgements about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

The Company’s critical accounting estimate affecting the financial statements is stock-based compensation:

Stock-based compensation

From time to time the Company grant options to management, directors, employees and consultants. The Company recognizes compensation expense at fair value. Under this method, the fair value of each option is estimated on the date of the grant and amortized over the vesting period, with the resulting amortization credited to paid in capital. The fair value of each grant is determined using the Black-Scholes option-pricing model which includes estimates of the dividend yield, expected volatility, risk-free interest rate and the expected life in years. Any changes in these estimates may have a significant impact on the amounts reported. Consideration paid upon exercise of stock options is recorded in equity as share capital.

Liquidity and Capital Resources

Overview

Since our inception through June 30, 2021, we have funded our operations principally with approximately $41 million (net of issuance expenses) from the issuance of ordinary shares, Preferred Shares, and warrants. As of December 31, 2020, we had approximately $6,749,000 in cash and cash equivalents. As of June 30, 2021, we had approximately $6,887,000 in cash and cash equivalents.

The table below presents our cash flows for the periods indicated:

	December 31,	December 31,	June 30,	June 30,
(in thousands of USD)	2019	2020	2020	2021

Operating activities	$(8,204)	$(7,200)	(4,067)	(4,955)

Investing activities	$(152)	$(122)	(86)	(37)

Financing activities	$13,413	$4,965	-	5,127

Net increase (increase) in cash and cash equivalents	$5,057	$(2,357)	(4,153)	135

Operating Activities

Net cash used in operating activities of $4,955,000 during the six months ended June 30, 2021 was primarily used for payment of an aggregate of approximately $3,733,000 in subcontractors and salaries and related personnel expenses. The remaining amount of approximately $1,222,000 was used for professional services, travel, rent and other miscellaneous expenses.

Net cash used in operating activities of $4,067,000 during the six months ended June 30, 2020 was primarily used for payment of an aggregate of approximately $3,089,000 in subcontractors and salaries and related personnel expenses. The remaining amount of $978,000 was used for professional services, travel, rent and other miscellaneous expenses.

Net cash used in operating activities of $7,200,000 during the year ended December 31, 2020 was primarily used for payment of an aggregate of approximately $6,710,000 in salaries and related personnel expenses. The remaining amount of approximately $490,000 was used for professional services, travel, rent and other miscellaneous expenses.

Net cash used in operating activities of $8,204,000 during the year ended December 31, 2019 was primarily used for payment of an aggregate of approximately $6,366,000 in subcontractors and salaries and related personnel expenses. The remaining amount of $1,838,000 was used for professional services, travel, rent and other miscellaneous expenses.

Investing Activities

Net cash used in investing activities of $37,000 during the six months ended June 30, 2021, and $86,000 during six months ended June 30, 2020, primarily reflected the purchase of fixed assets in both periods.

Net cash used in investing activities of $152,000 during 2020 and $122,000 during 2019, primarily reflected the purchase of fixed assets in both periods.

Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2021 consisted of $5,127,000 of net proceeds from our issuance of Preferred A Shares and exercise of options to purchase ordinary shares. No cash provided/used by financing activities during the six months ended June 30, 2020.

Net cash provided by financing activities in the year ended December 31, 2020 consisted of $4,965,000 of net proceeds from our issuance of Preferred A Shares. Net cash provided by financing activities in the year ended December 31, 2019 consisted of $13,413,000 of net proceeds from our issuance of ordinary shares and warrants and exercise of warrants.

On March 19, 2019, we and Knorr-Bremse entered into an agreement whereby Knorr-Bremse invested $9,941,000 (after deducting closing costs and fees) in us in consideration of an issuance of an aggregate number of 40,984 ordinary shares of the Company reflecting a price per share of $244.00 and 14,903 warrants.

According to the agreement, the consideration for the investment was transferred to us in two installments, the first was made upon closing and the second six months therefrom, on September 2019.

During March 2019, warrants to purchase 1,861 of our ordinary shares were exercised for an aggregate of $470,000.

During April 2019, warrants to purchase 6,898 of our ordinary shares were exercised for an aggregate of $1,711,000.

During May 2019, warrants to purchase 5,332 of our ordinary shares were exercised for an aggregate of $1,411,000.

On October 13, 2020, we and Knorr-Bremse Systeme für Schienenfahrzeuge GmbH, or Knorr-Bremse, entered into an investment agreement under which we issued 51,282 Preferred A shares to Knorr-Bremse, in consideration of a total investment of $10,000,000. The investment amount was transferred to us in two equal installments, the first installment upon closing and the second installment on April 13, 2021.

In addition, pursuant to the terms of the agreement, we were granted a call option for an additional amount of $5,000,000 at the same price per share and in exchange for the same class of shares. According to an amendment signed by and among the parties the exercise period of the option was extended and shall be in full force and effect until March 31, 2022. On February 14, 2022, we and Knorr-Bremse signed a second amendment to the investment agreement according to which from February 14, 2022 we are entitled to exercise the option in two installments as follows: (i) to call for up to $2,000,000 out of the option amount no later than March 31, 2022; and (ii) to call for up to $2,286,000 out of the option amount no later than June 30, 2022. The aforesaid option shall expire on the closing of our initial public offering if such shall occur prior to June 30, 2022. On March 6, 2022, we issued to Knorr-Bremse, a total of 10,256 Preferred A shares at a price of $195 per share, after we called an amount of $2,000,000 out of the option amount.

Current Outlook

We have financed our operations to date primarily through proceeds from sales of our Ordinary and Preferred Shares. We have incurred losses and generated negative cash flows from operations since inception in April 2016. Since inception, we have not generated any significant revenues from the sale of products and we do not expect to generate significant revenues from the sale of our products in the near future.

As of June 30, 2021, our cash and cash equivalents were $6,887,000. In January 2022, we received $1,000,000 pursuant to a SAFE entered into with existing shareholders and in March 6 2022, we issued to Knorr-Bremse, a total of 10,256 Preferred A shares at a price of $195 per share, after we called an amount of $2,000,000 out of the option amount. See “Related Party Transactions”. We expect that our existing cash and cash equivalents will be sufficient to fund our current operations until May 2022 without using the net proceeds from this offering and/or the net proceeds from exercise of existing options. We expect that we will require substantial additional capital to complete the development of additional features of our system according to customers’ requirements, including algorithm optimization, cognitive layer development, system minimization and optical development, as well as to commercialize our products. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future capital requirements will depend on many factors, including:

●	the progress and costs of our research and development activities;

●	the costs of manufacturing our products;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally; and

●	the magnitude of our general and administrative expenses.

Until we can generate significant recurring revenues and profit, we expect to satisfy our future cash needs through debt or equity financings. We cannot be certain that additional funding will be available to us when needed, on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This may raise substantial doubts about our ability to continue as a going concern.

Contractual Obligations

The following table summarizes our contractual obligations at June 30, 2021:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands of U.S. dollars)
Operating leases	$1,771	$347	$677	688	59

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-minus. Accordingly, some of our cash and cash equivalents is held in deposits that bear interest. Given the current low rates of interest we receive, we will not be adversely affected if such rates are reduced. Our market risk exposure is primarily a result of U.S. dollar/NIS exchange rates, which is discussed in detail in the following paragraph.

Foreign Exchange Risk

Our results of operations and cash flow are subject to fluctuations due to changes in U.S. dollar/NIS currency exchange rates. A certain portion of our cash and cash equivalents is held in U.S. dollars, and the vast majority of our expenses is denominated in NIS. Changes of 5% and 10% in the U.S. dollar/NIS exchange rate would increase/decrease our operating expenses for the six months ended June 30, 2021 by approximately 4.3% and 8.5%, respectively. However, these historical figures may not be indicative of future exposure, as we expect that the percentage of our NIS denominated expenses will decrease in the near future as our operations expand globally, therefore reducing our exposure to exchange rate fluctuations. Currently, we do not hedge our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations.

BUSINESS

Overview

We are a development stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, AI based, industry-leading detection technology specifically designed for railways, with investments from Knorr-Bremse, a world-class rail system manufacturer. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operator. Our railway detection system is currently in the pilot phase with several industry leading railway operators as we seek to move to the next stage of receiving commercial orders. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value to everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

The increasing electrification and automation of railways and trains are two key factors that are driving growth in the transportation market. Autonomous trains are integrated with advanced systems to provide improved control over the train for stopping, departing and movement between train stations – for example the operators are aiming to increase the density on a given track that’s to say more trains per kilometer. From everyday passengers to train operators, there is a rising demand for safe, secure, and efficient transport systems. Additionally, various technological advancements, such as the integration of the Internet of Things, or IoT, and artificial intelligence, or AI, solutions into railway detection systems, are market categories expected to grow in the coming years. These technologies aid in improving the overall operational efficiency and maintaining freight operations and systems. According to Report Linker, the autonomous train technologies market was valued at USD $7.5 billion in 2020, and is expected to reach USD $10.2 billion by 2026, representing a CAGR of 5.61% for that period.

Since our founding in April 2016, we have developed unique railway detection systems for railway safety, based on image processing technology that provide early warnings to train driver of hazards on and around the railway track, including during severe weather and in all lighting conditions. Our unique system uses special high resolution cameras to identify objects up to 2,000 meters away, along with a computer unit that uses AI machine learning algorithms to analyze the images, identify objects on or near the tracks, and warn the train driver of the obstacle and potential danger. We were recognized as the winner of Deutche Banh’s MINDBOX competition for our automated early warning systems to prevent railway accidents.

Our railway detection system includes different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive. Our railway detection and classification system includes an image-processing and machine-learning algorithm that processes the data for identifying potential hazards on and around the track. These algorithms are designed to identify and classify objects such as people, animals, vehicles, bridges, junctions, signs, signals along the track, and anomalies. Our railway detection system actively classifies objects by severity to determine if an alarm should be signaled to the train driver. These data collection and classification capabilities can be extended to further use-cases such as predictive maintenance and big-data analyses.

We believe that our technology demonstrates capabilities and results that are better than existing solutions. Most of the currently available safety solutions for the railway industry focus on stationary systems in dedicated hazardous locations, such as at level track crossings and passenger train stations, among others. At these dedicated locations, different technologies are used for detecting obstacles that are on the vicinity of level crossing tracks, and usually include different cameras and radars. The problem with this type of solution is that the train is only monitored at specific points in the railroad junction, leaving the vast majority of the railway unprotected. In recognition of the limitations of existing solutions, we integrate a collision avoidance system using long-range real-time AI and electro-optics technologies on trains that is designed to address this unmet need. as well as providing solutions to most of the challenges train operators face during transit such as collisions, derailments and other accidents caused by obstacles on tracks, or poor infrastructure.

Industry Overview and Market Opportunity

The railway is an essential form of transportation. Efficient and safe railway infrastructure plays a central role in the global economy. The process of expanding and upgrading railways is taking place worldwide, driving the importance to produce safe and reliable railway infrastructure. A lack of safety and inefficiency may reduce the reliability of train travel, decrease public usage and cause economic damage, including heavier road traffic, more air pollution, and diminish to the quality of life in general.

Railway accidents are generally attributed to several factors, such as the human factor, which include the driver’s failure to notice and respond to obstacles on the track, the driver’s ability to react to potential dangers, and the driver’s field of view, which is made worse in poor lighting or severe weather conditions. Other factors that cause railway accidents include faults in the railway track signaling system, damaged infrastructure, and weather conditions such as rain, fog and snow.

According to a March 2021 “Safety Overview 2021” report of the European Union Agency for Railways there were 1,552 significant accidents resulting in 824 fatalities and 618 serious injuries in 2019 in the EU representing an economic costs of about €3.5 billion per year. According to the U.S. Department of Transportation, in 2020, in the U.S. there were 8,107 train accidents and 698 fatalities (including derailments, collisions and level railway track crossing incidents).

Due to the braking distance required for a train to stop, train operators require advanced notice to stop a train in time and avoid an obstacle on the track. The braking distance of a passenger train traveling at a moderate speed (i.e., 87 mi/h) is between 600 and 800 meters; freight trains typically require a similar distance to safely brake – depending on the load size and speed of the train. Human operators, however, do not have the capacity to detect obstructions on the railway track, and halt a train within these braking distances. Our advanced technology is designed to address this human deficiency.

Our railway detection system monitors the short and long-distance region of interest in front of the train, at an operational range of up to 2,000 meters (1.2 miles), which is longer than the braking distance of most trains. Our system is designed to detect, classify and alert train operators on real-time railway track obstacles, which allows the train operator to make educated decisions in how to best operate the train, and to decide whether it is necessary to stop to avoid a collision. Additionally, after being integrated into the train’s computer, our railway detection system’s artificial intelligence capabilities will facilitate by taking emergency autonomous actions, such as halting the train’s acceleration, braking once an obstacle is classified, sounding a horn and flashing lights to alert others.

Over the past several years, there has been an increased demand for automated solutions in railway detection systems to make train travel safer and more efficient. There are several technological systems available in the market today that have been designed to reduce the risk of railway accidents, to avoid injuries and damage to property, to limit unplanned closures of railway tracks, to make railway transport more efficient, and to increase the usage of existing railway infrastructure. Generally, such railway detection systems fall into two main categories – those which are installed on the train (such as our railway detection system), and those that are fixed signaling systems installed as part of the stationary infrastructure.

We believe that the market potential for our railway detection systems that are installed on the train is large and ever growing, as every single railway train or drivers’ cabin worldwide is a potential customer. Based on our own internal research, we estimate there are approximately 300,000 potential customers, and if considering two (2) systems per loco for each direction the potential can go significantly higher.

According to 2018 estimates of SCI, the global market for railway technology is estimated at approximately $200 billion with a steady growth curve of 2.8% per year. According to currently displayed statistics on the U.S. Department of Transportation’s website, the freight train industry in the United States is estimated at approximately $80 billion, as determined by the by the seven Class 1 railroads operating in the United States. Additionally, according to the U.S. Department of Transportation it is estimated that $25 billion is spent annually on maintaining and adding capacity to freight railroads. Also, according to McKinsey & Company, in 2016, the cost of infrastructure maintenance and renewal exceeds €25 billion per year across Europe, and is rising. Moreover, according to a September 2021 publication by Global Market Insights, the railway aftermarket size was expected to exceed $78 billion in 2020 and is anticipated to grow at approximately $3.5 billion per year, a CAGR of over 4.6% from 2021 to 2027.

Railway tracks are a controlled environment, usually owned by one entity in the country where they are located. An obstacle that causes an accident on a train carrying hundreds of passengers or hauling thousands of tons of cargo might be a significant cost in the event of an accident due to injuries and damaged property. In addition, the section of track that is damaged or occupied with the stuck train, which is in any event restricted infrastructure, has to be closed until the investigation is completed, debris is collected and the infrastructure is checked for safety before train travel on the railway tracks can continue. This affects the timetable of many other trains, which causes an increase in downtime and the associated financial loss of such downtime. In addition, the reputation of the train operator is damaged, and as a consequence, the train operator may experience a decrease in business.

The Current Train Vision Market Status and the Transition to Autonomous Train Vision

Many trains are equipped with certain advanced automated technologies to assist railway operators such as Automatic Train Control, or ATC, and Automatic Train Protection, or ATP. ATC is a general group of systems that include mechanisms for controlling a train’s speed in response to receiving external data. ATP is a system that, among other things, continuously verifies that the train’s speed complies with the permitted speed.

In addition to ATC and ATP systems, there are currently other available technologies for Automatic Train Operation, or ATO, which include components to promote safety and control all stages of operating the train, from acceleration to precision stopping. While there are various levels of implementation of ATO, the most common use of ATO is on underground railways. For example, the London Underground uses semi-automatic train operation on certain lines. The Light Railway in eastern London is even more advanced, and the driver’s cabin has been replaced by a controller.

ATO covers five Grades of Automation (GoA):

-	GoA 0 refers to a train with a human driver who exercises full control of the train – starting, stopping, opening and closing doors, and operation in emergencies.

-	GoA 1 refers to operation where the driver controls starting and stopping the train, operation of doors, emergencies and sudden deviations, with the assistance of ATP systems.

-	GoA 2 refers to semi-automatic operation, where stopping is automatic, but the driver starts the train, operates the doors, and drives the train in emergencies.

-	GoA 3 refers to operation without a driver, where starting and stopping is automatic, but the controller operates the doors and drives the train in emergencies.

-	GoA 4 refers to train operation without supervision; starting, stopping, door operation and operation in emergencies is all automatic with no staff on the train.

We believe that railway companies will gradually implement autonomous trains. While a full transition to autonomous trains will require the development of additional technologies beyond those currently available, we believe that our obstacle detection technology has the potential to advance GoA 3 and GoA 4.

As part of the autonomous train vision being promoted worldwide, an automatic detection system will be required to enable train operators to detect obstacles in the train’s travel route beyond the braking distance of a train. An automatic detection system has about twice the human detection capabilities during the day, and much more at night. As part of our efforts to advance operating levels of GoA 3 and GoA 4, we are investing efforts in collaborations with train operators and train manufacturers to examine the integration of our railway detection systems within various trains. We focus on detection systems, whereby the additional auxiliary systems required for an autonomous train (ATC and ATP systems) will be provided by other manufacturers. Our railway detection system is a standalone product that does not require any supportive additional equipment. The interface with an ATO concept of operation can be done at a later time, since our railway detection system, once engaged, can be used regardless of the integration with other autonomous technologies.

GoA 4 freight trains already operate in certain parts of the world (such as Rio Tinto Australia, and Iron Ore Canada)1. We believe that our railway detection systems are ideal for these trains, and part of our strategy is to engage and collaborate with the operators of these trains. To that end, we have signed a contract to supply demonstrations over several months of testing with the Autonomous GoA4 rail operator Rio Tinto Iron Ore, as described below.

Beyond GoA 4 freight trains, there are some very specific environments where trains are operated without drivers and rely on signaling systems and a sterile testing environment, such as train lines in airports or underground train lines. Such autonomous lines are rare and can only be implemented if the conditions are precise. These types of trains require a safety infrastructure that is separate from the railway track in the external environment. This infrastructure is expensive to build and maintain, and therefore is not a viable option for most operators. While these types of trains are rare and not our main strategic focus, we do believe that our system will be ideal for these trains as well, as they require a solution that is installed on the train and capable of timely identifying potential hazards on and around the track.

Our Solutions

We develop solutions for a number of verticals in the railway market:

1.	The RV2000 system for Main Line passenger and freight trains

The RV2000 Main Line System is an application of our railway detection system that includes an external sensor unit installed on the train along with an on-board computer system (see below). The on-board computer system receives data from the external sensor unit and uses artificial intelligence to perform algorithmic calculations in real time to identify potential hazards for the train operator.

Our railway detection system is designed to discover and warn the train operator about hazards of up to 2,000 meters (1.2 miles) ahead of the train. To detect hazards up to this distance, our railway detection system is dependent on a continuous line of sight that is not obscured by buildings, curves in the track, or dense fog which can limit the detection range.

The braking distance of a train traveling at high speeds of about 160 KPH / 100 MPH is approximately 800 meters (0.5 miles). The RV2000 railway detection system has been optimized to identify hazards at a distance more than 800 meters (0.5 miles) to provide the train operator with enough time to react to the hazard, and stop the train if necessary. The braking distance of the train may differ as a result of various factors, including weather conditions and the total weight of the train.

Our railway detection system can technically interface with the train’s control and monitoring systems, such as the brake system. This interface is achieved by setting up a communication interface between our railway detection system and the train’s existing operating system. However, interfacing with the brake system or other systems of a train will require compliance with a more stringent level of train safety (SIL) than the current safety levels we are certified for, as of the date of this prospectus.

Our railway detection system is designed to classify objects, detect their location on the track, and detect the position of the switch. The switch is a device that is part of the railway track and is used to switch between two adjacent tracks or merge two tracks into one track. It is important to detect the position of the switch because the switch selects the train’s continued direction from the main track line on which the train is currently riding to another rail.

An advanced prototype of the RV2000 system is expected to be complete its development stage during the first quarter of 2022.

On August 12, 2021, we signed a non-binding memorandum of understanding with Israel Railways Ltd. The memorandum of understanding states that Israel Railways will conduct a Long-Term Pilot (LTP) of the RV2000 system on its freight trains. Israel Railways will consider placing a purchase order for 6 to 10 units of our RV2000 system, so long as we are successful in meeting the pre-defined criteria and regulation approvals that Israel Railways require. The RV2000 system LTP began on December 7, 2021 (see image below). The potential sales opportunity with Israel Railways for our RV2000 system to be installed on up to 200 trains and assuming we can negotiate bidirectional installation, the potential sale opportunity could be doubled to install up to 400 RV2000 systems on up to 200 trains. The memorandum of understanding was extended on November 10, 2021 and on February 6, 2022 and expires on May 31, 2022, if not further extended.

Rio Tinto Iron Ore, or RTIO, the world’s second-largest metals and mining corporation has engaged us to work on part of its AutoHaul autonomous train to improve train safety. RTIO has 60 operations in 35 countries, has 47,500 employees and 2,000 customers. The RTIO fleet is autonomous, and does not have the technical capability to foresee any obstacles or anomalies in front of the moving train. As such, RTIO is exploring solutions that can detect, alert and respond to an obstacle on the tracks. In April 2021, we entered into an equipment, personnel and services supply agreement with Hitachi Rail STS Australia Pty Ltd., or STS, which enables STS, as the principal supplier, to supply Rio Tinto Railway Network with our RV2000 system for demonstrations and to examine the RV2000’s operational performance. If the tests are successful, Rail Vision has the potential to install its RV2000 system on Rio Tinto Railway Network’s fleet of about 220 trains, with the RV2000 system integrated by STS as the project integrator.

2. The RV200 system for the Shunting Yard

The RV200 system used at the shunting yard is meant to streamline work in the operational areas of railways (shunting yards) which are used for the assembly, loading and unloading of freight trains.

The shunting yard application of the railway detection system consists of two external sensor units installed on either side of the locomotive that are linked to the central processing unit inside the train, and uses algorithms, artificial intelligence/deep learning neural nets, to classify these obstacles in real time, at a range of up to 200 meters on and beside the track, under severe weather and poor visibility conditions. These warnings are shown to the driver with some recommendations to stop or slow down. The system also has the technical ability to interface with the locomotive’s control systems, such as the train’s brakes. This is done by setting up a communication interface with existing systems in the train and doing so in accordance with the customer’s requirements. However, interfacing with the brakes or other systems in the locomotive requires compliance with a stricter Safety Integrity Level (SIL) than the levels for which we have currently have obtained certification (SIL 0). Rail Vision has completed a homologation process of a drive assist system on trains in a use-case of Switch Yard (SIL-0 according to EN50126).

In October 2020, we supplied a prototype of the RV200 system to Schweizerische Bundes Bahnen Cargo, or SBBC, for functional testing, which began in April 2021, to test the system for compliance and the system’s ability to better integrate during actual work for a potential customer (Open Field Test – OFT). For additional information, see “Business and Marketing Strategy” – “Locomotives for shunting yards,” below.

3. The Light Rail Vehicle (LRV RV100) system for light rail and subways

Many cities utilize light railways and underground railways as part of the city’s public transportation system. Light railways in cities also intersect with travel environments used by vehicles and pedestrians alike. This hybrid use of a road by cars, trains and people, causes a greater risk of traffic safety incidents.

Our LRV RV100 system helps to increase travel safety with the use of advanced technologies that provide real-time warnings of obstacles on the track by utilizing sensors and cameras with a broad field of vision. Since this is a passive detection and classification system (detection through information receiving cameras, without transmission or radiation), as distinct from active systems (detection by receiving back signals transmitted by the system) based on radar (an electronic system for detection of and tracking location of objects in the space using electromagnetic radio waves) or LIDAR (distance measuring technology by lighting the target with a laser beam), the LRV RV100 system does not create radiation hazards and does not interfere with the operation of other systems.2

Using a passive railway detection system allows for safer use in populated areas as there is no transmission of electromagnetic radiation, which could endanger passers-by. In addition, because the system does not transmit, the likelihood of false alarms is lower. Another advantage of a passive railway detection system is that it does not interfere with other systems operating in its vicinity and is not affected by other systems.

In addition, camera-based railway detection systems have a much better resolution and can detect and classify potential hazards with higher expected performance than the human eye. On the other hand, passive railway detection systems are subjected to light conditions and sensor performance, mainly in VIS wavelength range, which can affect the performance of camera-based railway detection systems.

These systems also allow for flexibility in algorithmic and software updates with relative ease due to the use of updatable components, unlike the current practice in the motor vehicle industry that are based on ASIC components that cannot be updated as easily. We have demonstrated a preliminary prototype of the LRV system and are currently reviewing our collaborations with our development partners. For more information, see details below under the “Light Rail Vehicle” and “Commercial Agreements—LRV System MOU” sections.

4. Maintenance, Predictive maintenance applications based on measurements and data collection

Another module to our railway detection systems, currently in the beginning stages of development, is a plan to enable the constant monitoring of railway infrastructures to warn of potential malfunctions or defects – such as damage to railway tracks, electrical problems in infrastructure components, unstable electrical pylons next to the tracks, and vegetation invading the track – which could result in interference with train traffic. The early detection of such problems could be the basis of long-term planning of maintenance work. These features of the railway detection system will also provide another means of helping railway companies manage maintenance efficiently, leading to savings in time, money and labor, and prevent unplanned down time. As of the date of this prospectus, we are still developing this infrastructure. We are in the process of working with a customer to build a railway detection system that will only focus on infrastructure inspection. This new module will be based on our sensors and algorithmic capabilities, utilizing cloud computing to handle data collections and measurements.

Business and Marketing Strategy

Our vision is to become a global leading developer and supplier of innovative railway detection technologies to the railway industry. We believe that our advanced technologies will enable safer train driving, reduce train accidents, increase the flow of traffic, and save money for our customers. We also believe that the transition to autonomous train driving will not occur without an advanced detection system such as ours.

We focus on the following three main segments of the market as described above:

Locomotives for shunting yards – We have focused on selling the RV200 system to shunting yard operators. Our railway detection system for this market segment is at a relatively advanced stage, as we have a prototype of the RV200 system that is being tested by SBBC, a freight train company in Switzerland. Upon successful completion of the railway detection system tests at SBBC, we expect that this prototype will lead to an order from SBBC by the end of 2022, or the beginning of 2023. We have received a proof of concept to examine the Rail Vision system. As a result, we hope to achieve further sales in this market segment once the railway detection system successfully completes its operational test. Furthermore, we believe that SBBC’s reputation will assist us in the promotion and sales of our railway detection systems to other customers in this segment. If the transaction with SBBC evolves into an order, we expect SBBC to order several dozen of our railway detection systems.

Locomotives for passenger and freight trains – Our main area of activity is the RV2000 system, which is designed for passenger and freight trains. Our strategic focus on this market segment derives from the fact that it includes the largest number of trains, and that the trains operating in this market segment are exposed to serious risks and the realistic probability for potentially fatal accidents. We invest significant efforts in promoting sales to passenger and freight train operators. The sales processes for this market segment includes a demonstration of the system’s capabilities according to specific requirements of each train operator. In addition, we are engaged in the process of licensing systems that are intended for this market segment on the assumption that obtaining a permit in one country may significantly facilitate the licensing process in another country. The development process of this railway detection system is ongoing and is expected to be completed during 2022. According to an agreement signed in April 2021, a prototype of a first system is expected to be supplied to an operator of freight trains in Australia in the Q1 of 2022 for a long-term pilot. We expect that given a successful conclusion of the pilot in Australia, as described above, we will sell dozens to several hundred railway detection systems in the next two years.

Light Rail Vehicle (LRV) – We are in the process of developing an LRV system that will be designed for the light rail market segment. We are exploring the possible collaboration with some car manufacturers. The development plan will be aligned to match the needs of the car manufacturer.

Our strategic focus is reflected in our marketing strategy:

●	We plan on increasing our marketing and sales department to reach more potential customers. Increasing the number of sales and marketing personnel will enable us to initiate and create additional opportunities while the sales and marketing personnel focus on and specialize in the territories that our strategy defines as most relevant.

●	We are focused on the following markets: North America, Europe and Asia Pacific. The reason for the focus on these markets stems from an analysis we conducted to identify the most relevant countries likely to adopt our railway detection systems. We have defined several parameters which may indicate commercial viability of the market relevant to our railway detection systems. The parameters examined by us included, among other things, the total length of the railway tracks in the country examined, the number of passengers per kilometer/ mile of track traveled, the number of tons of goods per kilometer/ mile of track transported, the total number of trains in the country, the level of innovation in the country, and the openness to integrate new technologies.

●	We are investing in efforts to create and develop collaborations with leading train manufacturers. These collaborations are meant to be long-term, with the aim of integrating our railway detection systems into the future production lines of these train manufacturers. We believe that the railway detection systems we develop will be an integral part of future trains, and therefore it is important to invest marketing efforts as early as possible to promote partnerships with train manufacturers and increase market adoption of our railway detection systems.

●	Leverage and develop our strategic partnership with Knorr-Bremse to serve as a non-exclusive distributor and be a local partner engaged in marketing, sales and the implementation of projects, including integration, installation and services regarding our products in the relevant markets in which Knorr-Bremse operates worldwide. As part of this marketing strategy, we will seek the assistance of Knorr-Bremse’s marketing team. We intend to provide marketing and training materials to Knorr-Bremse’s marketing staff to enable them to promote and sell our products to their existing customers.

●	We intend to invest in advertising in traditional industry channels, social media networks and digital channels to better advertise and market our railway detection systems to potential customers in the railway industry.

●	We strive to increase collaborations with other companies operating in the railway industry, such as communications companies that are engaged in constructing communications infrastructure or companies that manufacture complementary products for the railway industry. Collaboration with types of companies may provide added value to our customers, whether it be in the field of data communications where customers seek to transfer data in real time from the trains to the control centers, or through cooperation with companies that manufacture additional auxiliary systems, such as sign manufacturers, and manufacturers of automatic coupling systems (systems that enable automatic coupling between a locomotive and a carriage or between carriages for towing) where our systems will provide a complementary solution.

●	Big data – Following the dissemination of our technology and products among many customers, we intend to offer our customers predictive maintenance services and digital mapping services based on the gathering of the visual information stored in its systems. We see big data services as one of its most important growth engines in the next 3-5 years.

New Products and Applications

We are currently exploring a number of additional railway detection system applications that are in various stages of research and development, as follows:

Maintenance and predictive maintenance: customers who have installed Rail Vision systems for real time identification of objects, will have the option of receiving predictive track maintenance services, such as identification of vegetation invading the tracks, damage to infrastructures, sunk pylons, etc. This railway detection system application will be able to collect the data from the sensors and check for any changes in and around the track infrastructure in order to indicate possible defects in the infrastructures. Currently, this application is at the initial R&D stage only, and in preliminary discussions with a potential customer that started in April 2021 for demonstration purposes, as stated above.

Mapping and updates – Geographic Information Systems (GIS): since trains travel the same route several times a day, the comparison of observed data received by our railway detection system can discover infrastructures such as posts, signaling systems, electronics boxes, and check their actual location using system measurements based on an image-based navigation (IBN) algorithm, and compare the data with existing records and provide updates. This saves both time and money, as the expense of remapping a railway track is rarely done, and usually forces stretches of track to be closed for such updates. This application of our railway detection system is at the proof of concept (POC) stage of initial research and development.

Big Data: this application of our system will be based on long-term collection of data from Company’s sensors installed on trains to provide relevant data on infrastructure, train traffic and the surroundings. Analysis of the data will generate reports showing trends in driver behavior and the surrounding area and conditions, which will help train operators reduce downtime caused by infrastructure problems, and improve the synchronization of trains, as required by the customer.

Currently, this application is only at the start of the research and development stages and is also conditioned on the installation and operation of about one hundred railway detection systems in order to obtain sufficient data for its operation, assuming the successful completion of its development.

We intend to offer the Big Data applications as an added value to our system to be installed at the customer and not as a separate product.

Commercial Agreements

Knorr-Bremse

We have entered into a series of strategic and investment agreements with Knorr-Bremse or affiliates of Knorr-Bremse. Knorr-Bremse is a 110 year old multi-billion dollar market cap company traded on the Frankfurt Stock Exchange. With more than 29,000 employees at over 100 locations in more than 30 countries around the globe Knorr-Bremse is a world leader in braking & peripheral systems generating total of sales of EUR 6.2 billion in 2020. As one of our strategic investors, Knorr-Bremse has invested over $20 million in us.

KBCH Framework Agreement

In August 2020, we entered into a framework agreement, or the Framework Agreement, with KBCH (a subsidiary of Knorr-Bremse operating in Switzerland) regarding the supply of a prototype of our system to the shunting yard of a company operating cargo trains in Switzerland, or SBBC. Under the Framework Agreement, we provided KBCH one prototype of the system which was installed on an operating locomotive in an SBBC shunting yard, for the purpose of examining the operational performance of the system, or the Operational Function Test. In consideration for the prototype provided in October 2020 for the Operational Function Test, KBCH paid us approximately EUR 244,000 (approx. $293,000). In addition, in order to support the operational performance test procedure, which began in April 2021, we undertook to provide various professionals, as needed, in exchange for payment at the maximum rates and amounts determined in the Framework Agreement. In addition, the Framework Agreement determines a division between us and KBCH regarding additional support actions for SBBC, as needed, in the Operational Function Test process.

LRV System MOU

On September 17, 2020, we entered into a non-binding Memorandum of Understanding with Knorr-Bremse, or the MOU, regarding cooperation between the parties with respect to LRV systems. Under the MOU, we undertook to make further adjustments and/or development to the LRV system, if required by Knorr-Bremse and agreed by us. Knorr-Bremse undertook to indemnify us for any costs of such adjustments and developments, subject to prior approval by Knorr-Bremse. It was further agreed that in case, Knorr-Bremse purchases an LRV system it will be offered at a discount to compensate for the adaptation and development cost. In addition, it was agreed that the parties will negotiate a detailed cooperation agreement in good faith, in which they will determine, among other things, the terms of sale of the LRV systems by us to Knorr-Bremse.

The MOU will be in effect from the date of its signing until the earliest of: (a) the signing of a binding cooperation agreement between the parties which will replace the MOU; (b) a notice by one of the parties that it is interested in terminating the MOU and the negotiations between the parties on the cooperation agreement; or (c) 12 months from the date of signing the MOU. Accordingly, the MOU expired in September 2021. Following the signing of the MOU, in December 2020, Knorr-Bremse placed a purchase order to us for developing two prototypes of the LRV system according to specifications required by Knorr-Bremse. In return for the development of the two prototypes, Knorr-Bremse paid us a total of approximately EUR 397,000 (approximately $476,000). During July 2021, we delivered one of the LRV system prototypes to Knorr-Bremse and the second LRV system was delivered during January 2022.

Strategic Partnership Agreement

On August 19, 2021, we entered into a Strategic Partnership Agreement with Knorr-Bremse. Under the terms of the Strategic Partnership Agreement, we will collaborate with Knorr-Bremse with respect to joint projects, based on the following principles: (a)(i) the expansion of the Knorr-Bremse Railway Driver Assistance Systems to the field of environmental observation, or (ii) future collaboration in the areas of barrier identification and classification systems in the railway industry; and (b) as part of the framework, we will provide Knorr-Bremse the technology needed in order to fulfilling the customer’s requirements.

The agreement further provides, among other things, that (i) in the event that a customer is presented to us by Knorr-Bremse, subject to the certain conditions, Knorr-Bremse will be entitled to serve as the main contractor for such project, (ii) for any joint project, the parties will mutually agree on the identity of the main contractor and (iii) we will instruct and train the local Knorr-Bremse missions to provide field support services for our systems.

The implementation of the terms of the agreement is subject to future approvals and agreements between the parties and third parties, including transactions that may be subject to the related party transaction rules under the Companies Act, and, as such, there is no certainty that such transactions will be executed, in whole or in part.

The term of the agreement will expire three years after the date of the agreement, or August 19, 2024.

Knorr-Bremse has been in the railway business for 110 years, as a world leader in braking and other system operations. Knorr-Bremse has a global presence with 29,700 employees at 100 sites in 30 countries and is trading on the Frankfurt Stock Exchange with sales totaling €6.2 billion in 2020.

Collaboration Agreement with Israel Railways

On August 3, 2016, we entered into a Cooperation Agreement with Israel Railways Ltd. (a governmental company fully owned by the State of Israel), which was further amended on January 19, 2020.

Under the terms of the agreement, we undertook to fulfill certain functions for the development, marketing, distribution and sale of the system, and Israel Railways undertook to provide us with services and the means to perform tests and experiments, mainly in logistics and manpower, and to provide us with information on certain data that will be given at the discretion of Israel Railways.

Pursuant to the agreement, we agreed to pay Israel Railways the following payments: (i) during the period from August 3, 2016 and until the earliest of (a) a period of 5 years from the date of our first commercial sale or (b) the date of an initial public offering or (c) a change of control (as defined in the agreement), Israel Railways will be entitled to a payment of royalties in the amount of 2.75% of our net sales, and (ii) during the period from August 3, 2016 until the earliest of: (a) the date of an initial public offering or (b) a change of control (as defined in the agreement) Israel Railways will be entitled to 1.5% of the total proceeds from an IPO or consideration, received by us or our shareholders, as a result of a change of control.

The agreement further provides that Israel Railways will be entitled to purchase our products and services at a price equal to half the lowest price charged by us for those products and services to an unrelated third party.

In addition, as part of the agreement and in consideration for services provided to us by Israel Railways, we granted Israel Railways warrants to purchase 195,448 of our shares with a nominal exercise price. The option was initially exercisable upon the earlier of an IPO or a change of control. On July 1, 2021, we amended the warrant to extend the exercise period, until the earlier of: (1) five business days following the day in which Israel Railways obtained the necessary Governmental Approvals (as defined below); or (2) one year from the date of amendment of the option agreement, or June 30, 2022.

On May 30, 2021, Israel Railways informed us that the board of directors of Israel Railways approved the exercise of the option. The approval by the board of directors of Israel Railways is subject to the certain governmental approvals in Israel, or the Governmental Approvals, by the Minister of Finance, the Minister of Transportation, the Budget Director in the Ministry of Finance and the Director of the Government Companies Authority. Currently, the decision of the board of directors of Israel Railways did not obtain the necessary Governmental Approvals.

The agreement may be terminated by either party by providing a 60 days prior written notice. In addition, Israel Railways may terminate the agreement with 30 days prior written notice in the event of a change of control in us.

Competition

We are still in the development stage and many of our competitors have extensive track records and relationships within the rail industry and/or the automotive industry. Many of our current and potential competitors have longer operating histories and more extensive name recognition than we have and may also have greater financial, marketing, manufacturing, distribution and other resources than we have. In particular, we operate in a market where most of our competitors are giant corporations such as Bosch Engineering GmbH, ALSTROM Holdings, Bombardier Transportation, Siemens Mobility GmbH, Toshiba Infrastructure Systems & Solutions Corporation and Mobileye Vision Technologies Ltd, with others such as 4Tel Pty Ltd and Cognitive Robotics LLC. Current and future competitors may be able to respond more quickly to new or emerging technologies and changes in customer demands and to devote greater resources to the development, promotion and sale of their products than we can.

Unlike some of the competitors that have used existing systems from the motor vehicle world and adjusted them to the railway environment, we develop our railway detection systems from the beginning to operate on trains. Additionally, in terms of the ability to identify hazards at far longer distances, our railway detection system functions can not only discover obstacles on the tracks but also identify these obstacles. We believe that our railway detection system’s contribution to train safety will be greater than that of existing railway detection systems by our competitors. Thus, by our estimate, the railway detection systems offered by competitors for mainline trains have relatively limited capabilities compared to the capabilities of our RV2000 system. From our own analysis, we believe that our competitors offer a shorter range-detection distance and provide a lower detection probability of obstacles than the railway detection systems we have developed.

Some of our competitors offer a shorter range-detection distance and provide a lower detection probability of obstacles. Our systems consist of electro-optic sensors using artificial intelligence for automatic identification, classification of obstacles along the tracks at distances which, to the best of our knowledge, are longer than those of the competition. Our railway detection systems also have a greater degree of accuracy and higher probability to detect obstacles, which, to the best of our knowledge, results in fewer false alerts compared to competing products.

Apart from the expected contribution of our systems to increase the safety of train operations, our railway systems are also designed to help in predictive maintenance of railway infrastructure, due to the constant monitoring of the railway tracks by its sensors. As far as we know, this function does not exist in any competing systems.

To the best of our knowledge, several competing companies are developing systems to help drivers. Some derive from the world of trains, others from the wheeled vehicle industry. These companies adapt technologies from the vehicle industry for use with trains, for long distance identification of hazards, particularly in the LRV segment. These technologies are generally based on LIDAR technology and/or radar scans with cameras, and as far as we know, have not yet been shown to be suitable for the railway environment, in terms of discovery ranges and required performance. In addition, we don’t expect our LRV system to be sold at a lower price than competitors’ prices due to our use of more advanced components than our competitors.

We differentiate our systems by focusing on their unique ability to use AI algorithms in real time to provide alerts to the driver throughout the entire drive. In our estimation, the advantages of our technology over the competition are:

●	Our railway detection system is based on passive technology that uses video images or thermal images, unlike other railway detection systems that are based on obstacle discovery using radar or lasers (which emit radiation along the railway track) in train stations, and already exist in the market for LRV and in level crossing – we do not know of any other system that reaches 2 kilometers classification.

●	In several field trials, our railway detection systems have shown an ability to identify objects at distances of up to 2,000 meters. Discovering obstacles at a long range is essential for effectively discovering obstacles since there is a long braking distances required by trains to come to a complete stop from the time the obstacle is identified.

●	Our railway detection systems, compared to LIDAR technology, are less sensitive to platform speed or rocking motions, higher resolution and are able to classify obstacles at longer distances compared to competing railway detection systems.

●	Our detection systems are based on passive technology, and are therefore not exposed to interference due to hot spots and reflection overload. Other technologies such as radar are sensitive to the presence of metallic objects (such as screws, springs and other metallic objects etc.) which are often found on or near railway tracks.

We believe the following table gives representative details of various solutions currently available on the market in the field of identifying obstacles on railway tracks. The following information is based on our beliefs, has been provided to us from publications by the various competitors listed below and has not been independently verified by us.

Our competitive approach is in developing a unique know-how, achieving an advantage and differentiating our railway detection system technology by incorporating advanced technological solutions. We believe that the railway detection system we are developing can provide an effective economic solution for our customers, which includes a return of the investment brought about by the railway detection system’s contribution to the train’s increased safety, the prevention of accidents and unplanned delays in train traffic, and improving the accuracy of railway operations, all of which can save railway operators extensive operating costs.

Another advantage of our railway detection system is the option, currently in development, to use the system as an aid to predictive maintenance of railway infrastructure due to the system’s continuous monitoring of the railway tracks on which it travels.

Apart from that, we engage the competitive landscape by developing new products, and to the extent that such developments are successfully completed, these products will enable us to face the competition. To provide our customers with additional added value, we are developing maintenance, predictive maintenance, Big Data and GIS services, which may be added on top of our existing system components to make our railway detection system more attractive to the customer.

Because our railway detection system regularly monitors railway infrastructures and tracks, the system can record and store visual information. Huge amounts of data are built up (Big Data) which, subject to contractual and legal restrictions, could be available to customers for purposes such as identifying possible gaps and faults in tracks and other infrastructure, and updating maps. This capability is an added value to the existing system. To the best of our knowledge, Siemens Mobility GmbH and the 4Tel Pty Ltd company also use infrastructure monitoring capabilities that are based on artificial intelligence. We have no information about the veracity of this competitor’s statement.

Government Regulation

As the autonomous train industry continues to develop, regulators, including the FRA and the ERA, may adapt existing regulations and create new ones in order to ensure the compatibility of autonomous trains and autonomous train technology with regulatory expectations, requirements relating to safety and legal liability. On March 29, 2018, for instance, the FRA issued a RFI regarding the “future of automation in the railroad industry,” which is part of a broader effort by the U.S. Department of Transportation to advance the safe deployment of autonomous technologies. We cannot anticipate what regulations will materialize from the FRA’s RFI, or from parallel inquiries underway in other countries in which we operate. Likewise, we cannot predict the limitations, restrictions and controls nor the economic consequences flowing from such regulations. Should restrictive regulations apply, they could delay the introduction of autonomous train technology, cause us to redesign aspects of our products, impose additional costs and adversely affect our results of operations. We cannot assure you that we have been or will be at all times in complete compliance with such laws, regulations and permits.

In addition, we are subject to a number of laws and regulations that involve matters central to our business. These laws and regulations involve privacy, data protection, intellectual property, competition, and other subjects. Many of the laws and regulations to which we are subject are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. Because global laws and regulations have continued to develop and evolve rapidly, it is possible that we may not be, or may not have been, compliant with each such applicable law or regulation.

Intellectual Property

We seek patent protection as well as other effective intellectual property rights for our products and technologies in the United States and internationally. Our policy is to pursue, maintain and defend intellectual property rights developed internally and to protect the technology, inventions and improvements that are commercially important to the development of our business.

We have five (5) registered patents and eleven (11) pending patent applications. Failure to gain approval for the patent applications filed by us or a change in the patents granted to us, in whole or in part, and the promotion and creation of alternative technologies to ours technology, may adversely affect our status and ability to sell the system developed by it.

A provisional patent application is a preliminary application that establishes a priority date for the patenting process for the invention concerned and provide certain provisional patent rights. We cannot be certain that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents granted to us in the future will be commercially useful in protecting our technology. Despite our efforts to protect our intellectual property, any of our intellectual property and proprietary rights could be challenged, invalidated, circumvented, infringed or misappropriated, or such intellectual property and proprietary rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages. For more information, please see “Risks Related to our Intellectual Property.”

In addition, we may be exposed to claims and/or suits regarding the use of proprietary rights of third parties who received approval for the registration of a patent in respect of an application which had already been filed when we made use of such rights.

Property and Facilities

Our corporate headquarters, which includes our offices and research and development facility, is located at 15 Ha’Tidhar St., Ra’anana 4366517, Israel, where we currently occupy approximately 14,000 square feet. We lease our facilities and our lease ends in September 2026. At the end of the term, we have the option to extend the lease for an additional five years. Our monthly rent payment is NIS 79,000 (approximately $25,000). In 2023, the monthly rent payments will increase to NIS 82,000 (approximately $26,000), and in 2026, the monthly rent will increase to NIS 83,000 (approximately $26,000).

We consider our current space sufficient to meet our anticipated needs for the foreseeable future and believe our current space is suitable for the conduct of our business.

Employees

As of the date of this prospectus, we have five senior management positions, all of whom are engaged on a full-time basis, one of whom is engaged as a service provider. In addition to our senior management, we have 52 employees and two dedicated service providers, who provide services to the Company as independent contractors, in full or part-time capacities. The majority of our employees are located in Israel.

None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all our employees. However, in Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment and consulting agreements include employees’ and consultants’ undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is subject to Israeli law.

Legal Proceedings

We are not currently party to any pending material legal proceedings. From time to time, we may become a party to litigation incident to the ordinary course of our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our executive officers, key employees and directors as of March 24, 2022:

Name	Age	Position

Executive Officers
Shahar Hania	49	Chief Executive Officer

Ofer Naveh	50	Chief Financial Officer

Zachi Bar-Yehoshua	47	Chief Operating Officer

Ofer Grisaro	45	Vice President of Marketing and Sales

Amit Klir	52	Vice President of Research and Development

Non-Employee Directors
Shmuel Donnerstein	69	Chairman of the Board of Directors and Director

Elen Katz	58	Director

Itschak Shrem	74	Director

Eli Yoresh	51	Director

Mario Beinert	46	Director

Maximilian Eichhorn	53	Director
Director-Nominees

Inbal Kreiss (1)(2)(3)	55	Director Nominee

Regina Ungar (1)(2)(3)(4)	59	Director Nominee

Yossi Daskal (1)(2)(3)(4)	68	Director Nominee

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Independent director (as defined under Nasdaq Stock Market Listing Rules)

(4)	External director (as defined under the Companies Law)

Senior Management

Shahar Hania, Chief Executive Officer

Mr. Shahar Hania has served as our Chief Executive Officer since November 2020. Previously, Mr. Hania served as a member of our board of directors from November 2020 to March 2022, and as our Vice President of Research and Development from April 2016 to March 2021. Mr. Hania is an electro-optics expert with vast experience (since 1994) in the fields of combined electro-optics systems, detection, infrared systems and lasers. Mr. Hania held senior system engineering positions in Bird Aerosystems Ltd. From April 2012 to May 2016, and Elbit Systems Electro-Optics ELOP Ltd. From 2000 to 2012. Mr. Hania holds a B.Sc. in Physics and Electro-optics engineering from the Jerusalem College of Technology, Israel and a M.Sc. in electro-optics engineering from Ben-Gurion University, Israel.

Ofer Naveh, Chief Financial Officer

Mr. Ofer Naveh has served as our Chief Financial Officer since June 2017. Mr. Naveh brings more than 15 years of experience in accounting and financial management, at KPMG’s audit practice from December 1999 to November 2005, and in numerous financial and accounting roles at public companies traded in Israel and the United States. Mr. Naveh served as chief financial officer of Accel Solutions Group Ltd (formerly: Dolomite Holdings Ltd.), a public company organized under the laws of the State of Israel and listed on the Tel Aviv Stock Exchange, or the TASE, from 2010 through June 2017. Mr. Naveh holds a B.A. in Accounting and Business from the College of Management Academic Studies, Israel and a M.A. in Law from Bar-Ilan University, Israel. Mr. Naveh is a Certified Public Accountant in Israel.

Zachi Bar-Yehoshua, Chief Operating Officer

Mr. Zachi Bar-Yehoshua has served as our Vice president of Operations since June 2017. Mr. Bar-Yehoshua has combined managerial experience of more than 20 years, both in the high-tech sector and traditional industries in several service and operation roles. Mr. Bar-Yehoshua served as operation and customer manager at Zoko Enterprises Ltd., an infrastructure and transportation company, from June 2015 through June 2017 and as vice president of technologies services at Team-Netcom Ltd. (Malam Group), a hardware development company, from March 2011 through May 2015. Mr. Bar-Yehoshua holds a B.A. in Management and M.B.A in Business Administration from the Open University of Israel.

Ofer Grisaro, Vice President of Marketing and Sales

Mr. Ofer Grisaro has served as our Vice President of Marketing and Sales since February 1, 2021. Mr. Grisaro has more than 15 years of experience in sales, marketing and business development. Prior to joining us, between February 2019 and January 2021, Mr. Grisaro worked as a regional sales manager of NSO Technologies Ltd., a Cyber intelligence company. Prior to that, Mr. Grisaro worked as a sales director at D.S.I.T. Solutions Ltd., an underwater surveillance company, between March 2017 and February 2019. Mr. Grisaro holds B.A. degree in Management and an M.B.A. in International Marketing Pricing, both from the Ben Gurion University, Israel.

Amit Klir, Vice President of Research and Development

Mr. Amit Klir has served as our Vice President of Technology, Research and Development since March 2021. Mr. Klir has more than 25 years of experience in development and leadership of video and audio applications. Prior to joining us, Mr. Klir worked as the Head of Engineering at Continuse Biometrics Ltd., an innovative medical company, between May 2015 and March 2021. Mr. Klir holds a B.Sc. degree in Electric Engineering and Computers from the Ben Gurion University, Israel.

Non-Employee Directors

Shmuel Donnerstein, Director

Mr. Shmuel Donnerstein has served as our Chairman of the board of directors since June 2020. Since 2008, Mr. Donnerstein serves as the Chairman of the board of directors of Rav Bariach (08) Industries Ltd, a leading company in the door & locks industry in Israel for over 40 years, and also served as the CEO until 2016. Mr. Donnerstein also serves on the board of directors of Scoutam Ltd. (OTCMKTS: SCTC), Safe-Food Ltd., Rav Bariach Locking Products Ltd, Doors (08) Industries Ltd., Norieali Construction Industries Ltd. And Rav Bariach (08) Industries Ltd. Mr. Donnerstein holds a B.A. in Economics from Tel-Aviv University.

Elen Katz, Director

Mr. Elen Katz has served on our board of directors since April 2016 (except for one week between October and November 2020). Previously, Mr. Katz served as our Chairman of the board of directors and Chief Executive Officer between April 2016 and October 2020. Mr. Katz is an experienced inventor and entrepreneur in the field of mechanical and software innovation, homeland security and mobile and robotic sensors. Between 2013 and our establishment in 2016, Mr. Katz served as a director for I-Trak Ltd., a company that operates within the land security, robotic sensor and computer vision industries. In addition, Mr. Katz provided consultation services to I-Trak Ltd. With respect to several projects in the fields of homeland security, electro-optic robotics and computer vision.

Itschak Shrem, Director

Mr. Itschak Shrem has served on our board of directors since August 2016 (except for a two month leave of absence during June and July 2018). Mr. Shrem has more than 40 years of experience in financial markets and venture capital. In 1991, Mr. Shrem founded Dovrat Shrem Ltd., an investment banking, management and technology company. Prior to that, he spent 15 years at Clal Israel Ltd., where he served in various capacities, including chief operating officer, and was responsible for capital markets and insurance businesses. In 1993, Mr. Shrem founded Pitango Venture Capital Fund (formerly, Polaris) and served as a partner of Pitango Funds I, II and III. He has been the Managing Director of Yaad Consulting 1995 Ltd. Since 1995. Since August 2020, Mr. Shrem serves as the chairman of the board of directors of SciSparc Ltd. (NASDAQ: SPRC). Previously, Mr. Shrem served on the board of Tel-Aviv Sourasky Medical Center, the Weizman Institute Eden Spring Ltd., Nano Dimension Ltd., Ormat Industries Ltd., Retalix Ltd. And as chairman of Sphera Funds Management Ltd. Mr. Shrem holds a B.A. in Economics and Accounting from Bar-Ilan University and an M.B.A. from Tel-Aviv University.

Eli Yoresh, Director

Mr. Eli Yoresh has served on our board of directors since August 2017. Mr. Yoresh is a seasoned executive with over 15 years of executive and financial management experience, mainly with companies in the financial, technology and industrial sectors. Mr. Yoresh has served as chief financial officer since March 2010, and as a director since October 2010, at Foresight Autonomous Holdings Ltd. (Nasdaq and TASE: FRSX), one of our shareholders. Mr. Yoresh served as the chief executive officer of Tomcar Global Holdings Ltd., a global manufacturer of off-road vehicles, from 2005 to 2008. In addition, since March 2014, Mr. Yoresh has served as a director at Nano Dimension Ltd. (Nasdaq and TASE: NNDM). Mr. Yoresh’s previous directorships include Greenstone Industries Ltd. (TASE: GRTN) from January 2013 to June 2015, as the chairman of both Zmicha Investment House Ltd. (TASE: TZMI-M) from February 2013 to July 2015 and Gefen Biomed Investments Ltd. (TASE: GEFEN) from April 2013 to July 2015. Mr. Yoresh holds a B.A. in Business Administration from the College of Management, Israel and an M.A. in Law from Bar-Ilan University, Israel. Mr. Yoresh is a Certified Public Accountant in Israel.

Mario Beinert, Director

Mr. Mario Beinert has served on our board of directors since March 2019. Mr. Beinert has more than 17 years of experience in The Truck and Railway industry. Since 2018 Mr. Beinert has served as the Vice President of RailServices at Knorr-Bremse’s Rail Division, where he is globally responsible for the aftermarket. Prior to that, he served as the Vice President CoC Air Supply Operations between May 2012 and January 2018. Mr. Beinert also served on the board of directors of Railnova SA, a company in Belgium that deals with digital services in the Railway industry in which Knorr-Bremse has acquired shares. Mr. Beinert holds a Master of Business Administration and Engineering degree from the Karlsruhe Institute of Technology (KIT) in Germany.

Maximilian Eichhorn, Director

Mr. Maximilian Eichhorn has served on our board of directors since October 2020. Mr. Eichhorn has more than 15 years of experience in the rail industry. Mr. Eichhorn currently serves as the Vice President Digital Products and Services of Knorr-Bremse’s Rail Systems Division since November 2020. Prior to that Mr. Eichhorn worked for 20 years for Siemens and served as Vice President Mobility Operating System and ATMS Software Solutions (July 2019 to September 2020), as Senior Vice President Strategy & Business Development (May 2018 to June 2019), and as Vice President Digital Transformation (January 2018 to May 2018), at Siemens Mobility GmbH, a 100% daughter company of Siemens AG. Prior to that, from January 2015 to December 2017, Mr. Eichhorn served as the Executive General Manager at Siemens Ltd. And as the Managing Director / CEO at Siemens Rail Automation Pty. Ltd., both located in Melbourne, Australia. Since January 2022, he also serves on the board of directors of Railnova S.A., Brussels, Belgium, a minority investment of Knorr-Bremse. Mr. Eichhorn holds a Master of Science degree in Electrical Engineering from the Technical University of Vienna, Austria, and a Ph.D. degree at Business Management from the University of Gottingen, Germany.

Director Nominees

Inbal Kreiss, Director Nominee

Mrs. Inbal Kreiss, one of our director nominees, is currently the Head of Innovation at the Systems, Missiles and Space Division of the Israeli Aerospace Industries Ltd. (IAI) and Chairwoman of RAKIA, Israel’s 2nd Scientific and Technological Mission to the International Space Station. Since 2013, Mrs. Kreiss has served as Deputy Director of the Space Division at IAI, leading the development, construction, launch and operation of observation and communication satellites for both Israeli and foreign users. Prior to that, Mrs. Kreiss held various leadership positions within IAI, including chief engineer of Israel’s Arrow 2 anti-ballistic missile defense system from 2000 to 2006, and project manager of the Arrow 3 exo-atmospheric interceptor from 2007 to 2013. Mrs. Kreiss holds a B.Sc in chemical engineering from the Technion, Israeli Institute of Technology, an Executive Masters in Business Administration from Tel Aviv University, and completed a visiting research fellowship at the Aeronautics & Astronautics Department of the Massachusetts Institute of Technology (MIT).

Regina Ungar, Director Nominee

Mrs. Ungar, one of our director nominees, serves as the Vice President of the Israeli Institute of Certified Public Accounting since 2018. Mrs. Unger has also served as the Chairperson of the Board of Packer Steel since 2019. Mrs. Unger also serves as an Independent Director at MIVNE Group Ltd. since 2019. Mrs. Unger has previously served as an Independent Director at ZIM International Shipping Lines from 2014 to 2021, Rafel Advanced Defense Systems Ltd. from 2014 to 2017, and KOOR Industries Ltd. from 2013 to 2014. Mrs. Unger holds an Masters of Business Administration (Finance) and a Bachelor of Arts in Accountings & Economics, both from Tel-Aviv University.

Yossi Daskal, Director Nominee

Mr. Daskal, one of our director nominees, serves as the President of Israel-Canada Chamber of Commerce since 2013. From 2003 to 2019, Mr. Daskal established Bombardier Israel, working as Chief Country Representative, Project Manager, Financing & Head of Sales. Prior to that, Mr. Daskal was the General Manager of Chemitron Technologies from 1999 to 2003. Since 2021, he is the chairman of the board of directors and the director of the finance committee of the Tel Aviv Museum of Art. Mr. Daskal has a Bachelors of Arts in Mediterranean and Arabic History Science and a Masters of Arts in Political Science, and is completing a PhD in Decision-Making from Haifa University.

Family Relationships

There are currently no family relationships between any members of our executive management and our directors.

Arrangements for Election of Directors and Members of Management

Pursuant to our articles of association that will be in effect upon the consummation of this offering, shareholders will be entitled to appoint a director to our board of director for each 10% of our outstanding share capital that they own. Following this offering, there will be no other arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected. See “Related Party Transactions” for additional information.

Compensation

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2021. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

All amounts reported in the table below reflect the cost to us in thousands of U.S. dollars, for the year ended December 31, 2021. Amounts paid in NIS are translated into U.S. dollars at the rate of NIS 3.116 = $1.00, based on the average representative rate of exchange between the NIS and the U.S. dollar as reported by the Bank of Israel in the year ended December 31, 2021.

	Salary and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation
All directors and senior management as a group, consisting of 6 persons (as of December 31, 2021).	$1,080,962		$589,161

As of December 31, 2021, options to purchase 826,848 ordinary shares granted to our directors and executive officers were outstanding under our Option Plan at a weighted average exercise price of $6.1393 per share. No options granted to our executive officers and directors during the year ended December 31, 2021.

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. Pursuant to the Companies Law, we will be required, after we become a public company, to disclose the annual compensation of our five most highly compensated officers on an individual basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K.

Employment Agreements and Service Agreements with Executive Officers

We have entered into written employment agreements and/or service agreements with each of our executive officers. These agreements are terminable by either party upon prior written notice ranging from 30 to 90 days. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. We contribute (usually following a trial period of three months) monthly amounts for the benefit and on behalf of all our employees located in Israel to a pension fund pursuant to Section 14 of Israel’s Severance Pay Law. Employees covered by Section 14 are entitled to monthly deposits at a rate of 8.33% of their monthly salary, made on their behalf by us. Payments in accordance with Section 14 release us from any future severance liabilities in respect of those employees. We do not set aside or accrue any additional amounts to provide pension, severance, retirement or other similar benefits or expenses. Most of our executive officers do not receive benefits upon the termination of their respective employment with us, other than benefits under Section 14.

Subject to the completion of this offering, we will pay a one-time IPO bonus to our Chief Executive Officer in the amount of NIS 312,000 (approximately $97,000), and will grant our Chief Executive Officer options to purchase 156,081 ordinary shares (equal to 0.75% of our post-IPO share capital on a fully diluted basis), with an exercise price per share equal to the average closing share price on the Nasdaq over the first 30 calendar days following this offering. Such options will vest one-third following 12 months from the completion of this offering and the balance on quarterly basis during the following 24 months.

In addition, subject to the completion of this offering, we will pay a one-time IPO bonus to our Chief Financial Officer in the amount of NIS 270,000 (approximately $84,000), and will grant our Chief Financial Officer options to purchase 124,865 ordinary shares (equal to 0.6% of our post-IPO share capital on a fully diluted basis), with an exercise price per share equal to the average closing share price on the Nasdaq over the first 30 calendar days following this offering. Such options will vest one-third following 12 months from the completion of this offering and the balance on quarterly basis during the following 24 months.

The final amount of options to purchase ordinary shares may vary depending upon the actual total number of outstanding ordinary shares following this offering on a fully diluted basis. For a description of the terms of our options and Option Plan, see “Management—Equity Incentive Plan” below.

Directors’ Service Contracts

Other than with respect to our Chairman of the board of directors that are also executive officers, we do not have written agreements with any director providing for benefits upon the termination of his engagement with our company.

Upon completion of this offering, board members who are not otherwise engaged or employed by us, including the director nominees to serve as board members, will each be entitled to (i) an annual fee of NIS 48,000 and a per meeting fee of NIS 2,000, and (ii) options to purchase 39,932 ordinary shares with an exercise price per share equal to the average closing share price on the Nasdaq over the first 30 calendar days following this offering. Such options will vest one-third over three years from the completion of this offering. Board members may waive there right to receive the above fees or options or any part thereof, and director nominees may assign their right to remunerations to the shareholder which appointed them.

On October 21, 2020, we entered into a service agreement with Mr. Donnerstein under which he was engaged to serve as our active Chairman of the board. In consideration for his services, Mr. Donnerstein is entitled to a monthly fee of $3,000 (plus VAT) which will be increased to $10,000 (plus VAT) following this offering. Mr. Donnerstein was granted 556,820 options to purchase ordinary shares under our Option Plan. In addition, subject to the completion of this offering, we will pay Mr. Donnerstein a one-time IPO bonus in the amount of $50,000 (plus VAT) and will grant additional options to purchase 266,216 ordinary shares, with an exercise price per share equal to the average closing share price on the Nasdaq over the first 30 calendar days following this offering. Such options will vest one-half following 12 months from the completion of this offering and the balance on quarterly basis during the following 24 months.

Differences between the Companies Law and Nasdaq Requirements

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as us, to comply with various corporate governance practices. In addition, following the listing of our ordinary shares and warrants on the Nasdaq Capital Market, we will be required to comply with the Nasdaq Stock Market rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the Nasdaq Stock Market rules for U.S. domestic issuers.

In accordance with Israeli law and practice and subject to the exemption set forth in Rule 5615 of the Nasdaq Stock Market rules, we have elected to follow the provisions of the Companies Law, rather than the Nasdaq Stock Market rules, with respect to the following requirements:

●	Distribution of periodic reports to shareholders; proxy solicitation. As opposed to the Nasdaq Stock Market rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Israeli law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we currently make our audited financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules.

●	Quorum. While the Nasdaq Stock Market rules require that the quorum for purposes of any meeting of the holders of a listed company’s common voting stock, as specified in the company’s bylaws, be no less than 33 1/3% of the company’s outstanding issued and outstanding share capital, under Israeli law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our amended and restated articles of association to be in effect upon the completion of this offering will provide that a quorum of two or more shareholders holding at least 50% of the voting rights in person or by proxy is required for commencement of business at a general meeting. However, the quorum set forth in our amended and restated articles of association with respect to an adjourned meeting consists of any number of shareholders present in person or by proxy.

●	Nomination of our directors. Our amended and restated articles of association to be in effect upon the completion of this offering will provide that with the exception of directors elected by our board of directors and external directors, which will be elected by an annual or special meeting of our shareholders and shall hold office until the next annual meeting following one year from his or her election, or 3 years period in case of external director, each shareholder who directly holds at least 10% of the issued share capital of the Company shall be entitled to appoint and remove one director and such appointment shall be for undefined period. The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under the Nasdaq Stock Market rules.

●	Compensation of officers. Israeli law and our amended and restated articles of association, to be in effect upon the completion of this offering, will not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under the Nasdaq Stock Market rules with respect to the chief executive officer and all other executive officers. Instead, compensation of executive officers is determined and approved by our compensation committee and our board of directors, and in certain circumstances by our shareholders, either in consistency with our office holder compensation policy or, in special circumstances in deviation therefrom, taking into account certain considerations stated in the Companies Law. See “Management—Board Practices—Approval of Related Party Transactions under Israeli Law” for additional information.

●	Independent directors. Israeli law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under Nasdaq Stock Market Rule 5605(a)(2), and rather requires we have at least two external directors who meet the requirements of the Companies Law, as described below under “Management—Board Practices—External Directors.” The definition of independent director under Nasdaq Stock Market rules and external director under the Companies Law overlap to a significant degree such that we would generally expect the directors serving as external directors to satisfy the requirements to be independent under Nasdaq Stock Market rules. However, it is possible for a director to qualify as an ‘‘external director’’ under the Companies Law without qualifying as an ‘‘independent director’’ under the Nasdaq Stock Market rules, or vice-versa. Notwithstanding Israeli law, we believe that a majority of our directors are currently “independent” under the Nasdaq Stock Market rules. Our board of directors has determined that Mr. Yossi Daskal, Mrs. Regina Ungar and Mrs. Inbal Kreiss are “independent” for purposes of the Nasdaq Stock Market rules. We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable Nasdaq and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “independent directors” as defined in the Companies Law. Furthermore, Israeli law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the Nasdaq Stock Market rules otherwise require.

●	Shareholder approval. We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law, rather than seeking approval for corporate actions in accordance with Nasdaq Stock Market Rule 5635. In particular, under this Nasdaq Stock Market rule, shareholder approval is generally required for: (i) an acquisition of shares or assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption or amendment of equity compensation arrangements (although under the provisions of the Companies Law there is no requirement for shareholder approval for the adoption/amendment of the equity compensation plan); and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors, officers or 5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares. By contrast, under the Companies Law, shareholder approval is required for, among other things: (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, board of directors and shareholders are all required, (ii) extraordinary transactions with controlling shareholders of publicly held companies, which require the special approval, and (iii) terms of employment or other engagement of the controlling shareholder of us or such controlling shareholder’s relative, which require special approval. In addition, under the Companies Law, a merger requires approval of the shareholders of each of the merging companies.

●	Approval of Related Party Transactions. All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transaction as set forth in the Companies Law, which requires the approval of the audit committee, or the compensation committee, as the case may be, the board of directors and shareholders, as may be applicable, for specified transactions, rather than approval by the audit committee or other independent body of our board of directors as required under the Nasdaq Stock Market rules. See “Management—Board Practices—Approval of Related Party Transactions under Israeli Law” for additional information.

Board Practices

Under our amended and restated articles of association, which will be effective immediately prior and subject to the completion of this offering, our board of directors must consist of at least four (4) directors and not more than thirteen (13) directors, including at least two external directors if required to be appointed under the Companies Law. Pursuant to the Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the services agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer. Their terms of employment are subject to the approval of the board of directors’ compensation committee and of the board of directors, as well as our shareholders in the event such terms deviate from our office holder compensation policy, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Each director, except external directors and directors appointed by shareholders holding at least 10% if the issued and outstanding share capital of the company, will hold office until the annual general meeting of our shareholders for the year in which his or her term expires, he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our amended and restated articles of association.

In addition, under certain circumstances, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors or in addition to the acting directors (subject to the limitation on the number of directors), until the next annual general meeting or special general meeting in which directors may be appointed or terminated. External directors may be elected for up to two additional three-year terms after their initial three-year term under the circumstances described below, with certain exceptions as described below. External directors may be removed from office only under the limited circumstances set forth in the Companies Law. See “Management—Board Practices—External Directors” below.

Under the Companies Law, any shareholder holding at least one percent of our outstanding voting power may request that the board of directors include a matter on the agenda of a general meeting to be held in the future, provided that the board determines that the matter is appropriate to be considered in a general meeting including in order to nominate a director. Any such notice must include certain information, including the consent of the proposed director nominee to serve as our director if elected, and a declaration signed by the nominee declaring that he or she possess the requisite skills and has the availability to carry out his or her duties. Additionally, the nominee must provide details of such skills, and demonstrate an absence of any limitation under the Companies Law that may prevent his or her election, and affirm that all of the required election-information is provided to us, pursuant to the Companies Law.

Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that we must have at least one director with accounting and financial expertise.

The board of directors may elect one director to serve as the chairman of the board of directors to preside at the meetings of the board of directors, and may also remove that director as chairman. Pursuant to the Companies Law, neither the chief executive officer nor any of his or her relatives is permitted to serve as the chairman of the board of directors of a public company, and a public company may not vest the chairman or any of his or her relatives with the chief executive officer’s authorities. In addition, a person who reports, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman may not be vested with authorities of a person who reports, directly or indirectly, to the chief executive officer; and the chairman may not serve in any other position in the company or a controlled company, but he or she may serve as a director or chairman of a controlled company. However, the Companies Law permits a company’s shareholders to determine, for a period not exceeding three years from each such determination, that the chairman or his or her relative may serve as chief executive officer or be vested with the chief executive officer’s authorities, and that the chief executive officer or his or her relative may serve as chairman or be vested with the chairman’s authorities. Such determination of a company’s shareholders requires either: (1) the approval of at least a majority of the shares of those shareholders present and voting on the matter (other than controlling shareholders and those having a personal interest in the determination) (shares held by abstaining shareholders shall not be considered); or (2) that the total number of shares opposing such determination does not exceed 2% of the total voting power in the company.

The board of directors may, subject to the provisions of the Companies Law and certain limitations set forth therein, delegate its powers to committees of the board, and it may, from time to time, revoke such delegation or alter the composition of any such committees. Unless otherwise expressly provided by the board of directors, the committees shall not be empowered to further delegate such powers. The composition and duties of our audit committee and compensation committee are described below.

The board of directors oversees how management monitors a company’s compliance with its risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by a company. The board of directors is assisted in its oversight role by an internal auditor. The internal auditor undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to the audit committee.

External Directors

Under the Companies Law, an Israeli company whose shares have been offered to the public or whose shares are listed for trading on a stock exchange in or outside of Israel is required to appoint at least two external directors to serve on its board of directors. External directors must meet stringent standards of independence. Mr. Yossi Daskal and Mrs. Regina Ungar have agreed to serve as our external directors following the completion of this offering, subject to ratification at a meeting of our shareholders to be held no later than three months following the completion of this offering.

According to regulations promulgated under the Companies law, at least one of the external directors is required to have “financial and accounting expertise,” unless another member of the audit committee, who is an independent director under the Nasdaq Stock Market rules, has “financial and accounting expertise,” and the other external director or directors are required to have “professional expertise.” An external director may not be appointed to an additional term unless: (1) such director has “accounting and financial expertise;” or (2) he or she has “professional expertise,” and on the date of appointment for another term there is another external director who has “accounting and financial expertise” and the number of “accounting and financial experts” on the board of directors is at least equal to the minimum number determined appropriate by the board of directors. We have determined that Mrs. Regina Unger has accounting and financial expertise.

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses a high degree of proficiency in, and an understanding of, business – accounting matters and financial statements, such that he or she is able to understand the financial statements of the company in depth and initiate a discussion about the manner in which financial data is presented. A director is deemed to have “professional expertise” if he or she holds an academic degree in certain fields or has at least five years of experience in certain senior positions. The board of directors is charged with determining whether a director possesses financial and accounting expertise or professional qualifications.

External directors are elected by a majority vote at a shareholders’ meeting, so long as either:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the appointment (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or

●	the total number of shares voted against the election of the external director, does not exceed 2% of the aggregate voting rights of our Company.

The Companies Law provides for an initial three-year term for an external director. Thereafter, an external director may be reelected by shareholders to serve in that capacity for up to two additional three-year terms, provided that:

(1)	his or her service for each such additional term is recommended by one or more shareholders holding at least one percent of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds two percent of the aggregate voting rights in the company and subject to additional restrictions set forth in the Companies Law with respect to the affiliation of the external director nominee as described below;

(2)	his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same disinterested majority required for the initial election of an external director (as described above); or

(3)	the external director offered his or her service for each such additional term and was approved in accordance with the provisions of section (1) above.

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the Nasdaq Stock Market, may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the board of directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company, and provided that the external director is reelected subject to the same shareholder vote requirements as if elected for the first time (as described above). Prior to the approval of the reelection of the external director at a general shareholders meeting, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the board of directors and audit committee recommended the extension of his or her term.

External directors may be removed only by a special general meeting of shareholders called by the board of directors after the board has determined that circumstances allow such dismissal, at the same special majority of shareholders required for their election or by a court, and in both cases only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to our company. In the event of a vacancy created by an external director which causes the company to have fewer than two external directors, the board of directors is required under the Companies Law to call a shareholders meeting as soon as possible to appoint such number of new external directors in order that the company thereafter has two external directors.

Each committee of the board of directors that exercises the powers of the board of directors must include at least one external director, except that the audit committee and the compensation committee must include all external directors then serving on the board of directors and an external director must serve as the chair thereof. Under the Companies Law, external directors of a company are prohibited from receiving, directly or indirectly, any compensation from the company other than for their services as external directors pursuant to the Companies Law and the regulations promulgated thereunder. Compensation of an external director is determined prior to his or her appointment and may not be changed during his or her term subject to certain exceptions.

The Companies Law provides that a person is not qualified to be appointed as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, with a holder of 5% or more of the issued share capital or voting power in the company or with the most senior financial officer.

The term “Controlling Shareholder” means a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to have “control” of the company and thus to be a controlling shareholder of the company if the shareholder holds 50% or more of the “means of control” of the company. “Means of control” is defined as (1) the right to vote at a general meeting of a company or a corresponding body of another corporation; or (2) the right to appoint directors of the corporation or its general manager. For the purpose of approving related-party transactions, the term also includes any shareholder that holds 25% or more of the voting rights of the company if the company has no shareholder that owns more than 50% of its voting rights. For the purpose of determining the holding percentage stated above, two or more shareholders who have a personal interest in a transaction that is brought for the company’s approval are deemed as joint holders.

The term “relative” is defined in the Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

Under the Companies Law, the term “affiliation” and the similar types of disqualifying relationships, as used above, include (subject to certain exceptions):

●	an employment relationship;

●	a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);

●	control; and

●	service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as an external director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company including amounts paid pursuant to indemnification or exculpation contracts or commitments and insurance coverage, other than for his or her service as an external director as permitted by the Companies Law and the regulations promulgated thereunder.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an office holder of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of a company may not be appointed as an external director of another company if at the same time a director of such other company is acting as an external director of the first company.

In addition, under regulations promulgated pursuant to the Companies Law, a company with no controlling shareholder whose shares are listed for trading on specified exchanges outside of Israel, including the Nasdaq Capital Market, may adopt exemptions from various corporate governance requirements of the Companies Law so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as the exemption from limitations on directors’ compensation. We may use these exemptions in the future if we do not have a controlling shareholder.

Independent Directors Under the Companies Law

Under the Companies Law an “independent director” is either an external director or a director who meets the same non-affiliation criteria as an external director, (except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for accounting and financial expertise or professional qualifications) as determined by the audit committee, and who has not served as a director of the company for more than nine consecutive years. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service. Mrs. Inbal Kreiss has agreed to serve as our independent director following the completion of this offering, subject to ratification at a meeting of our shareholders to be held no later than three months following the completion of this offering.

Regulations promulgated pursuant to the Companies Law provide that a director in a public company whose shares are listed for trading on specified exchanges outside of Israel, including the Nasdaq Capital Market, who qualifies as an independent director under the relevant non-Israeli rules and who meets certain non-affiliation criteria, which are less stringent than those applicable to independent directors as set forth above, would be deemed an “independent” director pursuant to the Companies Law provided: (i) he or she has not served as a director for more than nine consecutive years; (ii) he or she has been approved as such by the audit committee; and (iii) his or her remuneration shall be in accordance with the Companies Law and the regulations promulgated thereunder. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Furthermore, pursuant to these regulations, such company may reappoint a person as an independent director for additional terms, beyond nine years, which do not exceed three years each, if each of the audit committee and the board of directors determine, in that order, that in light of the independent director’s expertise and special contribution to the board of directors and its committees, the reappointment for an additional term is in the company’s best interest.

Alternate Directors

Our amended and restated articles of association provide, as allowed by the Companies Law, that any director may, subject to the conditions set thereto, appoint a person as an alternate to act in his place, to remove the alternate and appoint another in his place and to appoint an alternate in place of an alternate whose office is vacated for any reason whatsoever. Under the Companies Law, a person who is not qualified to be appointed as a director, a person who is already serving as a director or a person who is already serving as an alternate director for another director, may not be appointed as an alternate director. Nevertheless, a director who is already serving as a director may be appointed as an alternate director for a member of a committee of the board of directors so long as he or she is not already serving as a member of such committee, and if the alternate director is to replace an external director, he or she is required to be an external director and to have either “financial and accounting expertise” or “professional expertise,” depending on the qualifications of the external director he or she is replacing. A person who does not have the requisite “financial and accounting experience” or the “professional expertise,” depending on the qualifications of the external director he or she is replacing, may not be appointed as an alternate director for an external director. A person who is not qualified to be appointed as an independent director, pursuant to the Companies Law, may not be appointed as an alternate director of an independent director qualified as such under the Companies Law. Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing director ceases to be a director or terminates the appointment.

Committees of the Board of Directors

Audit Committee

Under the Companies Law, we will be required to appoint an audit committee following the closing of this offering. The audit committee must be comprised of at least three directors, including all of the external directors (one of whom must serve as chair of the committee). The audit committee may not include the chairman of the board; a controlling shareholder of the company or a relative of a controlling shareholder; a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder; or a director who derives most of his or her income from a controlling shareholder.

In addition, a majority of the members of the audit committee of a publicly-traded company must be independent directors under the Companies Law.

The members of our audit committee, which will be formed following the completion of this offering, will be Mr. Yossi Daskal, Mrs. Regina Ungar and Mrs. Inbal Kreiss.

Our audit committee will also act as a committee for review of our financial statements as required under the Companies Law, and in such capacity will oversee and monitor our accounting; financial reporting processes and controls, audits of the financial statements, compliance with legal and regulatory requirements as they relate to financial statements or accounting matters, and the independent registered public accounting firm’s qualifications, independence and performance; and provide the board of directors with reports on the foregoing.

Under the Companies Law, our audit committee is responsible for:

●	determining whether there are deficiencies in the business management practices of our company, and making recommendations to the board of directors to improve such practices;

●	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”);

●	determining the approval process for transactions that are ‘non-negligible’ (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;

●	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

●	where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and proposing amendments thereto;

●	examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor; and

●	establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

Our audit committee may not conduct any discussions or approve any actions requiring its approval (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of independent directors under the Companies Law, including at least one external director.

Nasdaq Stock Market Requirements for Audit Committee

Under the Nasdaq Stock Market rules, we are required to maintain an audit committee consisting of at least three members, all of whom are independent and are financially literate and one of whom has accounting or related financial management expertise.

As noted above, the members of our audit committee will be Mr. Yossi Daskal and Mrs. Regina Ungar, who will serve as external directors, and Mrs. Inball Kreiss who will serve as an independent director, each of whom is “independent,” as such term is defined in under Nasdaq Stock Market rules.   members of our audit committee meet the requirements for financial literacy under the Nasdaq Stock Market rules. Our board of directors has determined that each member of our audit committee is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Stock Market rules.

Our board of directors has adopted an audit committee charter to be effective upon completion of this offering setting forth among others, the responsibilities of the audit committee consistent with the rules of the SEC and Nasdaq Stock Market Rules (in addition to the requirements for such committee under the Companies Law).

Compensation Committee

Under the Companies Law, the board of directors of any public company must establish a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. Each compensation committee member that is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director. The compensation committee is subject to the same Companies Law restrictions as the audit committee as to (a) who may not be a member of the committee and (b) who may not be present during committee deliberations as described above.

The members of our compensation committee, which will be formed following the completion of this offering, will be Mr. Yossi Daskal, Mrs. Regina Ungar and Mrs. Inbal Kreiss, each of whom is “independent,” as such term is defined under the Nasdaq Stock Market rules. Our compensation committee complies with the provisions of the Companies Law, the regulations promulgated thereunder, and our amended and restated articles of association, on all aspects referring to its independence, authorities and practice. Our compensation committee follows home country practice as opposed to complying with the compensation committee membership and charter requirements prescribed under the Nasdaq Stock Market rules. Our board of directors has adopted a compensation committee charter to be effective upon completion of this offering.

Our compensation committee reviews and recommends to our board of directors, with respect to our executive officers’ and directors’: (1) annual base compensation; (2) annual incentive bonus, including the specific goals and amount; (3) equity compensation; (4) employment agreements, severance arrangements, and change in control agreements and provisions; (5) retirement grants and/or retirement bonuses; and (6) any other benefits, compensation, compensation policies or arrangements.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, to which we refer as a compensation policy. Such policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee. The compensation policy is then brought for approval by our shareholders, which requires a special majority (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”). Under the Companies Law, the board of directors may adopt the compensation policy if it is not approved by the shareholders, provided that after the shareholders oppose the approval of such policy, the compensation committee and the board of directors revisit the matter and determine that adopting the compensation policy would be in the best interest of the company. Our board has adopted a compensation policy effective upon the completion of this offering.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business and its long-term strategy, and creation of appropriate incentives for executives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

●	the knowledge, skills, expertise and accomplishments of the relevant director or executive;

●	the director’s or executive’s roles and responsibilities and prior compensation agreements with him or her;

●	the relationship between the cost of the terms of service of an office holder and the average and median compensation of the other employees of the company (including those employed through manpower companies), including the impact of disparities in salary upon work relationships in the company;

●	the possibility of reducing variable compensation at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable compensation; and

●	as to severance compensation, the period of service of the director or executive, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

●	the link between variable compensation and long-term performance and measurable criteria;

●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation at the time of its grant;

●	the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

●	the minimum holding or vesting period for variable, equity-based compensation; and

●	maximum limits for severance compensation.

The compensation policy must also consider appropriate incentives from a long-term perspective.

The compensation committee is also responsible for:

●	recommending whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);

●	recommending to the board of directors periodic updates to the compensation policy;

●	assessing implementation of the compensation policy;

●	determining whether the terms of compensation of certain office holders of the company need not be brought to approval of the shareholders; and

●	determining whether to approve the terms of compensation of office holders that require the committee’s approval.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. The role of the internal auditor is to examine, among other things, whether a company’s actions comply with the law and proper business procedure. The audit committee is required to oversee the activities, and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. An internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm or its representative. The Companies Law defines an interested party as a holder of 5% or more of the outstanding shares or voting rights of a company, any person or entity that has the right to nominate or appoint at least one director or the general manager of the company or any person who serves as a director or as the general manager of a company. We intend to appoint an internal auditor following the closing of this offering.

Remuneration of Directors

Under the Companies Law, remuneration of directors is subject to the approval of the compensation committee, thereafter by the board of directors and thereafter, unless exempted under the regulations promulgated under the Companies Law, by the general meeting of the shareholders. External directors are entitled to remuneration (including reimbursement of expenses) subject to the provisions and limitations set forth in the regulations promulgated under the Companies Law. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

There are no service contracts between us, on the one hand, and our directors in their capacity as directors, on the other hand, providing for benefits upon termination of service.

Fiduciary Duties of Office Holders

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company.

The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care of an office holder includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his approval or performed by him by virtue of his position; and

●	all other important information pertaining to these actions.

The duty of loyalty of an office holder requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

●	refrain from any conflict of interest between the performance of his duties in the company and his performance of his other duties or personal affairs;

●	refrain from any action that is competitive with the company’s business;

●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and

●	disclose to the company any information or documents relating to the company’s affairs which the office holder has received due to his position as an office holder.

Insurance

Under the Companies Law, a company may obtain insurance for any of its office holders against the following liabilities incurred due to acts he or she performed as an office holder, if and to the extent provided for in the company’s articles of association:

●	breach of his or her duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company’s interests; and

●	a financial liability imposed upon him or her in favor of another person.

We currently have directors’ and officers’ liability insurance, providing total coverage of NIS 18,000,000 (approximately $5,600,000 for the benefit of all of our directors and officers, which expires on March 31, 2022. We expect to purchase additional insurance prior to the consummation of this offering.

On March 21, 2022, our board of directors approved our entering into a Directors and Officers Insurance Policy for a period of 12 months from completion of this IPO with a $5 million coverage, and an annual premium of $400,000.

Indemnification

The Companies Law provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders (see “Management—Board Practices—Approval of Related Party Transactions under Israeli Law”).

Our amended and restated articles of association to be effective upon the closing of this offering will permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Prior to the closing of this offering, we intend to enter into agreements with each of our directors and executive officers exculpating them from liability to us for damages caused to us as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by our amended and restated articles of association to be effective upon the closing of this offering and the Companies Law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Approval of Related Party Transactions under Israeli Law

General

Under the Companies Law, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

●	the office holder acts in good faith and the act or its approval does not cause harm to the company; and

●	the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder disclose to the company, promptly, and, in any event, not later than the board meeting at which the transaction is first discussed, any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

●	the office holder’s relatives; or

●	any corporation in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or general manager or has the right to appoint at least one director or the general manager.

An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is a transaction:

●	not in the ordinary course of business;

●	not on market terms; or

●	that is likely to have a material effect on the company’s profitability, assets or liabilities.

The Companies Law does not specify to whom within us nor the manner in which required disclosures are to be made. We require our office holders to make such disclosures to our board of directors.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise and provided that the transaction is in the company’s interest. If the transaction is an extraordinary transaction in which an office holder has a personal interest, first the audit committee and then the board of directors, in that order, must approve the transaction. Under specific circumstances, shareholder approval may also be required. Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. A director who has a personal interest in a transaction, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless a majority of the members of the board of directors or the audit committee, as the case may be, has a personal interest. If a majority of the board of directors has a personal interest, then shareholder approval is generally also required.

Disclosure of Personal Interests of a Controlling Shareholder

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement and compensation of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee or the compensation committee, as the case may be, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, the shareholder approval must fulfill one of the following requirements:

●	at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or

●	the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

In addition, any extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest with a term of more than three years requires the abovementioned approval every three years; however, such transactions not involving the receipt of services or compensation can be approved for a longer term, provided that the audit committee determines that such longer term is reasonable under the circumstances.

The Companies Law requires that every shareholder that participates, in person, by proxy or by voting instrument, in a vote regarding a transaction with a controlling shareholder, must indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate will result in the invalidation of that shareholder’s vote.

Approval of the Compensation of Directors and Executive Officers

Directors. Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the general meeting of our shareholders. If the compensation of our directors is inconsistent with our stated compensation policy, then, provided that those provisions that must be included in the compensation policy according to the Companies Law have been considered by the compensation committee and board of directors, shareholder approval by a special majority will be required.

Executive officers other than the chief executive officer. The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders by a special majority. However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision.

Chief executive officer. Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders by a special majority. However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision. In addition, the compensation committee may exempt the engagement terms of a candidate to serve as the chief executive officer from shareholders’ approval, if the compensation committee determines that the compensation arrangement is consistent with the company’s stated compensation policy, that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company, and that subjecting the approval to a shareholder vote would impede the company’s ability to attain the candidate to serve as the company’s chief executive officer (and provide detailed reasons for the latter).

The approval of each of the compensation committee and the board of directors, with regard to the office holders and directors above, must be in accordance with the company’s stated compensation policy; however, under special circumstances, the compensation committee and the board of directors may approve compensation terms of a chief executive officer that are inconsistent with the company’s compensation policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained by a special majority requirement.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing its power in the company and to act in good faith and in an acceptable manner in exercising its rights and performing its obligations toward the company and other shareholders, including, among other things, in voting at general meetings of shareholders (and at shareholder class meetings) on the following matters:

●	amendment of the articles of association;

●	increase in the company’s authorized share capital;

●	merger; and

●	the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from oppressing other shareholders. The remedies generally available upon a breach of contract will also apply to a breach of the above mentioned duties, and in the event of oppression of other shareholders, additional remedies are available to the injured shareholder.

In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

We currently do not have any controlling shareholder as defined by the Companies Law. See “Beneficial Ownership of Principal Shareholders and Management.”

Equity Incentive Plan

We maintain one equity incentive plan – our Option Plan. As of March 24, 2022, the number of ordinary shares reserved for issuance under the Option Plan was 2,332,352. As of March 24, 2022, 1,248,676 options to purchase 1,248,676 ordinary shares were issued and outstanding, of which 669,126 options were vested as of that date, with an exercise price approximately $6.1393 per share. Our board may, at any time during the term of the Option Plan increase the number of shares available for grant under the Option Plan subject to any required approval of the our shareholders of such increase if so required under applicable laws and/or our incorporation documents and/or any shareholders agreement, as shall be in effect from time to time.

Our Option Plan was adopted by our board of directors on January 31, 2017, and awards may be granted under the Option Plan until January 31, 2027. Our Option Plan was last amended in March 2022. Our employees, directors, officers, and services providers, including those who are our controlling shareholders, as well as those of our affiliated companies, are eligible to participate in this Option Plan.

Our Option Plan is administered by our board of directors, regarding the granting of options and the terms of option grants, including exercise price, method of payment, vesting schedule, acceleration of vesting and the other matters necessary in the administration of this Option Plan. Eligible Israeli employees, officers and directors, would qualify for provisions of Section 102(b)(2) of the Tax Ordinance. Pursuant to such Section 102(b)(2), qualifying options and shares issued upon exercise of such options are held in trust and registered in the name of a trustee selected by the board of directors. The trustee may not release these options or shares to the holders thereof for two years from the date of the registration of the options in the name of the trustee. Under Section 102, any tax payable by an employee from the grant or exercise of the options is deferred until the transfer of the options or ordinary shares by the trustee to the employee or upon the sale of the options or ordinary shares, and gains may qualify to be taxed as capital gains at a rate equal to 25%, subject to compliance with specified conditions. Our Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(9) of the Tax Ordinance, which does not provide for similar tax benefits. The Option Plan also permits granting options to Israeli grantees who do not qualify under Section 102(b)(2).

As a default, our Option Plan provides that upon termination of employment for any reason, other than in the event of death or disability, all unvested options will expire and all vested options will generally be exercisable for one month following such termination, if we initiate such termination, or two weeks following such termination, if an employee initiates such termination, or such other period as determined by the Option Plan administrator, subject to the terms of the Option Plan and the governing option agreement. Notwithstanding the foregoing, in the event the employment is terminated for cause (including, inter alia, a breach of confidentiality or non-compete obligations to us, and commission of an act involving moral turpitude or an act that causes harm to us) all options granted to such employee, whether vested or unvested, will not be exercisable and will terminate on the date of the termination of his employment.

Upon termination of employment due to death or disability, all the options vested at the time of termination will generally be exercisable for six months, or such other period as determined by the Option Plan administrator, subject to the terms of the Option Plan and the governing option agreement.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our ordinary shares as of March 24, 2022 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to ordinary shares. Ordinary shares issuable under share options or warrants that are exercisable within 60 days after March 24, 2022 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on shares outstanding on March 24, 2022 after giving effect to (i) the issuance of 10,256 Preferred A shares upon an investment of an additional $2,000,000 by Knorr-Bremse on March 6, 2022, (ii) the automatic conversion of 61,538 Preferred A shares into 2,707,672 ordinary shares (after giving effect to the issuance of bonus shares described above) immediately prior to the completion of this offering, and (iii) the issuance of 242,131 ordinary shares upon the automatic conversion of SAFE investments immediately prior to the completion of this offering at a conversion price equal to $4.13, the price forth on the cover page of this prospectus. The number of ordinary shares deemed outstanding after this offering gives further effect to the issuance of ordinary shares included in the units in this offering at an initial public offering price of $4.13 per unit, which is the price set forth on the cover page of this prospectus and assumes no exercise of the underwriter’s over-allotment option.

Certain of our existing shareholders, including entities affiliated with certain of our directors and beneficial owners of greater than 5% of our share capital, have indicated an interest in purchasing up to an aggregate of $2.5 million of units in this offering at the initial public offering price per unit. However, because indications of interest are not binding agreements or commitments to purchase, these shareholders may determine to purchase more, less or no units in this offering. It is also possible that these shareholders could indicate an interest in purchasing more units. In addition, the underwriter could determine to sell fewer units to any of these shareholders than the shareholders indicate an interest in purchasing or not to sell any units to these shareholders. The information in the table below does not reflect the anticipated purchase of any units in this offering by our existing shareholders.

Except as indicated in the footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: c/o Rail Vision Ltd., 15 Ha’Tidhar St., Ra’anana, 4366517 Israel.

	No. of Shares Beneficially Owned Prior to this Offering	Percentage Owned Before this Offering (1)	Percentage Owned After this Offering (2)
Holders of more than 5% of our voting securities:
Knorr-Bremse (1)	4,959,084	40.4%	30.9%
Foresight Autonomous Holdings Ltd. (2)	2,330,195	19.1%	14.6%

Directors and senior management who are not 5% holders:
Elen Katz*	440,000	3.6%	2.8%
Shahar Hania	448,668	3.7%	2.8%
Itschak Shrem * (3)	99,748	0.8%	0.6%
Ofer Naveh	53,108	0.4%	0.3%
Zachi Bar-Yehoshua	32,164	0.3%	0.2%
Shmuel Donnerstein* (4)	312,664	2.5%	1.9%
Eli Yoresh * (5)	16,852	0.1%	0.1%
Ofer Grisaro	-	-	-
Amit Klir	-	-	-
Mario Beinert* (6)	-	-	-
Maximilian Eichhorn* (7)	-	-	-

All directors and senior management as a group (11persons)	1,403,204	11.2%	8.6%

Director Nominees
Yossi Daskal	-	-	-
Inball Kreiss	-	-	-
Regina Ungar	-	-	-

*	Indicates director of the Company.

(1)	Consists of (i) 1,935,604 ordinary shares, (ii) 2,707,672 ordinary shares issuable upon conversion of Preferred A shares, and (iii) 172,951 ordinary shares and warrants to purchase 172,951 ordinary shares issuable upon conversion of a SAFE investment at a conversion price equal to $4.13, the price set forth on the cover page of this prospectus. The shareholder is Knorr-Bremse Systeme für Schienenfahrzeuge GmbH, which is a 100% subsidiary of Knorr-Bremse AG which is a German company publicly traded on the Frankfurt Stock Exchange. Dr. Jan Michael Mrosik is the chief executive officer of Knorr-Bremse AG.

(2)	Consists of (i) 2,203,872 ordinary shares, and (ii) 69,180 ordinary shares and warrants to purchase 69,180 ordinary shares issuable upon conversion of a SAFE investment at a conversion price equal to $4.13, the price set forth on the cover page of this prospectus. Foresight Autonomous Holdings Ltd. is an Israeli company publicly traded on the Nasdaq. The chief executive officer of Foresight is Haim Siboni, and its address is 7 Golda Meir, Ness Ziona 7403650 Israel.

(3)	Consists of (i) 43,208 ordinary shares, held by Yaad Consulting and Management Services Ltd., a company wholly owned by Mr. Shrem, (ii) options to purchase 42,108 ordinary shares exercisable within 60 days of March 21, 2022 held by Mr. Shrem, and (iii) 14,432 ordinary shares held by Shrem Zilberman Group Ltd., a company jointly controlled by Mr. Shrem and another individual.

(4)	Consists of (i) 34,232 ordinary shares, and (ii) 139,216 options vested, and (iii) 139,216 options accelerated upon the closing of this offering.

(5)	Mr. Yoresh is the chief financial officer of Foresight Autonomous Holdings Ltd.

(6)	Mr. Beinert is the Vice President of RailServices at Knorr-Bremse’s Rail Division.

(7)	Mr. Maximillian is the Vice President Digital Products and Services of Knorr-Bremse’s Rail Systems Division.

Record Holders

As of March 24, 2022, there were 110 holders of record of our ordinary shares.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons, except that that Knorr-Bremse beneficially owns 40.4%, and Foresight beneficially owns 19.1% of our outstanding ordinary shares as of the date of this prospectus. There are no arrangements known to us which would result in a change in control of our company at a subsequent date.

RELATED PARTY TRANSACTIONS

The following is a description of the material terms of those transactions with related parties to which we are party since January 1, 2019.

Participation in this Offering

Certain of our existing shareholders, including entities affiliated with certain of our directors and beneficial owners of greater than 5% of our share capital, have indicated an interest in purchasing up to an aggregate of $2.5 million of units in this offering at the initial public offering price per unit. However, because indications of interest are not binding agreements or commitments to purchase, these shareholders may determine to purchase more, less or no units in this offering. It is also possible that these shareholders could indicate an interest in purchasing more units. In addition, the underwriter could determine to sell fewer units to any of these shareholders than the shareholders indicate an interest in purchasing or not to sell any units to these shareholders. The foregoing discussion and tables do not reflect any potential purchases by these shareholders.

Employment Agreements

We have entered into written employment or services agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance.

Options

Since our inception we have granted options to purchase our ordinary shares to certain of our officers and directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions. We describe our Option Plan under “Management—Equity Incentive Plan.” If the relationship between us and an executive officer or a director is terminated, except for cause (as defined in the various Option Plan agreements), options that are vested will generally remain exercisable for one month following the date of such termination if we initiate such termination or two weeks following the date of such termination, if an executive officer or a director initiates such termination.

Registration Rights

We are a party to an amended and restated investors rights agreement, dated as of October 13, 2020, or Investors Rights Agreement, with our founders, or the Founders, and two of our major shareholders, Knorr-Bremse Systeme für Schienenfahrzeuge GmbH, a company incorporated under the laws of Germany, or KB, and Foresight Autonomous Holdings Ltd., or Foresight, and, together with KB and the Founders, the Right Holders. Pursuant to the Investors Rights Agreement, the Right Holders are entitled to certain registration rights following the closing of this offering. See “Shares Eligible For Future Sale – Registration Rights” for additional information regarding these registration rights

Knorr-Bremse

On March 18, 2019 we entered into an investment agreement, or the March 2019 Investment Agreement, with Knorr-Bremse Systeme für Schienenfahrzeuge GmbH, or Knorr-Bremse, according to which, we issued to Knorr-Bremse an aggregate amount of 40,984 ordinary shares, at a price of $244 per share.

In addition, as part of the March 2019 Investment Agreement, we also granted Knorr-Bremse warrants to purchase 14,903 ordinary shares with an exercise price of $244, which can be exercised in the event of the exercise of certain warrants held by our other shareholders. Warrants to purchase 3,007 ordinary shares have been exercised in consideration of approximately $734,000. All the remaining warrants expired.

On October 13, 2020, we entered into an additional investment agreement with Knorr-Bremse, or the Additional Investment Agreement, which was amended on December 2, 2021 pursuant to which we issued to Knorr-Bremse 51,282 Preferred A shares at a price of $195 per share.

Pursuant to the Additional Investment Agreement, Knorr-Bremse agreed that in the event that we do not complete additional capital raising in the amount of at least $3 million by September 30, 2021, we shall have an option during the period from October 1, 2021 to March 31, 2022, to demand that Knorr-Bremse shall invest in us an additional amount of $5 million in consideration for the allotment of 25,641 Preferred A shares, at a price of $195 per share, subject to certain limitations. On February 14, 2022, we and Knorr-Bremse signed a second amendment to the Additional Investment Agreement according to which from February 14, 2022 we are entitled to exercise the option in two installments as follows: (i) to call for up to $2,000,000 out of the option amount no later than March 31, 2022; and (ii) to call for up to $2,286,000 out of the option amount no later than June 30, 2022. The aforesaid option shall expire on the closing of our initial public offering if such shall occur prior to June 30, 2022.

On March 6, 2022, we issued to Knorr-Bremse, a total of 10,256 Preferred A shares at a price of $195 per share, after we called an amount of $2,000,000 out of the option amount.

In June 2021, we reached a co-operation and business development agreement with Knorr-Bremse India Pvt. Ltd., in which Knorr-Bremse India Pvt. Ltd. provided a joint proposal to a tender published by the Ministry of Railways of the Government of India for obstacle detection systems for trains in the RV2000 system market segment. As part of the joint bid Knorr-Bremse India Pvt. Ltd. provided a guarantee of $27,000 to secure our proposal. On January 10, 2022, Knorr-Bremse informed us they did not receive the tender. However, the parties intend to collaborate on future projects. See “Business – Commercial Agreements” for additional commercial agreements.

SAFE

In January 2022, we entered into a SAFE with two of our current shareholders providing for financing in the aggregate amount of $1,000,000 (KB in the amount of $714,286 and Foresight in the amount of $285,714) which was subsequently amended in March 2022. The SAFE provides for the conversion of the investment amount into our ordinary shares under certain circumstances including in particular in the case of an initial public offering such that immediately prior to the closing of this offering the investment amount shall automatically convert into such number of our units issued in the initial public offering equal to the initial public offering price. The warrants which shall be issued shall have the same terms as the warrants to be issued in the initial public offering except such warrants shall be unregistered and shall not be tradeable.

Certain Relationships

From time to time, we do business with other companies affiliated with our principal shareholders, as described above. We believe that all such arrangements have been entered into in the ordinary course of business.

DESCRIPTION OF SHARE CAPITAL

As of March 24, 2022, our authorized share capital consisted of 99,900,000 ordinary shares, par value NIS 0.01 per share, of which 9,158,996 ordinary shares were issued and outstanding as of such date, after giving effect to the issuance of bonus shares described elsewhere in this prospectus, and our authorized share capital consisted of 100,000 Preferred A Shares, par value 0.01 per share, of which 61,538 Preferred A Shares (to be automatically converted to 2,707,672 ordinary shares immediately prior to the completion of this offering) were issued and outstanding as of such date. All of our outstanding ordinary shares and Preferred A Shares have been validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and are not subject to any preemptive right. All descriptions of our share capital set forth herein give effect to the issuance of bonus shares under Israeli law to all of our shareholders on a basis of 43 bonus shares for each ordinary share outstanding (equivalent to a 44-for-1 share split) immediately prior to the completion of this offering and the customary adjustments to our outstanding options and warrants. Pursuant to our amended and restated articles of association to be in effect upon completion of the offering, our authorized share capital will consist of 100,000,000 ordinary shares, par value NIS 0.01 per share.

In the last three years, we have issued an aggregate of 3,021,612 ordinary shares and 61,538 Preferred A shares (to be automatically converted to 2,706,672 ordinary shares immediately prior to the completion of this offering) in several private placements and pursuant to the exercise of warrants issued in those and previous placements, for aggregate gross proceeds of approximately $25,756,000.

In addition to ordinary shares, in the last three years, we have issued warrants to purchase an aggregate of 851,180 ordinary shares to investors, of which 523,424 warrants have expired, 132,308 warrants have been exercised and 195,448 are still outstanding. The exercise prices of the warrants range from $0.003 per shares to $5.545 per share.

Our registration number with the Israeli Registrar of Companies is 515441541.

Purposes and Objects of the Company

Our purpose is set forth in Section of our amended and restated articles of association to be in effect upon the completion of this offering and includes every lawful purpose.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our chief executive officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our ordinary shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each ordinary share entitling the holder thereof, which attend the meeting and participate at the voting, either in person electronically or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association to be in effect upon the completion of this offering, our directors are appointed by shareholders holding at least 10% of the issued share capital of the company and in such case the appointment will be for undefined period, subject to the provisions of the amended and restated articles, or elected at an annual general meeting and/or a special meeting of our shareholders and in such case they shall serve on the board of directors until the next annual general meeting (except for external directors) or until they resign or until they cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law, upon the earlier. In addition, our amended and restated articles of association to be in effect upon the completion of this offering allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors) to serve until the next annual general meeting or earlier if required by our amended and restated articles of association or applicable law, upon the earlier. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Companies Law. See “Management—Board Practices—External Directors.”

Annual and Special Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the written request of: (a) any two of our directors or such number of directors equal to one quarter of the members of our board of directors; and/or (b) one or more shareholders holding, in the aggregate, either (i) 5% or more of our outstanding voting power or (ii) 5% or more of our outstanding issued shares and 1% of our outstanding voting power.

Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes, among other matters, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, under our amended and restated articles of association to be in effect upon the completion of this offering, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 50% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Adoption of Resolutions

Our amended and restated articles of association to be in effect upon the completion of this offering provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy or by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, in order to change the rights attached to any class of shares, such change must be adopted by the board of directors and at a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities. In certain circumstances the warrants being offered hereby have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our ordinary shares upon such exercise, as further described below.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority requirement that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of more than 45% of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his ordinary shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

Our amended and restated articles of association to be effective upon the closing of this offering enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Units

Each unit consists of one ordinary share and a warrant to purchase one ordinary share at an exercise price equal to $4.13 which is 100% of the public offering price of the units. The ordinary shares and warrants may be transferred separately immediately upon issuance.

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the caption “Description of Share Capital” in this prospectus.

Warrants

Warrants Included in the Units

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and , as warrant agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ordinary shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of ordinary shares purchased upon such exercise. If a registration statement registering the issuance of the ordinary shares underlying the warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole ordinary share purchasable upon exercise of the warrants is $ 4.13 per share, which is 100% of the public offering price of the units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list the ordinary warrants on the Nasdaq Capital Market, under the symbol “RVSNW”. No assurance can be given that our application will be approved or that a trading market will develop.

Warrant Agent. The warrants will be issued in registered form under a warrant agent agreement between , as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the warrants.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants are governed by New York law.

Underwriter’s Warrants

The material terms and provisions of the underwriter’s warrants are described under the caption “Underwriting”.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our ordinary shares. Sales of substantial amounts of our ordinary shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our ordinary shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriter does not exercise their over-allotment option with respect to this offering and assuming no exercise of options and warrants outstanding following the offering, we will have an aggregate of 15,896,040 ordinary shares outstanding upon completion of this offering. Of these shares, the ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining ordinary shares will be held by our existing shareholders. Because substantially all of these shares were sold outside the United States to persons residing outside the United States at the time, they also will be freely tradable without restriction or further registration, except that shares held by affiliates must be sold under an exemption under the Securities Act, such as Rule 144, and except for the lock-up restrictions described below. Further, certain of our outstanding shares are subject to the lock-up agreements.

All of the units sold in this offering will be eligible for immediate sale upon the closing of this offering except for shares sold to affiliates. Certain of our existing shareholders, including entities affiliated with certain of our directors and beneficial owners of greater than 5% of our share capital, have indicated an interest in purchasing up to an aggregate of $2.5 million of units in this offering at the initial public offering price per unit. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter may determine to sell more, less or no units in this offering to any of these shareholders, or any of these shareholders may determine to purchase more, less or no units in this offering. The underwriter will receive the same underwriting discount on any units purchased by these shareholders as they will on any other units sold to the public in this offering.

Lock-up agreements

Prior to the completion of this offering all of our directors and executive officers and shareholders holding at least 10% of the outstanding shares will have signed lock-up agreements pursuant to which, subject to certain exceptions, they have agreed not to sell or otherwise dispose of their ordinary shares (or their ordinary shares issuable upon exercise of the warrants) for a period of one hundred eighty (180) days after the date of the closing of the offering of the ordinary shares without the prior written consent of Aegis Capital Corp., or Aegis.

Registration Rights

On October 13, 2020, we entered into the Investor Rights Agreement with the Right Holders. Pursuant to the Investor Rights Agreement, we granted certain registration rights to the Right Holders.

Demand Registration Rights

Beginning on six months from the closing of this offering and until the end of five years from the closing of this offering, Right Holders who jointly hold more than 40% of the shares that can be registered under the Investor Rights Agreement, apart from the Founders, have the right to demand that we list their shares for trading, subject to several conditions and limitations set forth in the Investors Rights Agreement.

Short-Form Registration Rights

Following this offering, and pursuant to the Investors Rights Agreement, the Right Holders have the right to demand the listing of their shares under a shelf prospectus, after we become entitled to register a shelf prospectus, subject to several conditions and limitations as set forth in the Investors Rights Agreement.

Piggyback Registration Rights

Pursuant to the Investors Rights Agreement, if we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the Investors Rights Agreement, we and the underwriter may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriter determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our Investor Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Rule 144

In general, under Rule 144, beginning 90 days after the date of this prospectus, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available.

Beginning 90 days after the date of this prospectus, a person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled, subject to certain conditions, to sell a number of shares within any three-month period that does not exceed the greater of:

●	1% of the number of ordinary shares then outstanding, which will equal 139,483 shares; or

●	the average weekly trading volume of our ordinary shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

If either an affiliate or non-affiliate acquires “restricted securities,” those securities will also be subject to holding period requirements.

Upon expiration of the six month lock-up period described above, substantially all of our outstanding ordinary shares will either be unrestricted or will be eligible for sale under Rule 144. We cannot estimate the number of our ordinary shares that our existing shareholders will elect to sell.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our ordinary shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including only a 90-day holding period, contained in Rule 144.

Form S-8 Registration Statements

Following the completion of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register ordinary shares reserved for issuance under our Option Plan. The registration statement on Form S-8 will become effective automatically upon filing. ordinary shares issued to individuals upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to the six month lock-up or, if subject to the lock-up, immediately after the six month lock-up period expires.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

ISRAELI TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following is a brief summary of the material Israeli tax laws applicable to us and certain Israeli Government programs. The following also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of our ordinary shares purchased by investors in this offering. To the extent that the discussion is based on new tax legislation which has not been subject to judicial or administrative interpretation, there can be no assurance that the tax authorities will accept the views expressed in this discussion. This summary is based on laws and regulations in effect as of the date hereof, and is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax. The current corporate tax rate, as from 2018 is 23% However, the effective tax rate payable by a company that derives income from a Preferred Enterprise (as discussed below) may be considerably less.

Capital gains derived by an Israeli resident company are generally subject to tax at the prevailing corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.”

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” located in Israel owned by it. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

●	Amortization of the cost of purchased a patent, rights to use a patent, and know-how, which are used for the development or promotion of the Industrial Enterprise, over an eight-year period and certain other intangible property rights (other than goodwill), commencing on the year in which such rights were first exercised;

●	Under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and

●	A straight-line deduction of expenses related to a public offering over a three–year period commencing in the year of offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority. There is no assurance that we qualify as an Industrial Company or that the benefits described above will be available in the future.

The Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984

Under the Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, or the Innovation Law, and its related regulations, research and development programs which meet specified criteria and are approved by the Israeli Innovation Authority, or the IIA, are eligible for grants of up to 50% of the project’s expenditure, as determined by the research committee, in exchange for the payment of royalties from the revenues generated from the sale of products and related services developed, in whole or in part, pursuant to, or as a result of, a research and development program funded by the IIA. The royalties are generally at a range of 3.0% to 5.0% of revenues until the entire grant is repaid, together with an annual interest (as determined in the Innovation Law). Following the full payment of such royalties and interest, there is generally no further liability for royalty payments. Nonetheless, the restrictions under the Innovation Law (as generally specified below) will continue to apply even after our company has repaid the grants, including accrued interest, in full.

The main obligations under the Innovation Law which are applicable to us as a grant recipient are:

Local manufacturing obligation: The terms of the Innovation Law require that the manufacture of products developed with IIA grants be performed in Israel. Manufacturing activity may not be transferred outside of Israel, unless the prior approval of the IIA is received. However, this does not restrict the export of products that incorporate the funded technology. Ordinarily, as a condition to obtaining approval to manufacture outside Israel, we would be required to pay royalties at an increased rate (usually 1% in addition to the standard rate) and increased royalties cap between 120% and 300% of the grants, depending on the manufacturing volume that is performed outside Israel. The transfer of no more than 10% of the manufacturing capacity in the aggregate outside of Israel is exempt under the Innovation Law from obtaining the prior approval of the IIA. A company requesting funds from the IIA also has the option of declaring in its IIA grant application its intention to perform part of its manufacturing outside Israel, thus avoiding the need to obtain additional approval.

Transfer of know-how outside of Israel: The know-how developed within the framework of the IIA plan may not be transferred to third parties outside Israel without the prior approval of the IIA. The approval, however, is not required for the export of any products developed using grants received from the IIA. The IIA approval to transfer know-how created, in whole or in part, in connection with an IIA-funded project, to a third party outside Israel is subject to payment of a redemption fee to the IIA calculated according to a formula provided under the Innovation Law that is based, in general, on the ratio between the aggregate IIA grants to the company’s aggregate investments in the project that was funded by these IIA grants, multiplied by the transaction consideration. The regulations promulgated under the Innovation Law establish a cap of the redemption fee payable to the IIA under the above mentioned formulas and differentiate between two situations: (i) in the event that the funded company sells its IIA funded know-how, in whole or in part, or is sold as part of an merger and acquisition, or M&A, transaction, and subsequently ceases to conduct business in Israel, the maximum redemption fee under the above mentioned formulas will be no more than six times the total grants received from the IIA, including accrued interest; (ii) in the event that following the transactions described above the company undertakes to continue its research and development activity in Israel for at least three years following such transfer and maintain at least 75% of its research and development staff employees it had for the six months before the know-how was transferred, while keeping the same scope of employment for such research and development staff, then the company is eligible for a reduced cap of the redemption fee of no more than three times the amounts received (plus accrued interest) for the applicable know-how being transferred, or the entire amount received from the National Authority for Technological Innovation, or NATI, as applicable.

Upon payment of such redemption fee, the know-how and the production rights for the products supported by such funding cease to be subject to the Innovation Law. Transfer of such funded know-how to an Israeli entity is subject to the IIA approval and to an undertaking of the recipient Israeli entity to comply with the provisions of the Innovation Law and related regulations, including the restrictions on the transfer of know-how and the obligation to pay royalties, as further described in the Innovation Law and related regulations.

Licensing rules: In May 2017, the IIA issued new rules for licensing know-how developed with the IIA’s funding outside of Israel, or the Licensing Rules, which allow a company to enter into licensing arrangements or grant other rights in know-how developed under the IIA’s programs outside of Israel, subject to the prior consent of the IIA and payment of license fees, calculated in accordance with the Licensing Rules. The payment of the license fees will not discharge a company from the obligations to pay royalties or other payments to the IIA.

Certain reporting obligations: A recipient of grants under the Innovation Law is required to notify the IIA of certain events enumerated in the Innovation Law. In addition, the IIA may from time to time audit sales of products by companies which received funding from the IIA and this may lead to additional royalties being payable on additional product candidates.

We have not received any grants from the IIA. In the future, we may apply for such grants. In the event that a company has received IIA grants, the abovementioned restrictions and requirements for payment may impair the ability of such a company to sell its technology outside of Israel, or to outsource manufacturing or otherwise transfer know-how outside Israel and may require it to obtain the approval or the IIA for certain actions and transactions and pay additional royalties or other payments to the IIA. If such a company fails to comply with the Innovation Law, it may be subject to mandatory repayment of grants, together with interest and penalties, as well as be exposed to criminal charges.

Tax Benefits for Research and Development under the Encouragement of Industrial Research and Development Law, 5744-1984

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, related to scientific research and development, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	The research and development must be for the promotion of the company; and

●	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures related to scientific research and development that were not approved are deductible in equal amounts over three years.

From time to time we may apply the IIA for approval to allow a tax deduction for all research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets).

The Investment Law was significantly amended effective as of April 1, 2005, as of January 1, 2011, and as of January 1, 2017 (the “2017 Amendment”). The 2017 Amendment introduces new benefits for Technology Enterprises, alongside the existing tax benefits.

Tax Benefits Under the 2017 Amendment

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, and is in addition to the other existing tax benefits programs under the Investment Law.

The 2017 Amendment provides that a technology company satisfying certain conditions will qualify as a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in development zone “A.” In addition, a Preferred Technological Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017, for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a technological company satisfying certain conditions (including a group turnover of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Technological Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, paid out of Preferred Technological Income, are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty. However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company and other conditions are met, the withholding tax rate will be 4%.

If in the future we generate taxable income, to the extent that we qualify as a “Preferred Company,” the benefits provided under the Investment Law could potentially reduce our corporate tax liabilities.

Taxation of our Shareholders

Capital Gains

Israeli capital gain tax is imposed on the disposal of capital assets by an Israeli resident, and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel. The Israeli Income Tax Ordinance of 1961 (New Version), or the Ordinance, distinguishes between “Real Gain” and the “Inflationary Surplus.” The Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price which is attributable to the increase in the Israeli consumer price index or the foreign exchange rate differences in certain cases, between the date of purchase and the date of sale. The Real Gain is the excess of the total capital gain over Inflationary Surplus. Inflationary Surplus generated from December 31, 1993, is not subject to tax in Israel.

Real Gain accrued by individuals on the sale of our ordinary shares will be taxed at the rate of 25%. However, if the individual shareholder is a “Substantial Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, 10% or more of one of the Israeli resident company’s “means of control.” “Means of control” generally includes the right to vote, receive profits, nominate a director or an officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, and all regardless of the source of such right) at the time of sale or at any time during the preceding 12 months period, such gain will be taxed at the rate of 30%.

Real Capital Gain derived by corporations will be generally subject to a corporate tax rate of 23% (in 2021).

Capital Gains Taxes is Applicable also to Non-Israeli Resident Shareholders.

A non-Israeli resident who derives capital gains from the sale, exchange or disposition of shares in an Israeli resident company listed on a non-Israeli stock exchange may be exempt from Israeli tax so long as the following cumulative conditions are met: (i) the shares were purchased upon or after the registration of the securities on the stock exchange, (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributed, and (iii) the capital gains are neither subject to section 101 of the Ordinance, nor to the Israeli Income Tax Law (Inflationary Adjustments) 5745-1985. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents (i) have a controlling interest of more than 25% in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Furthermore, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority, or the ITA). For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the U.S.-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless either: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment of the Treaty U.S. Resident maintained in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any of these cases, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable. However, under the U.S.-Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for the tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israeli Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israeli Tax Authority to confirm their status as non-Israeli residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

Dividends

Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25% (or 30% in the case such shareholder is considered a “substantial shareholder” at any point in the preceding 12 month period), which tax will be withheld at source, unless relief is provided in an applicable tax treaty between Israel and the shareholder’s country of residence. However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 20% if the dividend is distributed from income attributed to a Preferred (including Preferred Technological) Enterprise. If the dividend is attributable in part to income derived from a Preferred Enterprise or a Preferred Technological Enterprise, the withholding rate will be a blended rate reflecting the relative portions of the types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Such dividends are generally subject to Israeli withholding tax at a rate of 25% so long as the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise.

However, a reduced tax rate may be provided under an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends not generated by a Preferred Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. If dividends are distributed from income attributed to a Preferred Enterprise, or a Preferred Technological Enterprise and the foregoing conditions are met, such dividends are subject to a withholding tax rate of 15% for a shareholder that is a United States corporation.

Excess Tax

Subject to the provisions of an applicable tax treaty, individuals who are subject to income tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, income derived from dividends, interest and capital gains) exceeding NIS 651,600 for 2020, which amount is linked to the annual change in the Israeli consumer price index.

Foreign Exchange Regulations

Non-residents of Israel who hold our ordinary shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated, and may be restored at any time by administrative action.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain United States federal income tax considerations generally applicable to United States Holders (as defined below) of our ordinary shares. This summary deals only with our ordinary shares held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or Internal Revenue Code. This summary also does not address the tax consequences that may be relevant to holders in special tax situations including, without limitation, dealers in securities, traders that elect to use a mark-to-market method of accounting, holders that own our ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment, banks or other financial institutions, individual retirement accounts and other tax-deferred accounts, insurance companies, tax-exempt organizations, United States expatriates, holders whose functional currency is not the U.S. dollar, holders subject to the alternative minimum tax, holders that acquired our ordinary shares in a compensatory transaction, holders subject to special tax accounting rules as a result of any item of gross income with respect to our ordinary shares being taken into account in an applicable financial statement, holders which are entities or arrangements treated as partnerships for United States federal income tax purposes or holders that actually or constructively through attribution own 10% or more of the total voting power or value of our outstanding ordinary shares.

This summary is based upon the Internal Revenue Code, applicable United States Treasury regulations, administrative pronouncements, and judicial decisions, in each case as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect). No ruling will be requested from the Internal Revenue Service, or IRS, regarding the tax consequences described herein, and there can be no assurance that the IRS will agree with the discussion set out below. This summary does not address any United States federal tax consequences other than United States federal income tax consequences (such as the estate and gift tax or the Medicare tax on net investment income). As used herein, the term “United States Holder” means a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any state thereof or therein or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (a) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Internal Revenue Code Section 7701(a)(30), or (b) that has a valid election in effect under applicable United States Treasury regulations to be treated as a “United States person.”

If an entity or arrangement treated as a partnership for United States federal income tax purposes acquires our ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of a partnership considering an investment in our ordinary shares should consult their tax advisors regarding the United States federal income tax consequences of acquiring, owning, and disposing of our ordinary shares.

Taxation of Dividends Paid on ordinary shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “Qualified Dividend Income” below, a U.S. Holder, other than certain U.S. Holders that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on the ordinary shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the ordinary shares to the extent thereof, and then capital gain. Corporate holders generally will not be allowed a deduction for dividends received. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

Foreign withholding tax (if any) paid on dividends on our ordinary shares at the rate applicable to a United States Holder (taking into account any applicable income tax treaty) will, subject to limitations and conditions, be treated as foreign income tax eligible for credit against such holder’s United States federal income tax liability or, at such holder’s election, eligible for deduction in computing such holder’s United States federal taxable income. Dividends paid on our ordinary shares generally will constitute “foreign source income” and “passive category income” for purposes of the foreign tax credit. However, if we are a “United States-owned foreign corporation,” solely for foreign tax credit purposes, a portion of the dividends allocable to our United States source earnings and profits may be re-characterized as United States source. A “United States-owned foreign corporation” is any foreign corporation in which United States persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. If we are treated as a “United States-owned foreign corporation,” and if 10% or more of our earnings and profits are attributable to sources within the United States, a portion of the dividends paid on the ordinary shares allocable to our United States source earnings and profits will be treated as United States source, and, as such, the ability of a United States Holder to claim a foreign tax credit for any Israeli withholding taxes payable in respect of our dividends may be limited. The rules governing the treatment of foreign taxes imposed on a United States Holder and foreign tax credits are complex, and United States Holders should consult their tax advisors about the impact of these rules in their particular situations.

Dividends received by certain non-corporate United States Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gain rate, provided that (i) either our ordinary shares are readily tradable on an established securities market in the United States or we are eligible for benefits under a comprehensive United States income tax treaty that includes an exchange of information program and which the United States Treasury Department has determined is satisfactory for these purposes, (ii) we are neither a PFIC (as discussed below) nor treated as such with respect to the United States Holder for either the taxable year in which the dividend is paid or the preceding taxable year, and (iii) the United States Holder satisfies certain holding period and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on the , as our ordinary shares are expected to be. United States Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends paid with respect to our ordinary shares. The dividends will not be eligible for the dividends received deduction available to corporations in respect of dividends received from other United States corporations.

Taxation of the Sale, Exchange, or other Disposition of ordinary shares

Subject to the discussion below under “— Passive Foreign Investment Company,” a United States Holder generally will recognize capital gain or loss for United States federal income tax purposes on the sale or other taxable disposition of our ordinary shares equal to the difference, if any, between the amount realized and the United States Holder’s adjusted tax basis in those ordinary shares. If any Israeli tax is imposed on the sale, exchange or other disposition of our ordinary shares, a United States Holder’s amount realized will include the gross amount of the proceeds of the deposits before deduction of the Israeli tax. In general, capital gains recognized by a non-corporate United States Holder, including an individual, are subject to a lower rate under current law if such United States Holder held shares for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as United States source income or loss for purposes of the foreign tax credit. A United States Holder’s initial tax basis in shares generally will equal the cost of such shares. Because gain for the sale or other taxable disposition of our ordinary shares will be treated as United States source income, and you may use foreign tax credits against only the portion of United States federal income tax liability that is attributed to foreign source income in the same category, your ability to utilize a foreign tax credit with respect to the Israeli tax imposed on any such sale or other taxable disposition, if any, may be significantly limited. In addition, if you are eligible for the benefit of the income tax convention between the United States and the State of Israel and pay Israeli tax in excess of the amount applicable to you under such convention or if the Israeli tax paid is refundable, you will not be able to claim any foreign tax credit or deduction with respect to such Israeli tax. You should consult your tax advisor as to whether the Israeli tax on gains may be creditable or deductible in light of your particular circumstances and your ability to apply the provisions of an applicable treaty.

Passive Foreign Investment Companies

We would be a PFIC for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code), or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For these purposes, cash and other assets readily convertible into cash or that do or could generate passive income are categorized as passive assets, and the value of company’s goodwill and other unbooked intangible assets is generally taken into account. Passive income generally includes, among other things, rents, dividends, interest, royalties, gains from the disposition of passive assets and gains from commodities and securities transactions. For purposes of this test, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation of which we own, directly or indirectly, at least 25% (by value) of the stock. Based on our anticipated market capitalization and the composition of our income, assets and operations, we believe that we were not a PFIC for 2021 and do not expect to be a PFIC for United States federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year. Moreover, the value of our assets for purposes of the PFIC determination may be determined by reference to the public price of our ordinary shares at this initial offering and the future price, which could fluctuate significantly. In addition, it is possible that the IRS may take a contrary position with respect to our determination in any particular year, and therefore, there can be no assurance that we will not be classified as a PFIC for 2021, in the current taxable year or in the future. Certain adverse United States federal income tax consequences could apply to a United States Holder if we are treated as a PFIC for any taxable year during which such United States Holder holds our ordinary shares. Under the PFIC rules, if we were considered a PFIC at any time that a United States Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC, and (ii) the United States Holder has made a “deemed sale” election under the PFIC rules.

If we are a PFIC for any taxable year that a United States Holder holds our ordinary shares, unless the United States Holder makes one of the elections described below, any gain recognized by the United States Holder on a sale or other disposition of our ordinary shares would be allocated pro-rata over the United States Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or the highest rate in effect for corporations, as appropriate, for that taxable year, and an interest charge would be imposed. Further, to the extent that any distribution received by a United States Holder on our ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the United States Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain on the sale or other disposition of our ordinary shares if we were a PFIC, described above. If we are treated as a PFIC with respect to a United States Holder for any taxable year, the United States Holder will be deemed to own equity in any of the entities in which we hold equity that also are PFICs. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ordinary shares. In addition, a timely election to treat us as a qualified electing fund under the Internal Revenue Code would result in an alternative treatment. However, we do not intend to prepare or provide the information that would enable United States Holders to make a qualified electing fund election. If we are considered a PFIC, a United States Holder also will be subject to annual information reporting requirements. United States Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in the ordinary shares.

Information Reporting and Backup Withholding

Dividend payments and proceeds paid from the sale or other taxable disposition of our ordinary shares may be subject to information reporting to the IRS. In addition, a United States Holder (other than an exempt holder who establishes its exempt status if required) may be subject to backup withholding on dividend payments and proceeds from the sale or other taxable disposition of our ordinary shares paid within the United States or through certain U.S.-related financial intermediaries.

Backup withholding will not apply, however, to a United States Holder who furnishes a correct taxpayer identification number, makes other required certification and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Rather, any amount withheld under the backup withholding rules will be creditable or refundable against the United States Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain United States Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts. Our ordinary shares are expected to constitute foreign financial assets subject to these requirements unless the ordinary shares are held in an account at certain financial institutions. United States Holders should consult their tax advisors regarding the application of these reporting requirements.

UNDERWRITING

Aegis, is acting as the underwriter and the book-running manager of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, of which this prospectus forms a part, the underwriter has agreed to purchase from us the number of units shown opposite its name below:

Underwriter	Number of Units
Aegis Capital Corp.	3,787,241

The underwriting agreement provides that the underwriter’s obligation to purchase units depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriter are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriter.

Underwriting Commissions and Discounts and Expenses

The following table shows the per unit and total underwriting discounts and commissions we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional ordinary shares.

		Total
	Per Unit	No Exercise	Full Exercise
Public offering price	$4.13	$15,641,305	$17,987,501
Estimated Underwriting discounts and commissions to be paid by us (7.0%)	$0.2891	$1,094,891	$1,259,125
Proceeds, before expenses, to us	$3.8409	$14,546,413	$16,728,376

We estimate that the total expenses of the offering payable by us, excluding estimated underwriting discounts and commissions, will be approximately $877,500, including a 1.0% non-accountable expense allowance. We have also agreed to reimburse the underwriter for certain of their expenses, including “roadshow”, diligence, and reasonable legal fees and disbursements, in an amount not to exceed $90,000 in the aggregate.

As additional compensation to Aegis, upon consummation of this offering, we will issue to Aegis or its designees warrants to purchase an aggregate number of shares of our ordinary shares equal to 5.0% of the number of ordinary shares issued in this offering, at an exercise price per share equal to 135.0% of the public offering price per unit, or the Underwriter’s Warrants. The Underwriter’s Warrants and the underlying ordinary shares will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants by any person for a period of 180 days beginning on the date of commencement of sales of the offering in compliance with FINRA Rule 5110.

The Underwriter’s Warrants will be exercisable from the date that is six months from the commencement of the sales of the offering, and will expire four years and six months after such date in compliance with FINRA Rule 5110(g)(8)(A). Furthermore, such Underwriter’s Warrants shall be exercisable on a cash basis, provided that if a registration statement registering the ordinary shares underlying the Underwriter’s Warrants is not effective, the Underwriter’s Warrants may be exercised on a cashless basis and have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F).

Over-Allotment Option

We have granted to the underwriter an option to purchase up to 568,086 additional ordinary shares (15% of the ordinary shares sold in the offering) and/or up to 568,086 additional warrants (15% of the warrants sold in the offering) at the public offering price less estimated underwriting discounts and commissions. The underwriter may exercise this option in whole or in part at any time within forty-five (45) days after the date of the offering. To the extent the underwriter exercises this option, it will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares. The purchase price to be paid per additional ordinary share will be equal to the public offering price of one unit (less $0.01 allocated to the warrants), as applicable, less the underwriting discount, and the purchase price to be paid per additional warrant will be $0.01. We will be obligated, pursuant to the option, to sell these additional ordinary shares or warrants to the underwriter to the extent the option is exercised. If any additional ordinary shares or warrants are purchased, the underwriter will offer the additional ordinary shares and warrants on the same terms as those on which the other ordinary shares, and warrants are being offered hereunder.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our ordinary shares, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriter in excess of the number of shares it is obligated to purchase is not greater than the number of shares that it may purchase by exercising its option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriter may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our ordinary shares in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriter’s option to purchase additional shares. If the underwriter sells more shares than could be covered by the underwriter’s option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our ordinary shares who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase our ordinary shares until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares or warrants. As a result of these activities, the price of our ordinary shares or warrants may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares or warrants. In addition, neither we nor the underwriter make any representation that Aegis will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Offering Price Determination

The public offering price was negotiated between Aegis and us. In determining the public offering price of our ordinary shares, Aegis considered:

●	the history and prospects for the industry in which we compete;

●	our financial information;

●	the ability of our management and our business potential and earning prospects;

●	the prevailing securities markets at the time of this offering; and

●	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies, as well as the recent market price of our ordinary shares.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Discretionary Accounts

The underwriter has informed us it they does not expect to make sales to accounts over which they exercise discretionary authority in excess of five (5)% of the shares of our ordinary shares being offered in this offering.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company’s executive officers and directors and holders of at least 10% of the Company’s ordinary shares and securities exercisable for or convertible into its ordinary shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares, whether currently owned or subsequently acquired, without the prior written consent of the underwriter, for a period of one hundred eighty (180) days from the closing date of the offering.

Company Standstill

The Underwriting Agreement will provide, among other items, that the Company will agree, for a period of 18 months from the closing date of the Offering, that without the prior written consent of Aegis, it will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters referred to as the Standstill). So long none of such equity securities shall be saleable in the public market until the expiration of the one hundred eighty (180) period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities; (iii) the issuance of securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of the Underwriting Agreement; and (iv) the issuance of securities to affiliates and subsidiaries of the Company.

Other Relationships

Aegis may in the future provide us and our affiliates with such services. Aegis may release, or authorize us to release, as the case may be, the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. Aegis may allocate a number of shares to the underwriter and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by Aegis on the same basis as other allocations.

EXPENSES

Set forth below is an itemization of the total expenses, excluding estimated underwriting discounts, expected to be incurred in connection with the offer and sale of the ordinary shares by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$3,306
Nasdaq listing fee	$75,000
FINRA filing fee	$1,392
Transfer agent fees and expenses	$350
Printer fees and expenses	$15,000
Legal fees and expenses	$350,000
Accounting fees and expenses	$245,000
Miscellaneous	$90,000
Total	$780,048

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by McDermott Will & Emery LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Shibolet & Co. Law Firm, Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

The financial statements of Rail Vision Ltd. as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this Prospectus, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, all or a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Shibolet & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our ordinary shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.railvision.co.il. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

Rail Vision Ltd.

Interim Condensed Financial Statements

As of June 30, 2021

(Unaudited)

UNAUDITED INTERIM CONDENSED BALANCE SHEET

(U.S. dollars in thousands, except share data and per share data)

Rail Vision Ltd.

Interim Condensed Financial Statements

As of June 30, 2021

(Unaudited)

Rail Vision Ltd.

INTERIM CONDENSED BALANCE SHEETS

(U.S. dollars in thousands, except share data and per share data)

	As of December 31,	As of June 30,
	2020	2021
		(unaudited)

ASSETS

Current assets
Cash and cash equivalents	$6,749	$6,887
Restricted cash	194	-
Deferred expenses	196	31
Other current assets	173	271
Total current assets	7,312	7,189

Operating lease - right of use of asset	1,217	1,577
Restricted cash	-	191
Deferred issuance expenses	-	206
Fixed assets, net	443	585
	1,660	2,559

TOTAL ASSETS	8,972	9,748

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	51	281
Current operating lease liability	485	290
Other accounts payable	1,654	1,150
Total current liabilities	2,190	1,721

Non-current operating lease liability	910	1,310

TOTAL LIABILITIES	3,100	3,031

Temporary equity
Preferred A shares – NIS 0.01 par value; Authorized 100,000 shares; Issued and outstanding: 51,282 shares as of December 31, 2020 and June 30, 2021 (unaudited); aggregate liquidation preference of $5,000 and $10,000 as of December 31, 2020 and June 30, 2021 (unaudited)	4,965	9,965

Shareholders’ equity
Ordinary shares, NIS 0.01 par value; Authorized 99,900,000 shares; Issued and outstanding: 9,136,600 and 9,157,324 shares as of December 31, 2020 and June 30, 2021(unaudited)	25	25
Additional paid in capital	35,001	35,974
Accumulated deficit	(34,119)	(39,247)
Total shareholders’ equity	907	(3,248)

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY	8,972	9,748

The accompanying notes are an integral part of the condensed financial statements.

Rail Vision Ltd.

UNAUDITED INTERIM CONDENSED STATEMENTS OF COMPREHENSIVE LOSS

(U.S. dollars in thousands, except share data and per share data)

	For the Six-Month
	Period ended June 30
	2020	2021

Revenues	$—	$417
Cost of revenues	—	(113)

Gross profit	—	304

Research and development expenses, net	(3,600)	(3,838)
Administrative and general expenses	(1,505)	(1,727)

Operating loss	(5,105)	(5,261)

Financing income, net	40	133

Net loss for the period	(5,065)	(5,128)

Basic and diluted loss per share	(0.55)	(0.56)

Weighted average number of shares outstanding used to compute basic and diluted loss per share	9,136,600	9,138,756

The accompanying notes are an integral part of the condensed financial statements.

Rail Vision Ltd.

UNAUDITED INTERIM CONDENSED STATEMENTS OF CONVERTIBLE PREFERRED
SHARES AND CHANGES IN SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share data and per share data)

	Convertible Preferred A Shares		Ordinary Shares			Additional		Total
	Number of shares	USD	Number of shares	USD		paid in capital	Accumulated Deficit	shareholders’ equity

Balance as of January 1, 2020	—	—	9,136,600	25		33,052	(23,412)	9,665

Share-based payment	—	—	—	—		821	—	821
Loss for the period	—	—	—	—		—	(5,065)	(5,065)

Balance as of June 30, 2020	—	—	9,136,600	25		33,873	(28,477)	5,421

Balance as of January 1, 2021	51,282	4,965	9,136,600	25		35,001	(34,119)	907

Issuance of convertible preferred shares	—	5,000	—	—		—	—	—
Issuance of shares as a result of exercise of options	—	—	20,724	(*	)	127	—	127
Share-based payment	—	—	—	—		846	—	846
Loss for the period	—	—	—	—		—	(5,128)	(5,128)

Balance as of June 30, 2021	51,282	9,965	9,157,324	25		35,974	(39,247)	(3,248)

(*)	Represents an amount less than $1.

The accompanying notes are an integral part of the condensed financial statements.

Rail Vision Ltd.

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, except share data and per share data)

	For the Six-Month Period ended June 30
	2020	2021

Cash flows from operating activities
Net loss for the period	$(5,065)	$(5,128)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	94	60
Share-based compensation	822	846
Change in lease liability	14	(155)

Changes in operating assets and liabilities:

Decrease (increase) in other assets	214	(120)
Increase (decrease) in trade accounts payable	(99)	46
Decrease in other accounts payable	(47)	(504)

Net cash used in operating activities	(4,067)	(4,955)

Cash flows from investing activities
Purchase of fixed assets	(86)	(37)

Net cash used in investing activities	(86)	(37)

Cash flows from financing activities:
Issuance of Preferred Shares	—	5,000
Proceeds from exercise of options	—	127
Net cash provided by financing activities	—	5,127

Increase (decrease) in cash, cash equivalents and restricted cash	(4,153)	135
Cash, cash equivalents and restricted cash at the beginning of the period	9,300	6,943

Cash, cash equivalents and restricted cash at the end of the period	5,147	7,078

Non Cash Activities:	For the Six-Month Period ended June 30
	2020	2021

Obtaining a right-of-use asset in exchange for a lease liability	—	458

Purchase of fixed assets	—	184

The accompanying notes are an integral part of the condensed financial statements.

Rail Vision Ltd.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Note 1 - General

A.	General:

Rail Vision Ltd. (the “Company”) was incorporated and registered in Israel on April 18, 2016. The Company is a development-stage technology company that is engaged in the design, development and assembly of railway detection systems designed to solve the challenges in railway operational safety, efficiency and predictive maintenance. Our railway detection systems include different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive.

These condensed financial statements should be read in conjunction with the Company’s annual financial statements as of December 31, 2020 and for the year ended on that date, and the accompanying notes.

B.	Going Concern:

To date, the Company has not generated sufficient revenues from its activities and has incurred substantial operating losses. Management expects the Company to continue to generate substantial operating losses and to continue to fund its operations primarily through utilization of its current cash and cash equivalents and through additional raises of capital.

Such conditions raise substantial doubts about the Company’s ability to continue as a going concern. Management’s plan includes raising funds from existing shareholders and/or outside potential investors. However, there is no assurance such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to complete the development of, and to commercialize, its products. These financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should the Company be unable to continue as a going concern.

C.	Impact of COVID-19 Pandemic:

With the ongoing COVID-19 global pandemic, the Company has implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on its employees and its business. Given the global impact and the other risks and uncertainties associated with the pandemic, the Company’s business, financial condition and results of operations could be materially adversely affected. The Company continues to closely monitor the COVID-19 pandemic and evolve its business continuity plans, its development plans and response strategy to mitigate any potential impact. As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require the Company to update its estimates, assumptions and judgments or revise the carrying value of its assets or liabilities. Actual results could differ from those estimates, and any such differences may be material to the Company’s financial statements.

Rail Vision Ltd.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Note 2 - Summary of Significant Accounting Policies

A.	Unaudited Interim Condensed Financial Statements

The accompanying interim balance sheet as of June 30, 2021, the interim statements of comprehensive loss, convertible preferred shares and shareholders’ equity, and cash flows for the six months ended June 30, 2020 and 2021, and the related notes to such interim financial statements are unaudited. These unaudited interim financial statements have been prepared in accordance with GAAP and are presented in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and do not include all disclosures normally required in annual financial statements prepared in accordance with GAAP.

In management’s opinion, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2021 and the Company’s results of operations and cash flows for the six months ended June 30, 2020 and 2021. The results for the six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full year ending December 31, 2021 or any other future interim or annual period.

B.	Issuance of bonus shares:

On February 13, 2022, the Company effected a bonus shares issuances under Israeli law to reflect the effect of 44-for-1 forward share split of the Company’s ordinary shares. Accordingly, (i) for each one share of outstanding ordinary shares, 43 additional ordinary shares were issued and distributed to the holder thereof; (ii) the number of shares of ordinary shares issuable upon the exercise of each outstanding convertible preferred shares, warrant and option was proportionately increased by 43 additional ordinary shares; (iii) the exercise price of each outstanding option to purchase ordinary shares was proportionately adjusted; (iv) the authorized number of ordinary shares was increased in order to reflect such issuance of bonus shares; and (v) the par value of ordinary shares was not adjusted as result of this issuance of bonus shares. All the share numbers, share prices, and exercise prices have been adjusted retroactively within these financial statements to reflect the issuance of the bonus shares.

C.	Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. Actual results could differ from those estimates.

D.	Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited interim condensed financial statements are identical to those applied in the preparation of the latest annual financial statements.

Rail Vision Ltd.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Note 2 - Summary of Significant Accounting Policies (Cont.)

E.	New Accounting Pronouncements Not Yet Effective:

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU No. 2020-06 removes from GAAP the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt. ASU No. 2020-06 also eliminates the treasury stock method to calculate diluted earnings per share and requires the if-converted method. This new standard will be effective for us in fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. We are currently assessing the impact of adopting this standard on our financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which affects general principles within Topic 740, Income Taxes and is meant to simplify and reduce the cost of accounting for income taxes. This standard is effective for annual reporting periods beginning after December 15, 2021, and interim reporting periods within annual reporting periods beginning after December 15, 2022. We are currently reviewing this standard but do not expect that it will have a material impact on our financial statements.

Note 3 - Significant Events during the Reporting Period

A.	Equity:

1)	On April 13, 2021, the Company received $5,000 (gross) following the investment agreement dated October 13, 2020, according to which the Company issued 51,282 Preferred A shares (convertible into 2,256,408 ordinary shares) to Knorr-Bremse, in exchange for a total investment of approx $10,000, of which the first half was paid on October 13, 2020.

2)	During the reporting period, former employees exercised options to purchase 20,724 ordinary shares resulting in proceeds of approx. $127.

B.	Israel Railways:

According to the January 2020 agreement between the Company and Israel Railways Ltd. (“Israel Railways”), which replaced an earlier agreement between the parties from August 2016, the Company granted Israel Railways an option to purchase 195,448 of the Company’s ordinary shares in exchange for their par value (the “Israel Railways Option”). On May 30, 2021, Israel Railways informed the Company that the Israel Railways Board of Directors approved the exercise of the Israel Railways Option. According to Government Resolution No. 3837, the decision of the Railway Board of Directors requires the approval of the Minister of Finance, the Minister of Transportation, the Budget Director in the Ministry of Finance and the Director of the Government Companies Authority (“Government Approval”). As of the date of this report, the decision of the Board of Directors of Israel Railways has not yet been approved. Regarding an amendment to the Israel Railways Option exercise period see Note 4B(1) below.

Rail Vision Ltd.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Note 3 - Significant Events during the Reporting Period (Cont.)

C.	Update of lease agreement:

On April 4, 2021, the Company signed an amendment to the lease agreement of the Company’s offices in Raanana, according to which the Company extended the lease period for an additional five years from September 9, 2021 (the end of the current lease period) to September 8, 2026 (the “Lease Amendment”).

According to the Lease Amendment, the monthly rent for the Company’s offices (not including parking and management fees) will be approx NIS 79 thousand (approx$25) in the first two years, approx NIS 82 thousand (approx. $26) in the third and fourth years and approx. NIS 83 thousand (approx. $26) in the fifth year. All amounts are linked to the consumer price index.

According to the Lease Amendment, the Company has an option to extend the lease period for an additional five years from September 9, 2026 to September 8, 2031 at a monthly rent of between NIS 96 thousand (approx. $30) and NIS 102 thousand (approx. $32) over the additional lease period (the “Extension Option”).

When determining the new lease period as part of the amendment, the Company estimated that it was not reasonably certain that the Extension Option will be exercised. At the time of the amendment, the Company updated its lease liability and right-of-use asset in a total amount of approx. $458, which reflects the expected lease term until September 8, 2026.

D.	Agreement for the supply of equipment and services with Hitachi Rail STS Australia Pty Ltd. (“STS”):

In April 2021, the Company entered into an agreement for the supply of equipment, personnel and services (“the Supply Agreement”) with STS, which enables STS to supply the Australian railway company Rio Tinto Railway Network (“RTIO”) with a prototype of the Company’s system ( “the System”), for demonstration purposes and later, for the purpose of examining the system’s operational activity ( “POC”).

The demonstration and examination will be done in three stages, with the system demonstrated in the first stage, followed by technical adjustments by the Company as required for the installation of the system in the RTIO locomotive, and finally the system will be installed in the locomotive with live operating rail infrastructure. The whole process is expected to take about 9 months.

In consideration for the project, STS has undertaken to pay the Company a total of $265 and an option for additional payments in the amount of up to $133, subject to an order of additional services during the POC project. As of the date of this report, the demonstration stage has not yet begun and no consideration has yet been received for it.

Rail Vision Ltd.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Note 3 - Significant Events during the Reporting Period (Cont.)

E.	Framework agreement with Knorr-Bremse Rail Systems Schweiz AG ( “KBCH”):

In August 2020, the Company entered into a framework agreement (the “Framework Agreement”) with KBCH (a subsidiary of Knorr-Bremse operating in Switzerland) regarding the supply of a prototype of the Company’s system to the shunting yard of a company operating cargo trains in Switzerland (“SBBC”).

Under the framework agreement, the Company provided KBCH one prototype of the system (the “Prototype”), which was installed on an operating locomotive in an SBBC shunting yard, for the purpose of examining the operational performance of the system (the “Operational Function Test”).

In consideration for the prototype provided in October 2020 for the Operational Function Test, KBCH paid the Company the amount of approx. EUR 244 thousand (approx. $293). In addition, in order to support the operational performance test procedure, which began in April 2021, the Company undertook to provide various professionals, as needed, in exchange for payment at the maximum rates and amounts determined in the framework agreement. In addition, the framework agreement determines a division between the Company and KBCH regarding additional support actions for SBBC, as needed, in the Operational Function Test process. During the reporting period, KBCH paid the Company a total of approx. EUR 110 thousand (approx. $124) for the Company’s services supporting the installation and operation of the system and its participation in part of the overall licensing process of the operating concept that were fully provided during the reporting period.

As the delivery of the prototype and the provision of the services described above were identified by the Company as a single performance obligation, during the reporting period, the Company recognized revenues from the sale of the prototype and the related services in the total amount of approx. $417.

Note 4 - Subsequent Events

The Company evaluated subsequent events through January 10, 2022, the date the financial statements were issued, except for items (C), (D) and (E) as to which the date is February 17, 2022.

A.	Strategic partnership agreement between the Company and Knorr-Bremse

On August 19, 2021, the Company entered into a strategic partnership agreement which summarizes the understandings for strategic cooperation between the parties.

The agreement was approved by the Company’s Board of Directors on August 25, 2021 and by the Company’s General Meeting on August 26, 2021.

B.	Israel Railways:

1)	According to an amendment to the Israel Railways Option agreement dated July 1, 2021, the exercise period of the Israel Railways Option will end with the earlier of the following: (1) the passing of five business days following Israel Railways’ receipt of Government Approval; or (2) the end of a year from the date of amendment of the option agreement. This period is instead of the original option period according to which the option was exercisable by Israel Railways until the date of an initial public offering or change of control (as defined in the Railways Agreement), whichever is earlier.

Rail Vision Ltd.

NOTES TO THE UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

(U.S. dollars in thousands, except share data and per share data)

Note 4 - Subsequent Events (Cont.)

B.	Israel Railways (Cont.):

2)	On August 12, 2021 the Company signed a non-binding Memorandum of Understanding (“MOU”) with Israel Railways which summarizes the general terms and conditions to be included in a detailed commercial agreement between the parties.

According to the MOU, the Company and Israel Railways will conduct negotiations in good faith, with a view to entering into the commercial agreement as soon as possible before 31.1.2022. During the negotiations, Israel Railways has started conducting technical tests and analysis of the Company’s system on a locomotive of Israel Railways. According to the MOU, the parties intend, subject, inter alia, to meeting the success criteria set by the parties (including obtaining approvals from the Ministry of Transportation and the locomotive manufacturers where the system will be installed), that Israel Railways will purchase between six to ten systems within one year of signing the MOU (and additional systems if necessary).

The signing of the MOU constitutes the occurrence of the Triggering Event as defined in the Company’s agreement with the Consultant as set forth in Note 6B with the Company’s annual financial statements as of December 31, 2020.

C.

Under the investment agreement with Knorr-Bremse dated October 13, 2020, the Company was given an option to demand Knorr-Bremse to invest an additional amount of $5,000 (which will raise the total investment in Preferred A shares to $15,000 (gross)) at the same price per share, provided the existence of circumstances as detailed in the investment agreement. On December 2, 2021, the parties signed an amendment to the investment agreement regarding the expiration date of the aforementioned option, which was extended from December 31, 2021 to March 31, 2022. On February 14, 2022, the Company and Knorr-Bremse signed a second amendment to the investment agreement according to which from February 14, 2022 the Company is entitled to exercise the option in two installments as follows: (i) to call for up to $2,000,000 out of the option amount no later than March 31, 2022; and (ii) to call for up to $2,286,000 out of the option amount no later than June 30, 2022. The aforesaid option shall expire on the closing of the Company’s initial public offering if such shall occur prior to June 30, 2022.

D.	Safe Investment

On January 2022, the company raised $1,000 (“Purchase Amount”) through a Simple Agreement for Future Equity (“SAFE”) agreement between the Company and its 2 main shareholders.

According to the agreement, by August 31, 2022 (“Maturity Date”) the SAFE will be automatically converted to 5,128 Preferred A Shares.

In the event of an IPO before the Maturity Date, the SAFE will be automatically converted into ordinary shares equal to the Purchase Amount divided by the IPO price per share.

In the event of an M&A or dissolution event (as defined in the SAFE) before the Maturity Date, the SAFE will be automatically converted into ordinary shares equal to the Purchase Amount divided by price per share of the relevant transaction.

E.	Increase of authorized share capital

On January 13, 2022, a Special General Meeting of the shareholders of the Company approved an increase of the Company’s registered share capital to NIS 1,000,000 divided by 99,900,000 ordinary shares and 100,000 Preferred A shares of the Company.

Rail Vision Ltd.

Financial Statements

As of December 31, 2020

Rail Vision Ltd.

Financial Statements

As of December 31, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

RAIL VISION LTD.

We have audited the accompanying balance sheets of Rail Vision Ltd. (the “Company”) as of December 31, 2020 and 2019 and the related statements of comprehensive loss, change in convertible preferred shares and shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s lack of sufficient revenues and substantial operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of’ these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

January 10, 2022, except for the Notes 2C, 14G, 14H and 14I, as to which the date is February 17, 2022

We have served as the Company’s auditor since 2016.

Rail Vision Ltd.

Balance Sheets
(U.S. dollars in thousands, except share and per share data)

		As of December 31,
	Note	2019	2020

ASSETS

Current assets
Cash and cash equivalents		$9,120	$6,749
Restricted cash		180	194
Deferred expenses	7D (1)	331	196
Other current assets	3	189	173
Total current assets		9,820	7,312

Operating lease - right of use asset	13	1,521	1,217
Deferred expenses	7D (1)	196	-
Fixed assets, net	4	511	443
		2,228	1,660

TOTAL ASSETS		12,048	8,972

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable		137	51
Current operating lease liability	13	295	485
Other accounts payable	5	681	1,654
Total current liabilities		1,113	2,190

Non-current operating lease liability	13	1,270	910

TOTAL LIABILITIES		2,383	3,100
Temporary equity
Preferred A shares, NIS 0.01 par value; Authorized 100,000 shares; Issued and outstanding: 51,282 shares as of December 31, 2020; Aggregate liquidation preference of $5,000 as of December 31, 2020	7	-	4,965

Shareholders’ equity
Ordinary shares, NIS 0.01 par value; Authorized 99,900,000 shares; Issued and outstanding: 9,136,600 shares	8	25	25
Additional paid in capital	8	33,052	35,001
Accumulated deficit		(23,412)	(34,119)
Total shareholders’ equity		9,665	907

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ EQUITY		12,048	8,972

The accompanying notes are an integral part of the financial statements.

Rail Vision Ltd.

Statements of Comprehensive Loss

(U.S. dollars in thousands, except share and per share data)

		Year ended December 31,
	Note	2019	2020

Research and development expenses, net	9	$7,156	$7,205

General and administrative expenses	10	2,890	3,500

Operating loss		10,046	10,705

Financial expenses (income), net		(14)	2

Net loss		10,032	10,707

Basic and diluted loss per ordinary share		$(1.25)	$(1.17)

Weighted average number of ordinary shares outstanding used in computing basic and diluted loss per ordinary share		8,038,140	9,136,600

The accompanying notes are an integral part of the financial statements.

Rail Vision Ltd.

Statements of Convertible Preferred Shares and Changes in Shareholders’ Equity

(U.S. dollars in thousands, except share and per share data)

	Preferred A Shares		Ordinary Shares		Additional		Total
	Number of shares	USD	Number of shares	USD	paid in capital	Accumulated Deficit	shareholders’ equity

BALANCE AS OF DECEMBER 31, 2018	—	—	6,137,340	17	18,290	(13,380)	4,927

CHANGES DURING 2019:
Issuance of ordinary shares and warrants	—	—	1,803,296	5	9,936	—	9,941
Issuance of ordinary shares from exercise of warrants	—	—	1,195,964	3	3,469	—	3,472
Share-based payment	—	—	—	—	1,357	—	1,357
Loss for the year	—	—	—	—	—	(10,032)	(10,032)

BALANCE AS OF DECEMBER 31, 2019	—	—	9,136,600	25	33,052	(23,412)	9,665

CHANGES DURING 2020:
Issuance of preferred A shares	51,282	4,965	—	—	—	—	—
Share-based payment	—	—	—	—	1,949	—	1,949
Loss for the year	—	—	—	—	—	(10,707)	(10,707)

BALANCE AS OF DECEMBER 31, 2020	51,282	4,965	9,136,600	25	35,001	(34,119)	907

The accompanying notes are an integral part of the financial statements.

Rail Vision Ltd.

Statements of Cash Flows

(U.S. dollars in thousands)

	Year ended December 31,
	2019	2020

Cash flows from operating activities
Loss for the year	$(10,032)	$(10,707)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	183	190
Share-based payment	1,357	2,281
Change in operating lease liability	122	134

Changes in operating assets and liabilities:

Decrease (increase) in other current assets	(6)	15
Increase (decrease) in trade accounts payable	36	(86)
Increase in other accounts payable	136	973

Net cash used in operating activities	(8,204)	(7,200)

Cash flows from investing activities
Purchase of fixed assets	(152)	(122)

Net cash used in investing activities	(152)	(122)

Cash flows from financing activities:
Issuance of preferred A shares, net of issuance expenses	—	4,965
Issuance of ordinary shares and warrants, net of issuance expenses	9,941	—
Proceeds from exercise of warrants, net of issuance expenses	3,472	—

Net cash provided by financing activities	13,413	4,965

Increase in cash, cash equivalents and restricted cash	5,057	(2,357)
Cash, cash equivalents and restricted cash at the beginning of the period	4,243	9,300

Cash, cash equivalents and restricted cash at the end of the period	9,300	6,943

Non Cash Activities:	Year ended December 31,
	2019	2020

Increase in Deferred expenses against additional paid in capital (see note 6A)	303	—
Obtaining a right of use asset in exchange for a lease liability	1,768	35

The accompanying notes are an integral part of the financial statements.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 1 - GENERAL

A.	Rail Vision Ltd. (the “Company”) was incorporated on April 18, 2016 in Israel. The Company is a development-stage technology company that is are engaged in the design, development and assembly of railway detection systems designed to solve the challenges in railway operational safety, efficiency and predictive maintenance. The Company’s railway detection systems include different types of cameras, including optics, visible light spectrum cameras (video) and thermal cameras that transmit data to a ruggedized on-board computer which is designed to be suitable for the rough environment of a train’s locomotive.

The Company’s activities are subject to significant risks and uncertainties, has incurred significant losses since the date of its inception, and anticipates that it will continue to incur significant losses until it will be able to successfully commercialize its products. Failure to obtain this necessary capital when needed may force the Company to delay, limit or terminate its product development efforts or other operations. In addition, the Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, the loss of key personnel and the effect of planned expansion of operations on the future results of the Company.

B.	GOING CONCERN:

To date, the Company has not generated sufficient revenues from its activities and has incurred substantial operating losses. Management expects the Company to continue to generate substantial operating losses and to continue to fund its operations primarily through utilization of its current cash and cash equivalents and through additional raises of capital.

Such conditions raise substantial doubts about the Company’s ability to continue as a going concern. Management’s plan includes raising funds from existing shareholders and/or outside potential investors. However, there is no assurance such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to successfully complete the development of, and to commercialize, its products. These financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should the Company be unable to continue as a going concern.

C.	Impact of COVID-19 Pandemic:

With the ongoing COVID-19 global pandemic, the Company has implemented business continuity plans designed to address and mitigate the impact of the COVID-19 pandemic on its employees and its business. Given the global impact and the other risks and uncertainties associated with the pandemic, the Company’s business, financial condition and results of operations could be materially adversely affected. The Company continues to closely monitor the COVID-19 pandemic and evolve its business continuity plans, its development plans and response strategy to mitigate any potential impact. As of the date of issuance of these financial statements, the Company is not aware of any specific event or circumstance that would require the Company to update its estimates, assumptions and judgments or revise the carrying value of its assets or liabilities. Actual results could differ from those estimates, and any such differences may be material to the Company’s financial statements.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Presentation:

The financial statements have been prepared in conformity with accounting principles generally accepted in United Sates of America (“US GAAP”).

B.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect reported amounts and disclosures made. Actual results could differ from those estimates.

C.

Issuance of bonus shares:

On February 13, 2022, the Company effected a bonus shares issuances under Israeli law to reflect the effect of 44-for-1forward share split of the Company’s ordinary shares. Accordingly, (i) for each one share of outstanding ordinary shares, 43 additional ordinary shares were issued and distributed to the holder thereof; (ii) the number of shares of ordinary shares issuable upon the exercise of each outstanding convertible preferred shares, warrant and option was proportionately increased by 43 additional ordinary shares; (iii) the exercise price of each outstanding option to purchase ordinary shares was proportionately adjusted; (iv) the authorized number of ordinary shares was increased in order to reflect such issuance of bonus shares; and (v) the par value of ordinary shares was not adjusted as result of this issuance of bonus shares. All the share numbers, share prices, and exercise prices have been adjusted retroactively within these financial statements to reflect the issuance of the bonus shares.

D.	Financial statement in U.S. dollars:

The functional currency of the Company is the U.S. dollar (“dollar” or “$”) since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Transactions and balances denominated in dollars are presented at their original amounts. Transactions and balances denominated in foreign currencies have been re-measured to dollars.

All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of comprehensive loss as financial income or expenses, as appropriate.

E.	Cash and cash equivalents and restricted cash:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less as of the date acquired and that are readily convertible to known amounts of cash and subject to an insignificant risk. Restricted cash consists of deposits pledged to a bank that provided guarantee in connection with an operating lease.

F.	Fair value of financial instruments:

The carrying values of cash and cash equivalents, restricted cash, trade accounts payable, accrued expenses and employees and related expenses, which are recorded in other accounts payable, approximate their fair value due to the short-term maturity of these instruments.

ASC 820, “Fair Value Measurements and Disclosures,” defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions and risk of nonperformance.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Cont.)

G.	Fixed assets:

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows:

%
Office furniture and equipment	7-15
Computer software and electronic equipment	33
Laboratory equipment	7-15
Leasehold improvements	Over the shorter of the lease term (including the option) or useful life

H.	Impairment of long-lived assets:

The Company’s long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. During 2019 and 2020, no impairment losses were recognized.

I.	Accrued post-employment benefit:

Under Israeli employment laws, employees of the Company are covered under Section 14 of the Severance Compensation Act, 1963 (“Section 14”) for a portion of their salaries. According to Section 14, these employees are entitled to receive monthly deposits (payments) made by the Company on their behalf with insurance companies.

Payments in accordance with Section 14 release the Company from any future severance payments (under the Israeli Severance Compensation Act, 1963) with respect of those employees. The obligation to make the monthly deposits is expensed as incurred. In addition, the aforementioned deposits are not recorded as an asset in the Company’s balance sheet, and there is no liability recorded as the Company does not have a future obligation to make any additional payments.

J.	Revenue recognition:

The Company applies ASC 606 “Revenue from contracts with customers” (“ASC 606”). Under ASC 606, revenue is measured as the amount of consideration the Company expects to be entitled to, in exchange for transferring products or providing services to its customers and is recognized when or as performance obligations under the terms of contracts with the Company’s customers are satisfied. ASC 606 prescribes a five-step model for recognizing revenue from contracts with customers: (i) identify contract(s) with the customer; (ii) identify the separate performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the separate performance obligations in the contract; and (v) recognize revenue when (or as) each performance obligation is satisfied.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses whether the goods or services promised within each contract are distinct and, therefore, represent a separate performance obligation. Goods and services that are determined not to be distinct are combined with other promised goods and services. The Company then allocates the transaction price (the amount of consideration the Company expects to be entitled to from a customer in exchange for the promised goods or services) to each performance obligation and recognizes the associated revenue when (or as) each performance obligation is satisfied.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Cont.)

J.	Revenue recognition (Cont.):

Revenues from product sales are recognized upon the transfer of control, which is generally upon shipment or delivery.

Deferred revenue represents amounts received by the Company for which the related revenues have not been recognized because one or more of the revenue recognition criteria have not been met.

The current portion of deferred revenue represents the amount to be recognized within one year from the balance sheet date based on the estimated performance period of the underlying performance obligation. As of December 31, 2020, the Company’s deferred revenue balance is $634 (no balance as of December 31, 2019). See Note 5 below.

K.	Share-based payment:

The Company applies ASC 718-10, “Share-Based Payment,” which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including share options granted under the Company’s incentive share option plan based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of share-based payment awards on the date of grant. The value of the portion of the share-based payment award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s statements of comprehensive loss.

In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which simplifies the accounting for non-employee share-based payment transactions by aligning the measurement and classification guidance, with certain exceptions, to that for share-based payment awards to employees. The amendments expand the scope of the accounting standard for share-based payment awards to include share-based payment awards granted to non-employees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance related to equity-based payments to non-employees. The Company elected to early adopt these amendments on January 1, 2019.

Prior to the adoption, the Company accounted for stock options issued to non-employees under ASC 505-50, “Equity: Equity-Based Payments to Non-Employees,” which required the fair value of such non-employee awards to be re-measured at each quarter-end over the vesting period. After the adoption of ASU 2018-07, the accounting guidance is consistent with accounting for employee share-based payment.

The Company estimates the fair value of share options granted as share-based payment awards using a Black-Scholes option pricing model. The Black-Scholes option pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility is estimated based on volatility of similar companies in the technology sector. The expected option term is calculated for options granted to employees and directors using the “simplified” method, and grants to non-employees are based on the contractual term. The Company has historically not paid dividends and has no foreseeable plans to pay dividends. The risk-free interest rate is based on the yield from Israel Treasury zero-coupon bonds with an equivalent term. Changes in the determination of each of the inputs can affect the fair value of the share options granted and the results of operations of the Company.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Cont.)

L.	Leases:

On January 1, 2019, the Company early adopted ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”) using the modified retrospective approach for all lease arrangements as of such date. The Company leases office space and vehicles under operating leases.

Operating leases are included in operating lease right of use (“ROU”) assets and operating lease liabilities in the Company’s balance sheets. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities were recognized based on the present value of the remaining lease payments over the lease term.  Because rate implicit in the Company’s leases are not readily determinable, the Company’s incremental borrowing rate is used in determining the present value of lease payments. The operating lease ROU asset excludes lease incentives. The expected lease terms include options to extend or terminate the lease when it is reasonably certain that such options will be exercised. Operating lease expense for is recognized on a straight-line basis over the lease term, variable payments are expensed in the periods incurred.

The Company has made an accounting policy election not to recognize ROU assets and lease liabilities that arise from leases with initial terms of 12 months or less. Instead, the Company continue to record such lease expenses on a straight-line basis over the lease term in the statements of comprehensive loss.

M.	Research and development expenses, net:

Research and development expenses, net, are charged to the statements of comprehensive loss as incurred.

N.	Basic and diluted net loss per ordinary share:

Basic loss per ordinary share is computed by dividing the net loss by the weighted average number of ordinary shares outstanding during the year. Diluted loss per share is computed by dividing the net loss by the weighted average number of ordinary shares outstanding plus the number of additional ordinary shares that would have been outstanding if all potentially dilutive ordinary shares had been issued, using the treasury stock method. Potentially dilutive ordinary shares were excluded from the diluted loss per share calculation because they were anti-dilutive.

O.	Recent Accounting Standards

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2016 -13, “Financial Instruments—Credit Losses,” requiring measurement and recognition of expected credit losses on certain types of financial instruments. The guidance will be effective for the Company beginning January 1, 2023, and interim periods therein. Early adoption is permitted. The Company is currently evaluating the effect that ASU 2016-13 will have on its financial statements.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The guidance will be effective for the Company beginning January 1, 2022, and interim periods in fiscal years beginning January 1, 2023. Early adoption is permitted. The Company does not expect ASU 2019-12 to have a material effect on the Company’s current balance sheet, statement of comprehensive income or financial statement disclosures.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 3 - OTHER CURRENT ASSETS

Composition:

	December 31,
	2019	2020

Government institutions	$180	$128
Prepaid expenses	—	9
Other	9	36
	189	173

NOTE 4 - FIXED ASSETS, NET

	December 31,
	2019	2020
Cost:
Computers and software	$475	$565
Laboratory equipment	174	181
Furniture and office equipment	111	114
Leasehold improvement	132	134
	892	994
Accumulated depreciation:

Computers and software	$325	$456
Laboratory equipment	15	34
Furniture and office equipment	21	28
Leasehold improvement	20	33
	381	551

Carrying amount	511	443

Depreciation expenses for the years ended December 31, 2020, and 2019 were $190 and $183, respectively.

NOTE 5 - OTHER ACCOUNTS PAYABLE

	December 31,
	2019	2020

Employees and related expenses	$569	$713
Accrued expenses	112	307
Deferred revenues (*)	—	634
	681	1,654

(*)	See also Notes 6C and 6D below.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 6 - COMMITMENTS AND CONTINGENCIES LIABILITIES

A.	Collaboration Agreement with Israel Railways Ltd. (“Israel Railways”):

In August 2016, the Company and Israel Railways entered into an agreement for cooperation between the parties, which was further amended on January 19, 2020 (“the Railway Agreement”). Under the Railway Agreement, the Company undertook to fulfill certain functions for the development, marketing, distribution and sale of the systems, and Israel Railways undertook to provide the Company with services and the means to perform tests and experiments, mainly in the form of logistics and manpower, and to provide the Company with information on certain data that will be provided at the discretion of Israel Railways.

Pursuant to the Railway Agreement, the Company agreed to pay Israel Railways the following:

-	During the period from August 3, 2016 until the earliest of (a) a period of 5 years from the date of the first commercial sale or (b) the date of an Initial Public Officering (“IPO”) or (c) a change of control (as defined in the Railway Agreement), Israel Railways will be entitled to a payment of royalties in the amount of 2.75% of the Company’s net sales.

-	During the period from August 3, 2016 until the earliest of: (a) the date of an IPO, (b) a change of control (as defined in the Railways Agreement) Israel Railways will be entitled to a payment of a total of 1.5% of the total proceeds from an IPO or consideration, received by the Company or its shareholders, as a result of change of control (as defined in the Railway Agreement).

As of December 31, 2019, and 2020, the Company has no liability in respect of such royalties.

The Railway Agreement further provides that Israel Railways will be entitled to purchase the Company’s products and services at a price equal to half the lowest price charged by the Company for those products and services to an unrelated third party.

In addition, as part of the Railway Agreement and in consideration for services provided to the Company by Israel Railways, the Company granted Israel Railways an option to purchase 195,448 of the Company’s ordinary shares at their par value which was initially exercisable upon the earlier of an IPO or a change of control (as defined in the Railway Agreement), (see note 8D(1)). Subsequent to December 31, 2020, on July 1, 2021, the Railway Agreement was amended regarding the period of exercise of the option, see Note 14C.

The Railway Agreement may be terminated by either party, with 60 days’ prior written notice. Also, in the event of a change of control in the Company, Israel Railways may terminate the Railway Agreement with 30 days’ prior written notice.

B.	Service Agreement with a Consultant:

In December 2020, the Company entered into a service agreement with a consultant (the “Consultant”) according to which the Consultant will lead, control and consult the Company’s management in its negotiations with Israel Railways relating the Homologation Process (as defined below) and the commercial sales the Company’s systems to Israel Railways.

The “Homologation Process” shall include defining and receiving all the required written licenses, consents and approvals, both in Israel and abroad, for installing the Company’s systems on Israel Railways locomotives for operational use.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 6 - COMMITMENTS AND CONTINGENCIES LIABILITIES (Cont.)

B.	Service Agreement with a Consultant (Cont.):

If a written consent from the authorized representatives of the Israel Railway to enter into an Homologation Process with the Company and subject to its successful completion, to enter into negotiation regarding the purchase of the Company’s systems by Israel Railway (the “Triggering Event”) was received by the Company, then:

-	Subject to satisfactory completion of the Homologation Process no later than 12 months as of the Triggering Event, the Company shall pay the Contractor a onetime bonus payment of NIS 150,000, plus VAT (approximately $47).

-	Subject to satisfactory completion of commercial sales of the Company’s systems, no later than 18 months as of the Triggering Event, the Company shall pay the Contractor a onetime bonus payment of NIS 350,000, plus VAT (approximately $109).

In addition, following the Triggering Event, the Company agreed to grant options to the Consultant for the purchase of 25,080 of the Company’s ordinary shares at an exercise price of $6.14 per share. The Consultant will be eligible to exercise the options upon completion of both the Homologation Process and the sale process for a period of 24 months from the date of their grant. As of December 31, 2020, the Triggering Event has not yet occurred (regarding the occurrence of the Triggering Event subsequent to December 31, 2020 see also Note 14F). In return for his services, in addition to the bonus, the Company agreed to pay the Consultant a monthly remuneration in the amount of approximately $3, plus VAT.

The service agreement is in effect from November 1, 2020, until the completion of the services determined in the agreement, as detailed above. Either party may terminate the agreement with 30 days’ notice. On July 29, 2021, the Company sent a termination notice to the Consultant.

C.	Memorandum of Understanding between the Company and Knorr-Bremse:

On September 17, 2020, a non-binding Memorandum of Understanding was signed between the Company and Knorr-Bremse (the “Memorandum of Understanding”) regarding cooperation between the parties with respect to Light Rail Vehicle(“LRV”) systems.

In the Memorandum of Understanding, the Company undertook to make further adjustments and/or development to its LRV system, if required by Knorr-Bremse and agreed by the Company. Knorr-Bremse undertook to indemnify the Company for any costs of such adjustments and developments, subject to prior approval by Knorr-Bremse.

In the Memorandum of Understanding, it was agreed that the parties will negotiate a detailed cooperation agreement in good faith, in which they will determine, among other things, the terms of sale of the LRV systems by the Company to Knorr-Bremse.

The Memorandum of Understanding will be in effect from the date of its signing until the earliest of: (a) the signing of a binding cooperation agreement between the parties which will replace the Memorandum of Understanding; (b) a notice by one of the parties that it is interested in terminating the Memorandum of Understanding and the negotiations between the parties on the cooperation agreement; or (c) 12 months from the date of signing the Memorandum of Understanding. Accordingly, the Memorandum of Understanding has expired in September 2021. Following the signing of the Memorandum of Understanding, in December 2020, Knorr-Bremse placed a purchase order to the Company for developing two prototypes of the LRV system according to specifications required by Knorr-Bremse. In return for the development of the two prototypes, Knorr-Bremse is expected to pay the Company a total of approximately EUR 397 thousand (approximately $476). During December 2020, Knorr-Bremse paid to the Company in advance according to the terms of the purchase order, EUR 320 thousand (approximately $382). As of December 31, 2020, deferred revenues are recorded in other accounts payable (see Note 5). During July 2021, the Company delivered one of the LRV system prototype to Knorr-Bremse.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 6 - COMMITMENTS AND CONTINGENCIES LIABILITIES (Cont.)

D.	Framework agreement with Knorr-Bremse Rail Systems Schweiz AG (“KBCH”):

In August 2020, the Company entered into a framework agreement (the “Framework Agreement”) with KBCH (a subsidiary of Knorr-Bremse operating in Switzerland) regarding the supply of a prototype of the Company’s shunting yard system to SBB Cargo (“SBBC”), a freight train company in Switzerland.

Under the Framework Agreement, the Company provided KBCH with one prototype of the shunting yard system which has been installed on a shunting locomotive in the SBBC shunting yard, for the purpose of examining the operational performance of the shunting yard system (the “Operational Function Test”). The Company undertook to include in the prototype certain features as required by SBBC and to be responsible for the prototype’s function, for a period of one year following its installation.

The prototype was supplied by the Company in October 2020 and installed in an SBBC operating locomotive. According to the Framework Agreement, at the end of three months from the beginning of the Operational Function Test, which has begun in the second quarter of 2021, and after receiving appropriate regulatory approvals, representatives of the three parties will meet to evaluate test results and shunting yard system performance.

In consideration for the prototype provided for the Operational Function Test, KBCH paid the Company the amount of approximately EUR 244 thousand (approximately $292). In addition, in order to support the Operational Function Test procedure, the Company undertook to provide various professionals, as needed, in exchange for payment at the maximum rates and amounts determined in the Framework Agreement. In addition, the Framework Agreement determines a division between the Company and KBCH regarding additional support actions for SBBC, as needed, in the Operational Function Test process. The above transaction price has not yet been recognized in the Company’s statements of comprehensive loss and were recorded as of December 31, 2020 as deferred revenues in other accounts payable (less specific costs attributed to the above project) in the amount of approximately $218 thousand. On May 2021, KBCH paid the Company a total of approximately EUR 110 thousand (approximately $132) for the Company’s services to support the installation and operation of the shunting yard system, and participation in part of the overall licensing process.

Under the Framework Agreement, SBBC may order from the Company, through KBCH, 30 shunting yard systems, subject to the fulfillment of the conditions determined in the Framework Agreement.

The period of the Framework Agreement is from the date of its signing until the end of ten years from the successful installation of 30 shunting yard systems in SBBC facilities. Either party will be entitled to terminate the Framework Agreement immediately in the event of cancellation of the agreement between KBCH and SBBC for any reason or if the order of the 30 shunting yard systems is not executed.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 7 - CONVERTIBLE PREFERRED SHARES

Issuance of Preferred A Shares

On October 13, 2020, the Company and Knorr-Bremse entered into an investment agreement under which the Company issued 51,282 Preferred A shares (convertible into 2,256,408 ordinary shares) to Knorr-Bremse, in exchange for a total investment of $10,000. The Company received $5,000 (gross) on October 13, 2020 and $5,000 (gross) on April 13, 2021. As of December 31, 2020, the net proceeds, after deducting closing costs and fees, amounted to $4,965.

Following the above investment, Knorr-Bremse holds approximately 36.8% of the Company’s issued and paid-up share capital.

In addition, the Company was given, under the investment agreement, an option to demand Knorr-Bremse to invest an additional amount of $ 5,000 (which would have raised the total investment in Preferred A shares to $15,000 (gross)) at the same price per share (the “Call Option”), provided the existence of circumstances as detailed in the investment agreement. The Call Option was accounted as a derivative and valued at zero. See also Note 14G.

Preferred A shares are entitled to all the rights of the Company’s ordinary shares and additional rights as follows:

(1)	Liquidation preference: Holders of Preferred A shares are entitled to priority, in respect of their Preferred A shares, in the distribution of the proceeds of a liquidation or deemed liquidation event over the Company’s ordinary shareholders. The priority of Preferred A shareholders is in the amount of the return on their investment (the “Priority Amount”). The priority in the distribution to holders of Preferred A shares is on a non-participating liquidation preference basis, such that holders of Preferred A shares receive the priority amount in distribution or the amount of in the distribution on a pro rata basis (an ordinary distribution without priority in the distribution), whichever is higher.

(2)	Listing rights: Holders of Preferred A shares are entitled under a shareholders’ rights agreement to certain listing rights in the event of an issue in which not all the Company’s ordinary shares are listed for trading and/or in the case of a combination of a sale offer on the listing date.

Holders of Preferred A shares are entitled, at their option, to convert the Preferred A shares at any time into the Company’s ordinary shares at a 1:44 ratio (after adjustment for the issue of bonus shares as detailed in Note 2C above). In addition, prior to the listing of the Company’s ordinary shares as part of an IPO, all Preferred A shares will be immediately converted into the Company’s ordinary shares in a 1:44 ratio (after adjustment for the issue of bonus shares as detailed in Note 2C above), and, accordingly, all rights stated are revoked upon their conversion into the Company’s ordinary shares.

As of December 31, 2020, the Company did not adjust the carrying values of the Preferred A shares to the deemed liquidation values of such shares since a liquidation event was not probable of occurring.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 8 - SHAREHOLDERS’ EQUITY

A.	The rights of ordinary shares are as follows:

The ordinary shares confer upon the holders the right to receive notice to participate and vote in general meetings of shareholders of the Company, the right to receive dividends, if declared, and the right to participate in a distribution of the surplus of assets upon liquidation of the Company.

B.	Issuance of ordinary shares and warrants:

(1)	In August and November 2016, the Company raised gross proceeds of $2,000 (gross) through private placements of its ordinary shares. The Company issued an aggregate of 1,465,992 ordinary shares at a price of $1.36 per share and warrants to purchase 3,135,572 ordinary shares. The warrants consist of: (i) Series A Warrants to purchase 1,465,992 ordinary shares exercisable within 18 months, at an exercise price per share of $4.3, (ii) Series B Warrants to purchase 1,465,992 ordinary shares exercisable within 30 months, at an exercise price per share of $6.14, and (iii) Series C Warrants to purchase 203,588 ordinary shares exercisable within 24 months, at an exercise price per share of $4.91. The net proceeds, after deducting closing costs and fees, amounted to $1,960.

From January 10, 2018 through May 2, 2018, Series A Warrants were exercised into 990,088 ordinary shares at an exercise price per share of $4.3 for an aggregate of $4,255 (gross), Series A Warrants to purchase 12,848 ordinary shares expired on May 2, 2018 and with respect to the remaining Series A Warrants to purchase 463,056 ordinary shares that were not exercised, the Company agreed with the holder of those warrants to extend the expiration date until August 3, 2018.

On July 11, 2018, the remaining Series A Warrants to purchase 463,056 ordinary shares for an aggregate of $1,990 (gross) were exercised.

During November 2018, Series C Warrants were exercised into 185,856 ordinary shares at an exercise price per share of $4.91 for an aggregate of $913 (gross) and the remaining Series C Warrants to purchase 17,732 ordinary shares expired on November 2, 2018.

(2)	In September and October 2017, the Company raised gross proceeds $5,843 through private placements of its ordinary shares. The Company issued an aggregate of 951,676 ordinary shares at a price of $6.14 per share and warrants to purchase 951,676 ordinary shares (consisting of Series D Warrants to purchase 278,916 ordinary shares at an exercise price per share of $6.46 and Series E Warrants to purchase 672,760 ordinary shares at an exercise price per share of $5.81). The warrants were exercisable within 18 months from issuance. The net proceeds, after deducting closing costs and fees, amounted to $5,280. In addition, after deducting the fair value of ordinary shares issued to a finder, which related compensation costs were recorded in equity, the increase of the Company’s equity amounted to approximately $5,192 (see Note 8D(3)).

The ordinary share issuance from September and October 2017 and the related warrants are subject to adjustments in the event of the exercise of Series A, B and C Warrants (see Note 7B(3)), in which case an applicable number of ordinary shares will be issued to purchasers of the ordinary shares from September and October 2017 to retroactively adjust their effective purchase price to align with the purchase price at which such new securities are issued and the exercise price of Series D Warrants and Series E Warrants will be reduced accordingly.

Corresponding to the Series A and C Warrants exercise (see Note 8B(2)), 97,548 ordinary shares were issued and the exercise price of Series D Warrants and Series E Warrants was adjusted to $6.21 and $5.66, respectively.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 8 - SHAREHOLDERS’ EQUITY (Cont.)

B.	Issuance of Ordinary shares and warrants (Cont.)

(3)	From February through May 2018, the Company raised gross proceeds of $2,700 (gross) through private placements of its ordinary shares. The Company issued an aggregate of 184,844 ordinary shares at $14.6 per share. The net proceeds, after deducting closing costs and fees, amounted to $2,511.

The private placement in February through May 2018 included anti-dilution protection, such that in the event that within a period of 15 months as of the closing date of the share purchase agreement, the Company will issue new securities, or upon an exit event as defined in the share purchase agreement, an applicable number of ordinary shares will be issued to the purchasers of the ordinary shares to retroactively adjust their effective purchase price to equal a 30% discount of the purchase price of such new securities, or the price per share underlying such exit event, as applicable, provided that in no event shall the adjusted price per share exceed the original price per share. In the event an exit event or an issuance of new securities is not consummated during a period of 15 months as of the closing date, an applicable number of ordinary shares will be issued to the purchasers of the ordinary shares to retroactively adjust their effective price per share to $10.43.

The investment transaction detailed in Note 8B(5) below, subsequently triggered the anti-dilution rights detailed above and accordingly an additional 510,752 ordinary shares were issued to the purchasers in February through May 2018.

(4)	On March 19, 2019, the Company and Knorr-Bremse Systeme für Schienenfahrzeuge GmbH, an affiliate of Knorr-Bremse AG (Knorr-Bremse” or “KB”) entered into an agreement whereby KB invested $9,941 (after deducting closing costs and fees) in the Company in consideration of an issuance of an aggregate number of 1,803,296 ordinary shares of the Company at a price per share equal to $5.54.

According to the agreement, the consideration for the investment was transferred to the Company in two installments: $5,000 at closing and an additional $5,000 in September 2019.

KB were also issued warrants to purchase up to 655,732 of the Company’s ordinary shares at an exercise price per share of $5.54 (the “KB Warrants”). The KB Warrants shall become exercisable (i) only upon an exercise of warrants of the respective class (i.e. Series B Warrants, Series D Warrants and Series E Warrants, as the case may be), and (ii) only for the number of additional ordinary shares in accordance with the formula of approximately 20% of the number of issued ordinary shares originating from the exercised KB Warrants of the respective class, all as specified in the agreement. As of December 31, 2019, all of the KB Warrants have been exercised (see also Note 8B(6) - (8) below) or expired.

(5)	During March 2019, Series D Warrants to purchase 81,884 of the Company’s ordinary shares were exercised for an aggregate of $470 (gross) and Series D Warrants to purchase 214,500 ordinary shares expired on March 19, 2019.

(6)	During April 2019, Series E Warrants to purchase 303,512 of the Company’s ordinary shares were exercised for an aggregate of $1,711 (gross) and Series E Warrants to purchase 434,016 ordinary shares expired on April 6, 2019.

(7)	During May 2019, Series B Warrants to purchase 234,608 of the Company’s ordinary shares were exercised for an aggregate of $1,411 (gross) and Series B Warrants to purchase 1,281,456 ordinary shares expired on May 1, 2019.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 8 - SHAREHOLDERS’ EQUITY (Cont.)

C.	Equity Incentive Plan:

In January 2017, the Board of Directors (the “Board”) of the Company authorized an incentive share option plan (“2017 Plan”). The 2017 Plan provides for the grant of incentive share options to employees and service providers of the Company. Awards may be granted under the 2017 Plan until January 31, 2027.

According to the 2017 Plan, the aggregate number of ordinary shares that may be issued pursuant to awards will not exceed 2,332,352 ordinary shares.

D.	Shares and options to service providers:

The fair value for the options to service providers was estimated on their measurement date determined using a Black-Scholes option pricing model, with the following weighted-average assumptions: weighted average volatility of 70%, risk free interest rates of 1.4%, dividend yields of 0% and a weighted average life of the options of up to 5 years.

(1)	As part of the Railway Agreement, from August 3, 2016 to the amendment date on January 19, 2020, the Company issued options to purchase up to 195,448 ordinary shares of the Company, with an exercise price of NIS 0.01 (approximately $0.003) per share. The options were exercisable on each issuance date and recorded as deferred expenses which are amortized over 5 years beginning August 2016. In respect of such option issuance, amounts of $305 and $331 were recorded in the Company’s statements of comprehensive loss for the years ended December 31, 2019 and 2020, respectively, included in research and development expenses. See also Note 6A above.

(2)	On January 4, 2018, the Company granted to three consulting service providers options to purchase 98,120 ordinary shares at an exercise price of $6.14 per share. One third of the options vested upon the first year anniversary and the remainder of the options vested in eight quarterly tranches over a period of two years. For the years ended December 31, 2019 and 2020, the Company recorded an expense of $99, for each year, in respect of such grant included in general and administrative expenses.

(3)	Regarding the Company’s obligation to grant options to a consultant in connection with the Company’s arrangement with Israel Railways, see Note 6B above.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 8 - SHAREHOLDERS’ EQUITY (Cont.)

E.	Options to employees

(1)	The fair value of options was estimated using the Black-Scholes option pricing model, which was based on the following assumptions: weighted average volatility of 70%, risk free interest rates of 0.8%-1.03%, dividend yields of 0% and expected life of the options of up to 6 years.

(2)	The following table summarizes the option activity for options to employees, officers and directors:

	For the year ended December 31,
	2019			2020
	Amount of options	Weighted average exercise price	Weighted average remaining contractual life	Amount of options	Weighted average exercise price	Weighted average remaining contractual life
		$			$
Outstanding at beginning of period	681,912	6.14	5.75-6.0	706,728	6.14	4.75-5
Granted	132,044	6.14	5.0	1,502,248	6.14	5.33-7.87
Exercised	—			—	—
Forfeited	(107,228)	6.4		(569,184)	6.14

Outstanding at end of period	706,728	6.14	4.75-5.0	1,639,792	6.14	4.75-7.87
Exercisable at end of period	181,984	6.14	4.75-5.0	595,980	6.14	4.75-7.87

(3) Options granted:

a)	On January 4, 2018, the Company granted options to purchase 452,496 ordinary shares to its employees and directors at an exercise price of $6.14 per share. These options expire 10 years after their grant date and vest over three years. One third of the options vested upon the first-year anniversary of the grant date and the remainder of the options vested in eight equal quarterly tranches over a period of two years thereafter. For the years ended December 31, 2019 and 2020, the Company recorded an expense of $469 and $409, respectively, in respect for such grant.

b)	On June 24, 2018, the Company granted options to purchase 196,504 ordinary shares to its employees and directors at an exercise price of $6.14 per share. These options expire 10 years after their grant date and vest over three years in nine tranches. One third of the options vested upon the first-year anniversary and the reminder vested in eight equal quarterly tranches over a period of two years thereafter. For the years ended December 31, 2019 and 2020, the Company recorded an expense of $368 and $303, respectively, in respect for such grant.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 8 - SHAREHOLDERS’ EQUITY (Cont.)

E.	Options to employees (Cont.)

c)	On January 22, 2020, the Company granted options to purchase 671,308 ordinary shares to its employees at an exercise price of $6.14 per share (of which options to purchase 74,580 ordinary shares were to the Company’s former CEO that were forfeited at the end of his employment in December 2020). These options expire 10 years after their grant date and vest over three years in nine tranches. One-third of the options vested on September 18, 2020 and the remainder vest in eight equal quarterly tranches over a period of two years thereafter. For the year ended December 31, 2020, the Company recorded an expense of $812 in respect for such grant.

d)	In October 2020, the Company granted options to purchase ordinary shares to its Chairman of the Board, its current CEO (which served as VP Research and Development before his appointment as CEO) and its former CEO as follow:

The Chairman’s options to purchase 556,820 ordinary shares are exercisable at an exercise price of $6.14 per share. The options vest as follows: (1) options to purchase 139,216 ordinary shares vested in one tranche at the end of 12 months from October 13, 2020; and (2) options to purchase 278,388 ordinary shares will vest in the event that the Company generate a cumulative order backlog (as defined in the option agreement) in the amount of not less than $7,000 by the end of 18 months from October 13, 2020; (3) options to purchase 139,216 ordinary shares will vest in the event that the Company reaches a cumulative order backlog of $15,000 by the end of 24 months from October 13, 2020 (including the first cumulative order backlog); and all subject to him serving as the Active Chairman of the Company’s Board of Directors at the time of vesting.

The Company’s current CEO options to purchase 61,600 ordinary shares at an exercise price of $6.14 per share vest as follows: (1) options to purchase 30,800 ordinary shares will vest on the condition that the Company reaches, no later than October 12, 2022 a cumulative order backlog (as defined above) in an amount not less than $10,000; and (2) options to purchase the remaining 30,800 ordinary shares will vest on the condition that the Company reaches, no later than October 12, 2024 a cumulative order backlog (as defined above) in an amount not less than $20,000 (including the first cumulative order backlog); and all subject to him serving in his position at the time of vesting.

The Company’s former CEO options to purchase 2,380 ordinary shares were forfeited at the end of his employment in December 2020.

For the year ended December 31, 2020, the Company recorded an expense of $211 in respect for such grant.

e)	On November 3, 2020, the Company granted options to purchase 107,800 ordinary shares to its employees at an exercise price of $6.14 per share. These options expire 10 years after their grant date and vest over three years in nine tranches. One-third of the options vested on November 3, 2021 and the remainder vest in eight equal quarterly tranches over a period of two years thereafter.

For the year ended December 31, 2020, the Company recorded an expense of $14 in respect for such grant.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 8 - SHAREHOLDERS’ EQUITY (Cont.)

F.	Share Based Payment Expense:

The total share-based payment expense related to options granted to employees and service providers comprised, at each period, as follows:

	Year ended December 31,
	2019	2020

Research and development	$690	$1,119
General and administrative	667	1,162
Total share-based payment expense	1,357	2,281

NOTE 9 - RESEARCH AND DEVELOPMENT, NET

	Year ended December 31,
	2019	2020

Payroll and related expenses	$4,953	$5,065
Share-based payment	690	1,119
R&D consumables	635	390
Rent and office maintenance	377	359
Depreciation	166	123
Subcontracted work and consulting	194	82
Travel and other expenses	141	67

	7,156	7,205

NOTE 10 - GENERAL AND ADMINISTRATIVE

	Year ended December 31,
	2019	2020

Payroll and related expenses	$1,219	$1,563
Share-based payment	667	1,162
Professional services	736	555
Travel expenses	112	26
Rent and office maintenance	126	120
Depreciation	17	67
Marketing	13	7
	2,890	3,500

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 11 - TAXES ON INCOME

A.	The Company is subject to income taxes under Israeli tax laws:

1.	The Israeli corporate tax rate was 23% in 2020 and 2019.

2.	As of December 31, 2020, the Company generated net operating losses of approximately $26,120, which may be carried forward and offset against taxable income in the future for an indefinite period.

3.	The Company is still in its development stage and has not yet generated revenues. Therefore, it is more likely than not that sufficient taxable income will not be available for the tax losses to be utilized in the future. Therefore, a valuation allowance was recorded to cover the entire balance of the deferred tax assets.

	December 31,
	2019	2020
Deferred tax assets:
Deferred taxes due to carryforward losses	$5,380	$6,008

Valuation allowance	(5,380)	(6,008)
Net deferred tax asset	—	—

4.	The Company has no uncertain tax positions and foreign sources of income.

5.	Regarding income tax assessment received by the Company subsequent to the balance sheet date, see Note 14E. below.

NOTE 12 - TRANSACTIONS AND BALANCES WITH RELATED PARTIES

Parties considered to be related to the Company if the parties directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

A.	Transactions:

	Year ended December 31,
	2019	2020

Severance payment to former Company CEO (2)	—	$234

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 12 - TRANSACTIONS AND BALANCES WITH RELATED PARTIES (Cont.)

B.	Balances:

	December 31,
	2019	2020

Deferred revenues (1)	—	$632

Severance expenses to former Company CEO (2)	—	$234

(1)	See Notes 6C and 6D above.

(2)	During December 2020, the Company’s former CEO was terminated. According to his employment agreement, the Company paid severance compensation in the amount of $234 on January 2021

NOTE 13 – LEASES

As of December 31, 2020, the Company leases office space, which has remaining terms of approximately 3.67 years (which include options to extend the lease for additional 3 years) and a discount rate of 5%. The period which is subject to an option to extend the lease is included in the lease term as it is reasonably certain that the option will be exercised. The Company has no finance leases.

The components of lease expenses recorded in the statements of comprehensive loss were as follows:

	Year ended December 31,
	2019	2020

Operating lease expenses	388	375
Short-term lease expenses	16	27
	404	402

Future lease payments under operating leases as of December 31, 2020 were as follows:

2021	345
2022	433
2023	433
2024	281
Total future lease payments	1,492
Less imputed interest	(132)
Total lease liability balance	1,360

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 14 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through January 10, 2022, the date the financial statements were issued, except for items (G), (H) and (I) as to which the date is February 17, 2022. The Company has concluded that no subsequent event has occurred that require disclosure other than the below:

A.	Lease Update

On April 4, 2021, the Company signed an amendment to the lease of the Company’s offices in Raanana, Israel (see Note 13 above), according to which, instead of the additional lease period under the option in the lease, the Company extended the lease period for another five years beginning on September 9, 2021 (the date the current lease period ends) until September 8, 2026 (the “Lease Amendment”).

According to the Lease Amendment, the monthly rent for the Company’s offices (excluding parking and management fees) will be approximately NIS 79 thousand (approx. $25) in the first two years, NIS 82 thousand (approx. $26) in the third and fourth lease years and NIS 83 thousand (approx. $26) in the fifth year. All the amounts are linked to the Consumer Price Index.

According to the Lease Amendment, the Company has an option to extend the lease period for another five years from September 9, 2026, to September 8, 2031 with a monthly rent of between NIS 96 thousand (approx. $30) and NIS 102 thousand (approx. $32) over the additional lease period.

B.	Agreement for supplying equipment and services with Hitachi Rail STS Australian Pty Ltd. (“STS”)

On April 2021, the Company entered into an agreement to supply equipment, personnel and services (“Supply Agreement”) with STS, which enables STS, as the main supplier, to supply to the Australian railway company Rio Tinto Railway Network (“RTIO”) a prototype of the Company’s system (the “System”), for demonstrations and examining the operational activity of the System (the “Project”).

In return for the Project, STS undertook to pay the Company a total of approximately $265 and an option for additional payments of up to $133, subject to ordering additional services during the Project.

C.	Israel Railways:

On May 30, 2021, Israel Railways informed the Company that the Israel Railways Board of Directors approved the exercise of the option. According to Government Resolution No. 3837, the decision of the Railway Board of Directors requires the approval of the Minister of Finance, the Minister of Transportation, the Budget Director in the Ministry of Finance and the Director of the Government Companies Authority (“Government Approval”). As of the date of this prospectus, the decision of the Board of Directors of Israel Railways has not yet been approved. According to an amendment to the option agreement dated July 1, 2021, the exercise period of the option will end with the earlier of the following: (1) the passing of five business days following Israel Railways’ receipt of Government Approval; or (2) the end of a year from the date of amendment of the option agreement. This period is instead of the original option period according to which the option was exercisable by Israel Railways until the date of an initial public offering or change of control (as defined in the Railways Agreement), whichever is earlier.

Rail Vision Ltd.

Notes to Financial Statements
(U.S. dollars in thousands, except share and per share data)

NOTE 14 - SUBSEQUENT EVENTS (Cont.)

D.	Equity:

1)	Under an investment agreement dated October 13, 2020, according to which the Company allotted 51,282 Preferred A shares (convertible into 2,256,408 ordinary shares) to Knorr-Bremse, in exchange for a total investment of approx. $10,000, half was paid on October 13, 2020 and the other half was paid on April 13, 2021. See note 7 above.

2)	During April - June 2021, an aggregate of options to purchase 20,724 ordinary shares were exercised by former Company employees resulting in proceeds of $127.

E.	Strategic partnership agreement between the Company and Knorr-Bremse

On August 19, 2021, the Company entered into a strategic partnership agreement which summarizes the understandings for strategic cooperation between the parties.

The agreement was approved by the Company’s Board of Directors on August 25, 2021 and by the Company’s General Meeting on August 26, 2021.

F.	Memorandum of Understanding with Israel Railways

On August 12, 2021 the Company signed a non-binding Memorandum of Understanding (“MOU”) with Israel Railways which summarizes the general terms and conditions to be included in a detailed commercial agreement between the parties.

According to the MOU, the Company and Israel Railways will conduct negotiations in good faith, with a view to entering into the commercial agreement as soon as possible before May 31, 2022. During the negotiations, Israel Railways has started conducting technical tests and analysis of the company’s system on a locomotive of Israel Railways. According to the MOU, the parties intend, subject, inter alia, to meeting the success criteria set by the parties (including obtaining approvals from the Ministry of Transportation and the locomotive manufacturers where the system will be installed), that Israel Railways will purchase 6 to 10 company systems within one year of signing the MOU (and additional systems if necessary).

The signing of the said MOU constitutes the occurrence of the Triggering Event as defined in the Company’s agreement with the Consultant as set forth in Note 6B above.

G.	On December 2, 2021, the Company and Knorr-Bremse signed an amendment to the investment agreement as detailed in Note 7 above, regarding the expiration date of the Call Option, which was extended from December 31, 2021 to March 31, 2022. On February 14, 2022, the Company and Knorr-Bremse signed a second amendment to the investment agreement according to which from February 14, 2022 the Company is entitled to exercise the option in two installments as follows: (i) to call for up to $2,000,000 out of the option amount no later than March 31, 2022; and (ii) to call for up to $2,286,000 out of the option amount no later than June 30, 2022. The aforesaid option shall expire on the closing of the Company’s initial public offering if such shall occur prior to June 30, 2022.

H.	SAFE Investment

In January 2022, the company raised $1,000 (“Purchase Amount”) through a Simple Agreement for Future Equity (“SAFE”) agreement between the Company and its 2 main shareholders.

According to the agreement, by August 31, 2022 (“Maturity Date”) the SAFE will be automatically converted to 5,128 Preferred A Shares.

In the event of an IPO before the Maturity Date, the SAFE will be automatically converted into ordinary shares equal to the Purchase Amount divided by the IPO price per share.

In the event of an M&A or dissolution event (as defined in the SAFE) before the Maturity Date, the SAFE will be automatically converted into ordinary shares equal to the Purchase Amount divided by price per share of the relevant transaction.

I.	Increase of authorized share capital

On January 13, 2022, a Special General Meeting of the shareholders of the Company approved an increase of the Company’s registered share capital to NIS 1,000,000 divided by 99,900,000 ordinary shares and 100,000 Preferred A shares of the Company.

Up to 3,787,241 Units Each Consisting of

One Ordinary Share and One Warrant to Purchase One Ordinary Share

Rail Vision Ltd.

PROSPECTUS

March 30, 2022

Sole Book-Running Manager

Aegis

Until and including April 24, 2022, 25 days after the date of this prospectus, all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.